TRANSFER AND ADMINISTRATION AGREEMENT

                  TRANSFER AND ADMINISTRATION AGREEMENT (as amended, supplemented or otherwise modified and in effect from time to time, this "Agreement"), dated as of December 9, 1998, by and among METRIS ASSET FUNDING CO., a Delaware corporation, as transferor (in such capacity, the "Transferor"), DIRECT MERCHANTS CREDIT CARD BANK, NATIONAL ASSOCIATION, a national banking association with its principal offices located in Arizona (together with its successors and assigns, "DMCCB"), as Collection Agent, ENTERPRISE FUNDING CORPORATION, a Delaware corporation (together with its successors and assigns, "Enterprise"), as a Purchaser, PARK AVENUE RECEIVABLES CORPORATION, a Delaware corporation (together with its successors and assigns, "PARCO"), as a Purchaser, SHEFFIELD RECEIVABLES CORPORATION, a Delaware corporation (together with its successors and assigns, "Sheffield"), as a Purchaser, BARCLAYS BANK PLC, an English banking corporation (together with its successors and assigns, "Barclays"), as a Bank Investor and the Sheffield Agent, THE CHASE MANHATTAN BANK, a New York banking corporation (together with its successors and assigns, "Chase"), as a Bank Investor and the PARCO Agent, NATIONSBANK, N.A., a national banking association (together with its successors and assigns, "NationsBank"), as a Bank Investor and the Enterprise Agent, and NationsBank, as the agent for the Enterprise Agent, the PARCO Agent and the Sheffield Agent (in such capacity, the "Administrative Agent").

                             PRELIMINARY STATEMENTS

                  WHEREAS, the Transferor may desire to convey, transfer and assign, from time to time, undivided percentage interests in certain accounts receivable, and the Purchasers may desire to, and the Bank Investors, if requested, shall, accept such conveyance, transfer and assignment of such undivided percentage interests, subject to the terms and conditions of this Agreement.

                  NOW, THEREFORE, the parties hereby agree as follows:


                                    ARTICLE I

                                   DEFINITIONS

                    Certain Defined Terms.

                  As used in this Agreement, the following terms shall have the following meanings:

                  "Account" shall mean each VISA or MasterCard account in existence as of the Cut-Off Date pursuant to an Account Agreement, which accounts were sold by PNC to the Seller pursuant to the PNC Agreement, which is identified by account number and by the outstanding balance as of the Cut-Off Date and referred to in the Account Schedule delivered to the Purchaser Agents on the Closing Date pursuant to Section 2.8, including any Related Account, and any Related Account established after the Cut-Off Date and any Account converted to the Seller's systems, shall be identified on the Account Schedule, as such schedule is delivered from time to time pursuant to Section 2.8 hereof.

                  "Account Agreement" shall mean the cardholder agreements and Federal Truth in Lending Statement for Accounts, between an Obligor and, originally, PNC, or to which the Seller has become a party, as such agreements or statement may be amended, modified or otherwise changed from time to time.

                  "Account Schedule" shall mean the schedule of Accounts (which schedule may be in the form of a computer file or microfiche) of the Transferor delivered to the Purchaser Agents on the Closing Date, as delivered from time to time pursuant to the terms of this Agreement.

                  "Accrued Interest Component" means, for any Collection Period, that portion of the Interest Component of all Related Commercial Paper outstanding at any time during such Collection Period which has accrued from the first day through the last day of such Collection Period whether or not such Related Commercial Paper matures during such Collection Period, based on the actual number of days in such Collection Period that such Related Commercial Paper was outstanding.

                  "Additional Investment Certificate" means a certificate, in substantially the form attached hereto as Exhibit A or in such other form as is mutually agreed to by the Transferor and the Purchaser Agents, furnished by the Collection Agent pursuant to Section 2.11 hereof.

                  "Adjusted LIBOR Rate" means, with respect to any funding period during which the return to any Bank Investor or any Liquidity Provider is to be calculated by reference to the London interbank offered rate, a rate which is 0.875% in excess of a rate per annum equal to the sum (rounded upwards, if necessary, to the next higher 1/100 of 1%) of (A) the rate obtained by dividing
(i) the applicable LIBOR Rate by (ii) a percentage equal to 100% minus the reserve percentage, if any, used for determining the maximum reserve requirement as specified in Regulation D (including, without limitation, any marginal, emergency, supplemental, special or other reserves) that is applicable to the applicable Purchaser Agent during such period in respect of eurocurrency or eurodollar funding, lending or liabilities (or, if more than one percentage shall be so applicable, the daily average of such percentage for those days in such period during which any such percentage shall be applicable) plus (B) the then daily net annual assessment rate (rounded upwards, if necessary, to the nearest 1/100 of 1%) as estimated by the applicable Purchaser Agent for determining the current annual assessment payable by the applicable Purchaser Agent to the Federal Deposit Insurance Corporation in respect of eurocurrency or eurodollar funding, lending or liabilities.

                  "Adjustment Payment" has the meaning assigned to that term in
Section 2.9(a).

                  "Administrative   Agent"  means  NationsBank,   N.A.,  in  its
capacity as agent for the Purchaser Agents, together with its successors, including any successor thereto appointed pursuant to Article IX.

                  "Administrative Fee" means the fee payable by the Transferor to Enterprise pursuant to Section 2.7 hereof, the terms of which are set forth in the Fee Letter.

                  "Adverse Claim" means a lien, security interest, charge or encumbrance, or other right or claim in, of or on any Person's assets or properties in favor of any other Person (including any UCC financing statement or any similar instrument filed against such Person's assets or properties), excluding any liens created under this Agreement or the Receivables Purchase Agreements or liens against the Initial Purchaser or the Seller that secure the payment of taxes, assessments and governmental charges or levies, if such taxes are either (a) not delinquent or (b) being contested in good faith by appropriate legal or administrative proceedings and as to which adequate reserves in accordance with generally accepted accounting principles shall have been established.

                  "Affected Assets" means, collectively, the Receivables, the Related Security, the Collections and Proceeds relating thereto.

                  "Affiliate" means, with respect to any Person, any other Person directly or indirectly controlling, controlled by, or under direct or indirect common control with, such Person. A Person shall be deemed to control another Person if the controlling Person possesses, directly or indirectly, the power to direct or cause the direction of the management or policies of the controlled Person, whether through ownership of voting stock, by contract or otherwise.

                  "Agency Fee" means the fee payable by the Transferor to the Administrative Agent pursuant to Section 2.7 hereof, the terms of which are set forth in the Fee Letter.

                  "Aggregate Interest Component" means aggregate sum of the Interest Components of all issued and outstanding Related Commercial Paper.

                  "Aggregate Unpaids" means, at any time, an amount equal to the sum of (i) the aggregate accrued and unpaid Carrying Costs at such time, (ii) all amounts of the type included in the definition of Carrying Costs which will accrue after such time, (iii) the Net Investments at such time, and (iv) all other amounts owed (whether due or accrued) hereunder by the Transferor or the Collection Agent to the Purchasers, the Administrative Agent, the Purchaser Agents or the Bank Investors at such time.

                  "Applicable Purchaser Percentage" means (i) with respect to Enterprise, 37.50%, (ii) with respect to PARCO, 31.25%, and (iii) with respect to Sheffield, 31.25%.

                  "Asset Purchase Agreement" means that certain Asset Purchase Agreement, dated as of December 9, 1998, by and among the PARCO Agent, the PARCO Bank Investors and PARCO, as the same may from time to time be amended, supplemented or otherwise modified and in effect.

                  "Assigned Rights" means all right, title and interest of DMCCB in and to any payment from PNC arising from any (i) breach of any representation or warranty, (ii) repurchase obligation or (iii) indemnity in each case under the PNC Agreement.

                  "Assignment" has the meaning specified in Section 4.1(dd) hereof.

                  "Assignment Amount" with respect to a Bank Investor shall mean at any time an amount equal to the lesser of (i) such Bank Investor's Special Pro Rata Share of the applicable Net Investment at such time, (ii) such Bank Investor's Special Pro Rata Share of the aggregate outstanding principal balance of Receivables (other than Defaulted Receivables as shown on the most recently delivered Investor Report hereunder) at such time, and (iii) such Bank Investor's unused Commitment.

                  "Assignment and Assumption Agreement" means (i) with respect to any Enterprise Bank Investor, an Assignment and Assumption Agreement substantially in the form of Exhibit B attached hereto, (ii) with respect to any PARCO Bank Investor, the Asset Purchase Agreement and (iii) with respect to any Sheffield Bank Investor, the Sheffield Agreement.

                  "Bank Investors" shall mean, collectively, the Enterprise Bank Investors, the PARCO Bank Investors and the Sheffield Bank Investors.

                  "Bankruptcy Code" has the meaning assigned to that term in
Section 3.1(k) hereof.

                  "Barclays" shall have the meaning set forth in the preamble to this Agreement.

                  "Base Rate" or "BR" means (x) with respect to Enterprise and the Enterprise Bank Investors, a rate per annum equal to the greater of (i) the prime rate of interest announced by the Liquidity Provider (or, if more than one Liquidity Provider, then by NationsBank) from time to time, changing when and as said prime rate changes (such rate not necessarily being the lowest or best rate charged by the Liquidity Provider (or NationsBank, as applicable) and (ii) the sum of (a) 1.50% and (b) the rate equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average of the quotations for such day for such transactions received by the Liquidity Provider (or, if more than one Liquidity Provider, then by NationsBank) from three (3) Federal funds brokers of recognized standing selected by it; (y) with respect to PARCO and the PARCO Bank Investors, a rate per annum equal to the greater of (i) the prime rate of interest announced by the PARCO Agent from time to time, changing when and as said prime rate changes (such rate not necessarily being the lowest or best rate charged by the PARCO Agent) and (ii) the sum of (a) 1.50% and (b) the rate equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average of the quotations for such day for such transactions received by the PARCO Agent from three (3) Federal funds brokers of recognized standing selected by it; and (z) with respect to Sheffield and the Sheffield Bank Investors, a rate per annum equal to the greater of (i) the prime rate of interest announced by the Sheffield Agent from time to time, changing when and as said prime rate changes (such rate not necessarily being the lowest or best rate charged by the Sheffield Agent) and (ii) the sum of (a) 1.50% and (b) the rate equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average of the quotations for such day for such transactions received by the Sheffield Agent from three (3) Federal funds brokers of recognized standing selected by it.

                  "Benefit  Plan" means any employee  benefit plan as defined in
Section 3(3) of ERISA in respect of which the Transferor, the Initial Purchaser, the Seller or any ERISA Affiliate of the Transferor, the Initial Purchaser, or the Seller is, or at any time during the immediately preceding six years was, an "employer" as defined in Section 3(5) of ERISA.

                  "Business Day" means any day excluding Saturday, Sunday and any day on which banks in New York, New York, Charlotte, North Carolina or in the States of Minnesota or Arizona are authorized or required by law to close, and, when used with respect to the determination of any Adjusted LIBOR Rate or any notice with respect thereto, any such day which is also a day for trading by and between banks in United States dollar deposits in the London interbank market.

                  "Buyer's Percentage Factor" shall mean, with respect to any Collection Period, the fraction (expressed as a percentage) computed at any time of determination as follows:

                                            NI
                                            ---
                                            PRB

Where:

                  NI = the Net Investments at the time of such computation.

                  PRB = the amount of Principal Receivables minus all Defaulted Receivables for such Collection Period (which were not excluded from the calculation of "Principal Receivables" used herein) plus the amount on deposit in the Excess Funding Account at the time of such computation.


                  Notwithstanding the foregoing computation, (i) the Buyer's Percentage Factor shall not exceed 100%, and (ii) the Buyer's Percentage Factor with respect to Principal Collections at any time on and after the earlier of the Termination Date and a Special Termination Date shall be the percentage equivalent of a fraction the numerator of which is the Net Investments as of such earlier date and the denominator of which is the lesser of (x) the Principal Receivables plus the amount on deposit in the Excess Funding Account on the last day of the Collection Period immediately prior to such earlier date or (y) the Principal Receivables plus the amount on deposit in the Excess Funding Account on the last day of the immediately preceding Collection Period.

                  "Carrying  Costs" means, for a Collection  Period,  the sum of
(i) the sum of the dollar amount of the Purchasers' obligations for such Collection Period determined on an accrual basis in accordance with GAAP consistently applied (a) as to Enterprise, to pay interest with respect to Purchased Interests pursuant to the provisions of each Liquidity Provider Agreement (such interest to be calculated based on the Adjusted LIBOR Rate, provided that if a Termination Event shall have occurred, such interest shall be calculated at the Base Rate with respect to Enterprise plus 2.00%) outstanding at any time during such Collection Period accrued from the first day through the last day of such Collection Period whether or not such interest is payable during such Collection Period and to pay interest with respect to amounts disbursed by each Credit Support Provider pursuant to the applicable Credit Support Agreement outstanding at any time during such Collection Period accrued from the first day through the last day of such Collection Period whether or not such interest is payable during such Collection Period, (b) as to the PARCO Bank Investors, to pay interest on such Bank Investors' Net Investment funded at the Base Rate and the Adjusted LIBOR Rate which were outstanding at any time during such Collection Period which accrued from the first day through the last day of such Collection Period, whether or not such interest is payable during such Collection Period, (c) as to the Sheffield Bank Investors, to pay interest on funding periods during which the applicable interest rate is the Base Rate with respect to Sheffield and the Adjusted LIBOR Rate with respect to Sheffield outstanding at any time during such Collection Period, accrued from the first day through the last day of such Collection Period, whether or not such interest is payable during such Collection Period, (d) to pay the Accrued Interest Component of Related Commercial Paper with respect to any Collection Period (and, for purposes of this clause (d), Related Commercial Paper shall include Commercial Paper issued to fund the Net Investments even if such Commercial Paper is issued in an amount in excess of the Net Investments), (e) as to Enterprise, to pay the Dealer Fee with respect to Related Commercial Paper issued during such Collection Period and (f) to pay the costs of the Purchasers with respect to the operation of Sections 8.1, 8.2, 8.3 and 8.4; (ii) as to Enterprise, the Program Fee, the Administrative Fee and the Facility Fee accrued from the first day through the last day of such Collection Period whether or not such amount is payable during such Collection Period; (iii) all amounts due the Bank Investors in accordance with Section 2.3(c), (d), (e) and (f) hereof which accrued during such Collection Period, whether or not payable during such Collection Period; (iv) as to PARCO, the fees specified in the PARCO Fee Letter which accrued during such Collection Period, whether or not payable during such Collection Period; (v) as to Sheffield, the fees specified in the Sheffield Fee Letter and (vi) any of the foregoing amounts which have not been paid in any prior Collection Period.

                  "Certificates" means the certificates issued to the Purchaser Agents for the benefit of their related Purchasers and their related Bank Investors pursuant to Section 2.2(g) hereof.

                  "Chase" shall have the meaning set forth in the preamble to this Agreement.

                  "Closing Date" means December 9, 1998.

                  "Code" means the Internal Revenue Code of 1986, as amended and in effect from time to time.

                  "Collateral Agent" means NationsBank, N.A., as collateral agent for each Liquidity Provider, each Credit Support Provider, the holders of Commercial Paper and certain other parties.

                  "Collection Account" shall have the meaning assigned to that term in Section 2.12(a).

                  "Collection   Agent"   means  at  any  time  the  Person  then
authorized pursuant to Section 6.1 hereof to service, administer and collect Receivables, and its successors and permitted assigns.

                  "Collection Agent Default" has the meaning specified in
Section 6.4 hereof.

                  "Collection Period" means the calendar month preceding the Remittance Date, or in the case of the first Collection Period, the period commencing on the Cut-Off Date to the end of the calendar month preceding the first Remittance Date.

                  "Collections" means, with respect to any Receivable, all cash collections and other cash proceeds of such Receivable, including, without limitation, all Recoveries and collections on Finance Charge Receivables, if any, and cash proceeds of Related Security with respect to such Receivable.

                  "Commercial Paper" means the promissory notes, having a maturity date of 270 days or less, issued by the Purchasers in the commercial paper market.

                  "Commitment" (i) means with respect to each Enterprise Bank Investor party hereto, (A) the Commitment of such Enterprise Bank Investor to make acquisitions from the Transferor or Enterprise in accordance herewith in an amount not to exceed the dollar amount set forth opposite such Enterprise Bank Investor's signature on the signature page hereto under the heading "Commitment" minus the dollar amount of any Commitment or portion thereof assigned pursuant to an Assignment and Assumption Agreement plus the dollar amount of any increase to such Enterprise Bank Investor's Commitment consented to by such Enterprise Bank Investor prior to the time of determination, (B) with respect to any assignee of such Enterprise Bank Investor party hereto taking pursuant to an Assignment and Assumption Agreement, the Commitment of such assignee to make acquisitions from the Transferor or Enterprise not to exceed the amount set forth in such Assignment and Assumption Agreement minus the dollar amount of any Commitment or portion thereof assigned pursuant to an Assignment and Assumption Agreement prior to such time of determination and (C) with respect to any assignee of an assignee referred to in clause (B), the Commitment of such assignee to make acquisitions from the Transferor or Enterprise not to exceed the amount set forth in an Assignment and Assumption Agreement between such assignee and its assign; (ii) with respect to each PARCO Bank Investor party hereto, has the meaning specified in the Asset Purchase Agreement; and (iii) with respect to each Sheffield Bank Investor party hereto, means an amount not to exceed the dollar amount set forth opposite such Sheffield Bank Investor's signature on the signature page of the Sheffield Agreement.

                  "Commitment Termination Date" means December 8, 1999, or such later date to which the Commitment Termination Date may be extended by the Transferor, the Administrative Agent, the Purchaser Agents, the Purchasers and the Bank Investors not later than 60 days prior to the then current Commitment Termination Date.

                  "Conduit Assignee" shall mean, as to Enterprise, PARCO or Sheffield, any commercial paper conduit administered by (a) NationsBank or Bank of America N.T. & S.A. ("BofA"), (b) Chase or (c) Barclays, respectively, and designated by NationsBank or BofA, Chase or Barclays, respectively, from time to time to accept an assignment from a related Purchaser of all or a portion of the applicable Net Investment.

                  "Conversion/Continuation Notice" shall have the meaning specified in Section 2.3(e) hereof.

                  "Credit and Collection Policy" means the written policies and procedures of the Seller relating to the operation of its consumer revolving credit card business, including, without limitation, the written policies and procedures for determining the creditworthiness of credit card customers, the extension of credit to credit card customers and relating to the maintenance of credit card accounts and collection of receivables with respect thereto, as such policies and procedures are amended, modified or otherwise changed from time to time.

                  "Credit Support Agreement" means any agreement between a Purchaser and a Credit Support Provider evidencing the obligation of such Credit Support Provider to provide credit support to such Purchaser in connection with the issuance by such Purchaser of Commercial Paper.

                  "Credit Support Provider" means the Person or Persons who provides credit support to a Purchaser in connection with the issuance by such Purchaser of Commercial Paper.

                  "Cut-Off Date" means December 8, 1998.

                  "Date of Processing" means, with respect to any transaction giving rise to a Receivable, the date on which such transaction is settled according to the Collection Agent's computer master file of Accounts.

                  "Dealer Fee" means the fee payable by the Transferor to Enterprise, pursuant to Section 2.5 hereof, the terms of
                   ----------
which are set forth in the Fee Letter.

                  "Default Rate" means the ratio (expressed as a percentage) computed as of the last day of each Collection Period by dividing (i) the aggregate outstanding balance of all Defaulted Receivables as of such date by
(ii) the aggregate outstanding balance of all Receivables as of such date.

                  "Defaulted Receivable" means a Receivable in an Account with respect to which, in accordance with the Credit and Collection Policy or the Collection Agent's customary and usual servicing procedures, the Collection Agent has charged off such Receivable as uncollectible, and in any event shall include, by the last day of the month in which it became 180 days past due, any Receivable that is more than 180 days past due; a Receivable shall become a Defaulted Receivable on the day on which it is recorded as charged off as uncollectible on the Collection Agent's computer master file of consumer credit card revolving accounts. Notwithstanding any other provision hereof, any Defaulted Receivables that were not Eligible Receivables on the date on which an ownership interest hereunder was initially purchased by the Purchasers or the Bank Investors hereunder shall be treated as Receivables which are not Eligible Receivables rather than as Defaulted Receivables.

                  "Defaulting Bank Investor" has the meaning specified in
Section 2.2(d)(iii) hereof.

                  "Determination Date" shall mean with respect to any Collection Period, the date which is two Business Days before the related Remittance Date.

                   "Discount Percentage" means the Percentage designated by the Transferor pursuant to Section 2.5(e).

                  "Discount Receivables" shall have the meaning specified in
Section 2.5(e) hereof.

                  "Discount Receivables Collections" means, for any day, the product of (a) the Discount Percentage and (b) Principal Collections on such day.

                   "DMCCB" means Direct Merchants Credit Card Bank, National Association, a national banking association, and its successors and permitted assigns.

                  "Document Agent Fee" means the fee payable by the Transferor to the Enterprise Agent pursuant to Section 4.1 hereof, the terms of which are set forth in the Fee Letter.

                  "Early Collection Fee" means, for any funding period during which the portion of any Net Investment that was allocated to such funding period is reduced for any reason whatsoever, the excess, if any, of (i) the additional interest that would have accrued during such funding period if such reductions had not occurred, minus (ii) the income, if any, received by the recipient of such reductions from investing the proceeds of such reductions.

                  "Eligible Account" means, as of the Cut-Off Date (or, with respect to Accounts arising after the Cut-Off Date, as of the date of creation), each Account in existence and owned by the Seller:

(i) the credit card or cards related thereto have not been reported lost or stolen or designated fraudulent;

(ii) the Obligor on which has provided, as its most recent billing address, an address located in the United States or its territories or possessions, or Canada, or which is a United States military address;

(iii) which is not an Account as to which any of the Receivables existing thereunder are Defaulted Receivables;

(iv) which was purchased by the Seller from PNC (or is a Related Account) and to which the Seller has good title, free and clear of all Adverse Claims; and

(v) as to which no Event of Bankruptcy shall have occurred with respect to the Obligor of any Receivable with respect thereto.

                  "Eligible Investments" means any of the following (a) negotiable instruments or securities represented by instruments in bearer or registered or in book-entry form which evidence (i) obligations fully guaranteed by the United States of America; (ii) time deposits in, or bankers acceptances issued by, any depositary institution or trust company incorporated under the laws of the United States of America or any state thereof and subject to supervision and examination by Federal or state banking or depositary institution authorities; provided, however, that at the time of investment or contractual commitment to invest therein, the certificates of deposit or short-term deposits, if any, or long-term unsecured debt obligations (other than such obligation whose rating is based on collateral or on the credit of a Person other than such institution or trust company) of such depository institution or trust company shall have a credit rating from Moody's and S&P of at least "P-1" and "A-1", respectively, in the case of the certificates of deposit or short-term deposits, or a rating not lower than one of the two highest investment categories granted by Moody's and by S&P; (iii) certificates of deposit having, at the time of investment or contractual commitment to invest therein, a rating from Moody's and S&P of at least "P-1" and "A-1", respectively; or (iv) investments in money market funds rated in the highest investment category or otherwise approved in writing by the applicable rating agencies; (b) demand deposits in any depositary institution or trust company referred to in (a)(ii) above; (c) commercial paper (having original or remaining maturities of no more than 30 days) having, at the time of investment or contractual commitment to invest therein, a credit rating from Moody's and S&P of at least "P-1" and "A-1", respectively; (d) Eurodollar time deposits having a credit rating from Moody's and S&P of at least "P-1" and "A-1", respectively; and (e) repurchase agreements involving any of the Eligible Investments described in clauses (a)(i), (a)(iii) and (d) hereof so long as the other party to the repurchase agreement has at the time of investment therein, a rating from Moody's and S&P of at least "P-1" and "A-1", respectively.

                  "Eligible Receivable" means, at any time, any Receivable:

                           (i)      with respect to which the related Account is
an Eligible Account;

                           (ii) to which, immediately prior to the transfer to a
Purchaser, the Transferor has good title thereto, free and clear of all Adverse Claims;

                           (iii)  which  (together  with the  Related  Security,
Collections and proceeds related thereto) has been the subject of either a valid transfer and sale from the Transferor to each of the Purchaser Agents, on behalf of the applicable Purchaser and its related Bank Investors, of all of the Transferor's right, title and interest therein or the grant of a first priority perfected security interest therein (and in the Related Security, Collections and proceeds related thereto), effective until the termination of this Agreement;

                           (iv)     the Obligor of which is not a government or
a government subdivision or agency;

                           (v)      which is not a  Defaulted  Receivable  at
the time of the initial creation of an interest therein hereunder;

                           (vi) which is an "eligible  asset" as defined in Rule
3a-7 under the Investment Company Act of 1940, as amended;

                           (vii) a  purchase  of  which  with  the  proceeds  of
Commercial Paper would constitute a "current transaction" within the meaning of Section 3(a)(3) of the Securities Act of 1933, as amended;

                           (viii)   which is an  "account"  or "general
intangible" within the meaning of Article 9 of the UCC of the applicable jurisdiction;

                           (ix)     which is denominated and payable only in
United States dollars;
                           (x) which arises under an Account that, together with
the Receivable related thereto, is in full force and effect and constitutes the legal, valid and binding obligation of the related Obligor enforceable against such Obligor in accordance with its terms and is not, at the time of transfer hereunder, subject to any litigation, right of recission, dispute, offset, counterclaim or other defense;

                           (xi)  which,   together  with  the  Account   related
thereto, complies in all material respects with all laws, rules or regulations applicable thereto (including, without limitation, laws, rules and regulations relating to truth in lending, fair credit billing, fair credit reporting, equal credit opportunity, fair debt collection practices and privacy) and with respect to which the Account Agreement related thereto is not in violation of any such law, rule or regulation in any material respect;

                           (xii) which is assignable  without the consent of, or
notice to, the Obligor thereunder;

                           (xiii) the  transfer of which  under the  Receivables
Purchase Agreements by the Seller and the Initial
Purchaser and hereunder by the Transferor does not violate, breach or contravene any applicable laws, rules, regulations, orders or writs or any contractual or other restriction, limitation or encumbrance;

                           (xiv) which, at the time of transfer  hereunder,  has
not been compromised, adjusted or modified
(including the granting of any discounts, allowances or credits); provided, however, that only such portion of such Receivable that is the subject of such compromise, adjustment or modification shall be deemed to be ineligible pursuant to the terms of this clause (xiv);

                           (xv) as to which no effective  financing statement or
other instrument similar in effect covering such Receivable, any interest therein, Account or Collections with respect thereto is on file in any recording office except such as may be filed in favor of the Initial Purchaser or the Transferor, pursuant to the Receivables Purchase Agreements, or a Purchaser hereunder;

                           (xvi) with  respect to which all  material  consents,
licenses, approvals or authorizations of, or registrations or declarations with, any governmental authority required to be obtained, effected or given by the Initial Purchaser, Transferor or the Seller in connection with the creation of such Receivable or the execution, delivery, creation and performance by the Initial Purchaser, Transferor or the Seller of the Account Agreement pursuant to which such Receivable was created, have been duly obtained, effected or given and are in full force and effect; and

                           (xvii) which was  originated by PNC or (as to Related
Accounts) the Seller in the ordinary course of its business and was validly assigned to the Transferor under the Receivables Purchase Agreements.

                  "Enterprise" shall have the meaning set forth in the preamble to this Agreement.

                  "Enterprise Agent" means NationsBank or any other entity which has been appointed as the administrator of Enterprise and agent for the Enterprise Bank Investors.

                  "Enterprise Bank Investors" shall mean NationsBank and each other financial institution that becomes a Bank Investor with respect to any Transferred Interest held by Enterprise, pursuant to an Assignment and Assumption Agreement, together with its successors and permitted assigns.

                  "Enterprise   Majority   Investors"  shall  have  the  meaning
specified in Section 9.7(h) hereof.

                  "Enterprise Wind-Down Event" means the occurrence of any of the following events:

                           (a) any Liquidity Provider with respect to Enterprise or any Credit Support Provider with respect to Enterprise shall have given notice that an event of default has occurred and is continuing under any of its respective agreements with Enterprise, or the Commitment of such Liquidity Provider under its Liquidity Provider Agreement or such Credit Support Provider under its Credit Support Agreement shall have terminated;

                           (b) the short-term unsecured debt of Enterprise shall not be rated at least "A-2" by Standard & Poor's and at least "P-2" by Moody's, respectively;

                           (c) a  Termination  Event  or  Potential  Termination
Event shall have occurred and be continuing;

                           (d) Enterprise has notified the Transferor that, in its sole discretion, it (i) no longer wishes to, or is unable to, issue Commercial Paper with respect to this Agreement, (ii) elects to commence a Reinvestment Termination Date or (iii) elects to amortize its Net Investment or elects not to make an additional Incremental Transfer; and

                           (e) the date which is five Business Days prior to the
Commitment Termination Date shall have occurred.

                  "ERISA" means the U.S. Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated and rulings issued thereunder.

                  "ERISA Affiliate" means, with respect to any Person, (i) any corporation which is a member of the same controlled group of corporations (within the meaning of Section 414(b) of the Code) as such Person; (ii) a trade or business (whether or not incorporated) under common control (within the meaning of Section 414(c) of the Code) with such Person; or (iii) a member of the same affiliated service group (within the meaning of Section 414(n) of the Code) as such Person, any corporation described in clause (i) above or any trade or business described in clause (ii) above; provided, however, that none of FCI and its Affiliates (other than the Initial Purchaser and its Subsidiaries) shall be an ERISA Affiliate.

                  "Event of Bankruptcy" means, with respect to any Person, (i) that such Person (a) shall generally not pay its debts as such debts become due,
(b) shall admit in writing its inability to pay its debts generally or (c) shall make a general assignment for the benefit of creditors; (ii) any proceeding shall be instituted by or against such Person seeking to adjudicate it as bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee or other similar official for it or any substantial part of its property, and in the case of any such proceeding instituted against such Person (other than the Transferor), such proceeding shall continue undismissed for a period of 30 days; or (iii) if such Person is a corporation, such Person or any Subsidiary shall take any corporate action to authorize any of the actions set forth in the preceding clauses (i) or (ii).

                  "Excess Funding Account" shall have the meaning assigned to that term in Section 2.12(c).

                  "Excess Spread" means, with respect to any Collection Period, the annualized percentage equivalent of a fraction the numerator of which is equal to the Buyer's Percentage Factor of Finance Charge Collections for such Collection Period minus the Carrying Costs for such Collection Period minus the Buyer's Percentage Factor of the aggregate amount of Principal Receivables which became Defaulted Receivables during such Collection Period minus the Buyer's Percentage Factor of the Servicing Fee with respect to such Collection Period, and the denominator of which is equal to the average amount of the Net Investments during such Collection Period.

                  "Excluded Taxes" shall have the meaning specified in Section
8.3 hereof.

                  "Facility Fee" means the fee payable by the Transferor to the Enterprise Agent for distribution to the Bank Investors pursuant to Section 2.7 hereof, the terms of which are set forth in the Fee Letter.

                  "Facility Limit" means $640,000,000, as reduced (unless the Purchaser Agents notify the Transferor in writing that such reduction shall not occur, which notice must be given by each Purchaser Agent), by the cumulative percentage set forth below on the dates set forth below. Following the earlier of the Termination Date and Special Termination Date the Facility Limit shall at all times equal the Net Investments outstanding as of such date.


                                    Cumulative Percent of Initial
Date                             Facility Limit Reduced on such Date

18-month anniversary of the Closing Date      10%

21-month anniversary of the Closing Date      20%

24-month anniversary of the Closing Date      30%

27-month anniversary of the Closing Date      40%

30-month anniversary of the Closing Date    100% (Facility Limit
                                            is reduced to zero)



                 "FCI" means Fingerhut Companies, Inc., a Minnesota corporation.

                  "Fee Letter" means the letter agreement dated the date hereof between the Transferor and Enterprise with respect to the fees to be paid by the Transferor hereunder, as amended, modified or supplemented from time to time.

                  "Finance Charge Collections" shall mean, with respect to any Business Day, Collections received by the Collection Agent with respect to Finance Charge Receivables and unless otherwise specified herein, Discount Receivables Collections on such Business Day.

                  "Finance Charge Receivables" shall mean the sum of all amounts billed from time to time to the Obligors on any Account in respect of (i) Periodic Finance Charges, (ii) over limit fees, (iii) late charges, (iv) returned check fees, (v) annual membership fees and annual service charges, if any, (vi) transaction charges, (vii) cash advance fees and (viii) similar fees and charges, excluding fees and charges for insurance and insurance type products, plus (x) Recoveries and (y) Discount Receivables, if any.

    "Fitch" means Fitch Investors Service, L.P., and its successors and assigns.

                  "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such accounting profession, which are in effect from time to time.

                  "Incremental Transfer" means a Transfer which is made pursuant to Section 2.2(a) hereof.

          "Indemnified Amounts" has the meaning specified in Section 8.1 hereof.

          "Indemnified Parties" has the meaning specified in Section 8.1 hereof.

          "Initial Purchaser" means MCI.

          "Interest Component" means (i) with respect to Enterprise, (a) with respect to any Commercial Paper issued on an interest-bearing basis, the interest payable on such Commercial Paper at its maturity (including any Dealer
Fee) and (b) with respect to any Commercial Paper issued on a discount basis, the portion of the face amount of such Commercial Paper representing the discount incurred in respect thereof (including any Dealer Fee to the extent included as part of such discount), (ii) with respect to PARCO, with respect to any funding period with respect to PARCO during which all or a portion of its Net Investment is funded by Commercial Paper of PARCO, the rate equivalent to the rate (or, if more than one rate, the weighted average of the rates) at which such Commercial Paper outstanding during such funding period with respect to PARCO's Net Investment may be sold by any placement agent or commercial paper dealer selected by PARCO, which rates shall reflect and give effect to the commissions of placement agents and dealers in respect of such Commercial Paper, to the extent such commissions are allocated, in whole or in part, to such Commercial Paper by the PARCO Agent (on behalf of PARCO); provided, however, that if the rate (or rates) as agreed between any such agent or dealer and PARCO is a discount rate, then the rate (or if more than one rate, the weighted average of the rates) resulting from PARCO's converting such discount rate (or rates) to an interest-bearing equivalent rate per annum and (iii) with respect to Sheffield, with respect to any funding period with respect to Sheffield during which all or a portion of its Net Investment is funded by Commercial Paper of Sheffield, the rate equivalent to the rate (or, if more than one rate, the weighted average of the rates) at which such Commercial Paper outstanding during such funding period with respect to its Net Investment may be sold by any placement agent or commercial paper dealer selected by Sheffield, which rates shall reflect and give effect to the commissions of placement agents and dealers in respect of such Commercial Paper, to the extent such commissions are allocated, in whole or in part, to such Commercial Paper by the Sheffield Agent (on behalf of Sheffield); provided, however, that if the rate (or rates) as agreed between any such agent or dealer and Sheffield is a discount rate, then the rate (or if more than one rate, the weighted average of the rates) resulting from Sheffield's converting such discount rate (or rates) to an interest-bearing equivalent rate per annum.

            "Interest Rate Caps" shall have the meaning specified in
Section 5.1(n)(i).

            "Interest Rate Cap Agreement" means each agreement providing for an Interest Rate Cap between the Transferor and an Interest Rate Cap Provider, which is satisfactory in form and substance to the Purchaser Agents, together with any amendment, modification or supplement thereto.

            "Interest  Rate Cap Provider"  means a provider of an Interest
Rate Cap, which has a short-term rating from Standard & Poor's of at least "A-1+" or a long-term rating from Standard & Poor's of at least "A" and a short-term rating of at least "P-1" from Moody's or a long-term rating of at least "A2" from Moody's.

             "Investor Report" means a report, in substantially the form attached hereto as Exhibit D or in such other form as is mutually agreed to by the Transferor and the Purchaser Agents, furnished by the Collection Agent pursuant to Section 2.11 hereof.

             "Law" means any law (including common law), constitution, statute, treaty, regulation, rule, ordinance, order, injunction, writ, decree or award of any Official Body.

             "LIBOR Cap Rate" means for any Collection Period, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) appearing on Telerate Page 3750 (or any successor page) as the London interbank offered rate for deposits in U.S. dollars at approximately 11:00 a.m. (London time) two London Business Days prior to the first day of such Collection Period for a term of one month.

              "LIBOR Rate" means: (a) with respect to any funding period, for the Net Investment of Enterprise and the Enterprise Bank Investors, and the Net Investment of Sheffield and the Sheffield Bank Investors, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) appearing on Telerate Page 3750 (or any successor page) as the London interbank offered rate for deposits in U.S. dollars at approximately 11:00 a.m. (London time) two London Business Days prior to the first day of each such funding period for a term of one month. If for any reason such rate is not available, the term "LIBOR Rate" shall mean, for any funding period, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) appearing on Reuters Screen LIBO Page as the London interbank offered rate for deposits in dollars at approximately 11:00 a.m. (London time) two London Business Days prior to the first day of such funding period for a term of one month; provided, however, if more than one rate is specified on the Reuters Screen LIBO Page, the applicable rate shall be the arithmetic mean of all such rates and (b) with respect to the PARCO Bank Investors and any portion of the related Net Investment funded at the Adjusted LIBOR Rate, the rate at which deposits in dollars are offered to the PARCO Agent in the London interbank market at approximately 11:00 A.M. (London time) two (2) Business Days before the first day of the applicable funding period in an amount approximately equal to the amount of such portion of such Net Investment and for a period of time approximately equal to the number of days in such funding period; provided that if such funding period would expire on (i) a day which is not a Business Day, such funding period shall expire on the next succeeding Business Day, (ii) a day which is not a Business Day but is a day of the month after which no further Business Day occurs in such month, such funding period shall expire on the next preceding Business Day or (iii) a Business Day for which there is no numerically corresponding day in the applicable subsequent calendar month, such funding period shall expire on the last Business Day of such month.

            "Liquidity Provider" means the Person or Persons who will provide liquidity support to a Purchaser in connection with the issuance by such Purchaser of Commercial Paper.

            "Liquidity Provider Agreement" means (i) with respect to Enterprise, the agreement between Enterprise and a Liquidity Provider evidencing the obligation of such Liquidity Provider to provide liquidity support to Enterprise in connection with the issuance by Enterprise of Commercial Paper,
(ii) with respect to PARCO, the Asset Purchase Agreement and (iii) with respect to Sheffield, the Sheffield Agreement.

             "Material Adverse Effect" means any event or condition which could reasonably be expected to have a material adverse effect on (i) the collectibility of the Receivables, taken as a whole, (ii) the condition (financial or otherwise), businesses or properties of the Transferor, the Collection Agent, the Initial Purchaser or the Seller, (iii) the ability of the Transferor, the Collection Agent, the Initial Purchaser or the Seller to perform its respective obligations under the Transaction Documents to which it is a party and (iv) the legality, binding effect or enforceability of any material provision of the Transaction Documents or on the rights and remedies of the Administrative Agent, the Purchaser Agents, the Purchasers or the Bank Investors under the Transaction Documents.

             "Maximum Buyer's Percentage Factor" means 82.75%.

             "MCI" means Metris Companies Inc., a Delaware corporation, and its successors and permitted assigns.

             "Metris  Direct"  means  Metris  Direct,   Inc.,  a  Minnesota
corporation and its successors and permitted assigns.

             "Moody's" means Moody's Investors Service, Inc., and its successors and assigns.

                  "Multiemployer Plan" means a "multi-employer plan" as defined in Section 4001(a)(3) of ERISA which is or was at any time during the current year or the immediately preceding five years contributed to by the Transferor, the Initial Purchaser the Seller or any ERISA Affiliate of the Transferor or the Seller on behalf of its employees.

                  "NationsBank" shall have the meaning set forth in the preamble to this Agreement.

                  "Net Investments" means the sum of the cash amounts paid to the Transferor for each Incremental Transfer by each of the Purchaser Agents, on behalf of its related Purchaser or its related Bank Investors, less the aggregate amount of Collections received and applied by the applicable Purchaser Agent to reduce the applicable Net Investment pursuant to Section 2.5, 2.6 or
2.9 hereof; provided, however, that each Net Investment shall be restored and reinstated in the amount of any Collections so received and applied if at any time the distribution of such Collections is rescinded or must otherwise be returned for any reason; and, provided, further, that, in the case of the Enterprise Bank Investors, the related Net Investment may be increased by the amount described in Section 9.7(d) hereof as described therein.

                  "Non-Defaulting Bank Investor" has the meaning specified in
Section 2.2(d)(iii) hereof.

                  "Obligor" means a Person obligated to make payments pursuant to an Account, including any guarantor thereunder.

                  "Official Body" means any government or political subdivision or any agency, authority, bureau, central bank, commission, department or instrumentality of any such government or political subdivision, or any court, tribunal, grand jury or arbitrator, in each case whether foreign or domestic.

                  "Other Transferor" means any Person other than the Transferor that has entered into a receivables purchase agreement or transfer and administration agreement with a Purchaser.

                  "PARCO" shall have the meaning set forth in the preamble to this Agreement.

                  "PARCO Agent" means Chase or any other entity which has been appointed as the administrator of PARCO and agent for the PARCO Bank Investors.

                  "PARCO Bank Investors" means Chase and each other financial institution that becomes a Bank Investor with respect to any Transferred Interest held by PARCO, pursuant to an Assignment and Assumption Agreement, together with its successors and permitted assigns.

                  "PARCO Fee Letter" means that certain Fee Letter, dated as of December 9, 1998, between the Transferor and the PARCO Agent, as the same may from time to time be amended, supplemented or otherwise modified and in effect.

                  "PARCO Wind-Down Event" means the occurrence of any of the following events:

                           (a)      the fifth (5th) Business Day prior to the
Commitment Termination Date;

                           (b) any provider of PARCO's program liquidity and/or letter of credit facilities shall have given notice that an event of default has occurred and is continuing under its agreement with PARCO;

                           (c) PARCO has notified the Transferor that it no longer wishes to, or is unable to, issue Commercial Paper with respect to this Agreement;

                           (d) PARCO's Commercial Paper shall not be rated at least A-1/P-1 by Standard & Poor's and Moody's, respectively; and

                           (e) a  Termination  Event  or  Potential  Termination
Event shall have occurred and be continuing.

                  "Payment Rate" means, for any Collection Period, the percentage equivalent of a fraction, the numerator of which is equal to the amount of all cash Collections during such Collection Period and the denominator of which is equal to the average amount of Receivables outstanding during the prior Collection Period.

                  "Periodic Finance Charges" shall have, with respect to any Account, the meaning specified in the Account Agreement applicable to such Account for finance charges (due to periodic rate) or any similar term.

                  "Person" means any  corporation,  limited  liability  company, natural person, firm, joint venture, partnership, trust, unincorporated organization, enterprise, government or any department or agency of any government.

                  "PNC" means PNC National Bank, a national banking association, and shall include, with respect to the origination or creation of any Account sold pursuant to the PNC Agreement, any predecessor in interest to PNC which actually originated such Account.

                  "PNC Agreement" means the Purchase Agreement, dated as of September 4, 1998, by and between PNC and DMCCB, and all schedules and exhibits thereto, together with all agreements, instruments and documents executed in connection therewith, including, without limitation, the Interim Servicing Agreement with respect thereto, as they may be modified, amended and supplemented from time to time.

                  "PNC Consent" shall have the meaning set forth in Section 4.1(ff).

                  "Potential Termination Event" means an event which but for the lapse of time or the giving of notice, or both, would constitute a Termination Event.

                  "Principal Collections" means, with respect to any Collection Period, all Collections received during such period other than Finance Charge Collections.

                  "Principal Receivables" means amounts shown on the Collection Agent's records as amounts payable by Obligors with respect to Eligible Receivables on any Account other than such amounts that are Finance Charge Receivables or Defaulted Receivables and shall include, without limitation, amounts payable for purchases of goods or services or cash advances. A Receivable shall be deemed to have been created at the end of the day on the Date of Processing of such Receivable. In calculating the aggregate amount of Principal Receivables on any day, the amount of Principal Receivables shall be reduced by the aggregate amount of credit balances in the Accounts on such day.
                  "Pro Rata Share" means, with respect to each Purchaser and its related Bank Investors, the percentage obtained by dividing such Purchaser's and its related Bank Investors' Net Investment by the aggregate Net Investments of the Purchasers and the Bank Investors.

                  "Proceeds" means "proceeds" as defined in Section 9-306(1) of the UCC.

                  "Program Fee" means the fee payable by the Transferor to Enterprise pursuant to Section 2.7 hereof, the terms of
                   ------------
which are set forth in the Fee Letter.

                  "Purchase Termination Date" means the date upon which the Transferor or the Initial Purchaser shall cease, for any reason whatsoever, to make purchases of Receivables under the applicable Receivables Purchase
Agreement or either Receivables Purchase Agreement shall terminate for any reason whatsoever.

                  "Purchased Interest" means the interest in the Receivables acquired by a Liquidity Provider through purchase pursuant to the terms of the Liquidity Provider Agreement to which it is a party.

                  "Purchaser" means any of Enterprise, PARCO or Sheffield, as the context requires, and "Purchasers" means all of Enterprise, PARCO and Sheffield. "Applicable Purchaser" means (a) Enterprise, with respect to the Enterprise Bank Investors and the Enterprise Agent, (b) PARCO, with respect to the PARCO Bank Investors and the PARCO Agent and (c) Sheffield, with respect to the Sheffield Bank Investors and the Sheffield Agent.

                  "Purchaser Agent" means any of the Enterprise Agent, the PARCO Agent or the Sheffield Agent, as the context requires. "Purchaser Agents" means all of the Enterprise Agent, the PARCO Agent and the Sheffield Agent.

                  "Rating Agencies" means, collectively, Standard & Poor's, Moody's and Fitch.

                  "Receivable" means all of the indebtedness of any Obligor to the Transferor under an Account, including the right to receive payment of any interest or finance charges and other obligations of such Obligor with respect thereto, which Indebtedness was sold by the Seller to the Initial Purchaser and by the Initial Purchaser to the Transferor pursuant, respectively, to the Receivables Purchase Agreements. Each Receivable includes, without limitation, all rights of the Transferor under the applicable Account Agreement.

                  "Receivable Systems" shall have the meaning set forth in
Section 3.1(v)(ii) hereof.

                  "Receivables Purchase Agreements" means, collectively, the (a) Amended and Restated Bank Receivables Purchase Agreement, dated as of July 30, 1998, between the Seller, as seller, and the Initial Purchaser, as buyer, and
(b) the Receivables Purchase Agreement, dated as of the date hereof, by and between the Initial Purchaser, as seller, and the Transferor, as purchaser, as such agreements may be amended, modified or supplemented and in effect from time to time.

                  "Records" means all right, title and interest of the Seller, the Initial Purchaser and the Transferor in and to all Account Agreements and other documents, books, records and other information (including, without limitation, computer programs, tapes, discs, punch cards, data processing software and related property and rights) maintained with respect to Receivables and the related Obligors.

                  "Recoveries" means all amounts received or collected by the Collection Agent with respect to Defaulted Receivables.

                  "Reinvestment Termination Date" means the second Business Day after the delivery by a Purchaser to the Transferor of written notice that such Purchaser elects to assign its Net Investment to the Bank Investors pursuant to
(i) Section 9.7, in the case of Enterprise, (ii) the Asset Purchase Agreement, in the case of PARCO, or (iii) the Sheffield Agreement, in the case of Sheffield.

                  "Related Account" shall mean an Account having each of the following characteristics: (i) such Related Account is being established in accordance with the Credit and Collection Policy; (ii) the Obligor or Obligors with respect to such Related Account are the same Person or Persons as the Obligor or Obligors of an Account; (iii) such Related Account is originated as a result of (x) the credit card with respect thereto being lost or stolen or (y) the Obligor's requesting a VISA account rather than a MasterCard account and
(iv) such Related Account can be traced or identified as a successor account to an Account by reference to or by way of the computer or other records of the Collection Agent or the Transferor.

                  "Related Commercial Paper" shall mean Commercial Paper issued by a Purchaser the proceeds of which were used to acquire, or refinance the acquisition of, its interest in Receivables with respect to the Transferor.

                  "Related Security" means all of the Transferor's right, title and interest in, to and under:

                           (i) all guarantees, indemnities, warranties, insurance (and proceeds and premium refunds thereof) or other agreements or arrangements of any kind from time to time supporting or securing payment of a Receivable, whether pursuant to the Account related to such Receivable or otherwise;

                           (ii) all Records related to the Receivables (which, if necessary to comply with applicable law applicable to the Collection Agent or Transferor, the Transferor or Collection Agent may remove therefrom the names, addresses, Social Security numbers or other personal identifiers of Obligors);

                           (iii) all rights and remedies of the Transferor under or in connection with the Receivables Purchase Agreements, including all financing statements filed in connection therewith on which the Purchaser Agents are listed as assignees;

                           (iv) all right,  title and interest of the Transferor
under each Interest Rate Cap Agreement; and

                           (v)      all Proceeds of any of the foregoing.

                  "Remittance Date" means the twentieth day of each calendar month, or if such day is not a Business Day, the next succeeding Business Day; provided, however, that the first Remittance Date shall be January 20, 1999.

                  "Required Purchaser Agents" means, for so long as (i) only three Purchaser Agents are parties to this Agreement, at least two of such Purchaser Agents, (ii) fewer than three Purchaser Agents are parties to this Agreement, at least one of such Purchaser Agents and (iii) greater than three Purchaser Agents become parties to this Agreement, the number of Purchaser Agents or percentage of holders of the Net Investment which shall constitute "Required Purchaser Agents" shall be as agreed to by all Purchaser Agents then party to this Agreement, but shall be at least fifty percent of the holders of the Net Investment at the time of any determination thereof.

                  "Section 8.2 Costs" has the meaning specified in Section 8.2(d) hereof.

                  "Seller" means DMCCB and its successors and permitted assigns.

                  "Servicing Fee" means the fee payable to the Collection Agent in an amount equal to 2% per annum on the average daily amount of the Principal Receivables. Such fee shall accrue from the date of the initial purchase of an interest in the Receivables to the date on which the Buyer's Percentage Factor is reduced to zero. Such fee shall be payable only from Collections pursuant to, and subject to the priority of payments set forth in, Section 2.5 hereof.

                   "Sheffield" shall have the meaning set forth in the preamble to this Agreement.

                  "Sheffield Agent" means Barclays or any other entity which has been appointed as administrator of Sheffield and agent for the Sheffield Bank Investors.

                  "Sheffield Agreement" means that certain Revolving Asset Purchase Agreement, dated as of December 9, 1998, by and among the Sheffield Agent, the Sheffield Bank Investors and Sheffield, as the same may from time to time be amended, supplemented or otherwise modified and in effect.

                  "Sheffield Bank Investors" shall mean Barclays and each other financial institution that becomes a Bank Investor with respect to any Transferred Interest held by Sheffield, pursuant to an Assignment and Assumption Agreement, together with its successors and permitted assigns.

                  "Sheffield Fee Letter" means that certain Fee Letter, dated as of December 9, 1998, between the Transferor and the Sheffield Agent, as the same may from time to time be amended, supplemented or otherwise modified and in effect.

                  "Sheffield Wind-Down Event" means the occurrence of any of the following events:

                  (a) the fifth (5th) Business Day prior to the Commitment Termination Date;

                  (b) any provider of Sheffield's liquidity and/or program enhancement shall have given notice that an event of default has occurred and is continuing under its agreement with Sheffield;

                  (c) Sheffield has notified the Transferor that it no longer wishes to, or is unable to, issue Commercial Paper with respect to this Agreement;

                  (d) Sheffield's Commercial Paper shall not be rated at least A-1+/P-1 by Standard & Poor's and Moody's, respectively; and

                  (e) a Termination Event or Potential Termination Event shall have occurred and be continuing.

                  "Special Pro Rata Share" means, for a Bank Investor, the Commitment of such Bank Investor divided by the sum of the Commitments of all Bank Investors related to the same Purchaser.

                  "Special Termination Date" means (a) with respect to Enterprise or the related Bank Investors, (i) the date of termination of the Commitment of the Liquidity Provider under the Liquidity Provider Agreement with respect to Enterprise's commercial paper program or (ii) the date of termination of the Commitment of the Credit Support Provider under the Credit Support Agreement with respect to Enterprise's commercial paper program, and (b) with respect to any Purchaser and related Bank Investors, five Business Days prior to the Commitment Termination Date if such Purchaser or Bank Investor does not agree to extend the Commitment Termination Date.

                  "Spread Account" shall have the meaning assigned to that term in Section 2.12(b).

                  "Spread Account Cap Percentage Amount", as of any Determination Date, means the product of the Net Investments on such Determination Date and the applicable "Spread Account Cap Percentage" determined as set forth in the chart immediately below, subject to the following: (a) any decrease in the Spread Account Cap Percentage will take effect only after three consecutive Determination Dates during which such decrease (or any greater decrease) shall have prevailed; (b) any calculation of the "Spread Account Percentage" based on the Collection Periods ending in October 1998 and November 1998 shall assume that, for each such Collection Period, (x) Excess Spread was 5.10% and 6.18%, respectively, (y) the Payment Rate was 11.29% and 11.49%, respectively, and (z) the Default Rate was 9.47% and 9.57%, respectively, and
(c) in the event that, as of any Determination Date, the average Default Rate for any of the three Collection Periods immediately preceding such Determination Date exceeds 14%, the applicable Spread Account Percentage shall be the amount determined below, plus 2%.

                  The Spread Account Cap Percentage Amount applicable on the Closing Date shall be $0.

Average Excess Spread for the three
consecutive Collection Periods immediately    Spread Account     Spread Account
immediately preceding the                  Cap Percentage (1) Cap Percentage (2)
Determination Date

Greater than 4.50%                               0%                     1%
Greater than 4.00% and less than or equal        1%                     2%
to 4.50%
Greater than 3.00% and less than or equal        2%                     3%
to 4.00%
Greater than 2.00% and less than or equal        3%                     4%
to 3.00%
2.00% and less                                   4%                     5%


                  (1) Spread Account Cap Percentage in effect if average Payment Rate for the three consecutive Collection Periods immediately preceding the Determination Date is greater than 10%.

                  (2) Spread Account Cap Percentage in effect if average Payment Rate for the three consecutive Collection Periods immediately preceding the Determination Date is less than or equal to 10%.

                  "Standard & Poor's" or "S&P" means Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc., and its successors and assigns.

                  "Structuring Fee" means the fee payable by the Transferor to the Enterprise Agent pursuant to Section 4.1 hereof, the terms of which are set forth in the Fee Letter.

                  "Subsidiary" of a Person means any Person more than 50% of the outstanding voting interests of which shall at any time be owned or controlled, directly or indirectly, by such Person or by one or more Subsidiaries of such Person or any similar business organization which is so owned or controlled.

                 "Taxes" shall have the meaning specified in Section 8.3 hereof.

                  "Termination Date" means the earliest of (i) the Business Day designated by the Transferor to the Purchaser Agents as the Termination Date at any time following 60 days' written notice to the Purchaser Agents, (ii) the day upon which the Termination Date is declared or automatically occurs pursuant to
Section 7.2(a) hereof or (iii) the Purchase Termination Date.

                  "Termination Event" means an event described in Section 7.1 hereof.

                  "Transaction Costs" has the meaning specified in Section 8.4(a) hereof.

                  "Transaction Documents" means, collectively, this Agreement, the Receivables Purchase Agreements, the Fee Letter, the PARCO Fee Letter, the Sheffield Fee Letter, the Certificates, the Transfer Certificate, each Interest Rate Cap Agreement, the Assignment, the PNC Consent and all of the other instruments, documents and other agreements executed and delivered by the Seller or the Transferor in connection with any of the foregoing, in each case, as the same may be amended, restated, supplemented or otherwise modified from time to time.

                  "Transfer" means a conveyance, transfer and assignment by the Transferor to a Purchaser or the Bank Investors of an undivided percentage ownership interest in Receivables hereunder (including, without limitation, as a result of any reinvestment of Collections in Transferred Interests pursuant to Sections 2.2(e) and 2.5 hereof).

                  "Transfer Certificate" has the meaning specified in Section 2.2(c) hereof.

                  "Transfer Date" means, with respect to each Transfer, the Business Day on which such Transfer is made.

                  "Transfer   Price"  means  with  respect  to  any  Incremental
Transfer, the amount paid to the Transferor by a Purchaser or the Bank Investors as described in the applicable Transfer Certificate.

                  "Transfer Price Deficit" has the meaning specified in Section 2.2(d)(iii) hereof.

                  "Transferor" means Metris Asset Funding Co., a Delaware corporation, and its successors and permitted assigns.

                  "Transferor's  Percentage  Interest"  means (i) 100% (1) minus
(ii) the Buyer's Percentage Factor, provided, that, after the occurrence of the Termination Date, the Transferor's Percentage Interest shall not fall below an amount equal to 3% of the Facility Limit on the Termination Date.

                  "Transferred Interest" means, at any time of determination, an undivided percentage ownership interest in (i) each and every then outstanding Receivable, (ii) all Related Security, (iii) all Collections with respect thereto, and (iv) other Proceeds of the foregoing, which undivided ownership interest shall be equal to the Buyer's Percentage Factor at such time, and only at such time (without regard to prior calculations). The Transferred Interest in each Receivable, together with Collections and Proceeds with respect thereto, shall at all times be equal to the Transferred Interest in each other Receivable, together with Collections and Proceeds with respect thereto. To the extent that the Transferred Interest shall decrease as a result of a recalculation of the Buyer's Percentage Factor, each of the Purchaser Agents, on behalf of each of their respective Purchasers or Bank Investors shall be considered to have reconveyed to the Transferor its undivided percentage ownership interest in each Receivable, together with Collections and Proceeds with respect thereto, in an amount equal to its Pro Rata Share of such decrease such that in each case the Transferred Interest in each Receivable shall be equal to the Transferred Interest in each other Receivable.

                  "UCC" means, with respect to any state, the Uniform Commercial Code as from time to time in effect in such state.

                  "U.S." or "United States" means the United States of America.

                  "Year  2000  Compliant"  shall have the  meaning  set forth in
Section 3.1(v)(i) hereof.

                  "Year  2000  Problem"  shall  have the  meaning  set  forth in
Section 3.1(v)(i) hereof.

SECTION 1.2.        Other Terms.

                  All accounting terms not specifically defined herein shall be construed in accordance with GAAP. All terms used in Article 9 of the UCC in the State of New York, and not specifically defined herein, are used herein as defined in such Article 9.

SECTION 1.3.        Computation of Time Periods.

                  Unless otherwise stated in this Agreement, in the computation of a period of time from a specified date to a later specified date, the word "from" means "from and including", the words "to" and "until" each means "to but excluding", and the word "within" means "from and excluding a specified date and to and including a later specified date".


                                   ARTICLE II

                            PURCHASES AND SETTLEMENTS

                    Facility.

                  Upon the terms and subject to the conditions herein set forth,
(x) the Transferor may, at its option, convey, transfer and assign to the Purchaser Agents, on behalf of their related Purchasers or Bank Investors, as applicable, and (y) (i) each of the Enterprise Agent, on behalf of and at the option of Enterprise (prior to an Enterprise Wind-Down Event), the PARCO Agent, on behalf of and at the option of PARCO (prior to a PARCO Wind-Down Event), and the Sheffield Agent, on behalf of and at the option of Sheffield (prior to a Sheffield Wind-Down Event), may or (ii) the Purchaser Agents, on behalf of their respective Bank Investors shall, unless a Termination Date or Special Termination Date with respect to such Bank Investors shall have occurred, severally but not jointly, accept such conveyance, transfer and assignment from the Transferor, without recourse except as provided herein, of an undivided percentage ownership interest in the Receivables, together with Collections, Proceeds and Related Security with respect thereto, from time to time. By accepting any conveyance, transfer and assignment hereunder, none of the Purchasers, any Bank Investor, the Administrative Agent or any of the Purchaser Agents assumes or shall have any obligations or liability under any of the Accounts, all of which shall remain the obligations and liabilities of the Transferor, the Initial Purchaser and the Seller.

SECTION 2.2.        Transfers; Certificates; Eligible Receivables.

(a) Upon the terms and subject to the conditions herein set forth, (x) the Transferor may, at its option, convey, transfer and assign to the Purchaser Agents, on behalf of their related Purchasers or Bank Investors, as applicable, and (y) the Enterprise Agent, on behalf of Enterprise (prior to an Enterprise Wind-Down Event), the PARCO Agent, on behalf of PARCO (prior to a PARCO
Wind-Down Event), and the Sheffield Agent, on behalf of Sheffield (prior to a Sheffield Wind-Down Event), may, at each such Purchaser's option, or (z) the Purchaser Agents, on behalf of their related Bank Investors, provided that the Termination Date or a Special Termination Date with respect to such Bank
Investors shall not have occurred and that the Bank Investors shall have previously accepted the assignment by the applicable Purchaser of all of its interest in the Affected Assets, shall, if so requested by the Transferor, accept such conveyance, transfer and assignment from the Transferor, without recourse except as provided herein, of undivided percentage ownership interests in the Receivables, together with Collections, Proceeds and Related Security with respect thereto (each, an "Incremental Transfer"); provided, however, that after giving effect to the payment to the Transferor of the Transfer Price by each Purchaser Agent, (i) the sum of the Net Investments plus, in the case where the Transferred Interest is held on behalf of the Purchasers, the Interest Component of all outstanding Related Commercial Paper, would not exceed the Facility Limit; (ii) a Purchaser's applicable Net Investment, plus, in the case where the Transferred Interest is held on behalf of the Purchasers, the Interest Component of all outstanding Related Commercial Paper issued by such Purchaser, would not exceed its Applicable Purchaser Percentage of the Facility Limit, and the share of any Bank Investor therein would not exceed its Special Pro Rata Share of such amount, and (iii) the Buyer's Percentage Factor shall not exceed the Maximum Buyer's Percentage Factor; and, provided further, that the representations and warranties set forth in Article III hereof shall be true and correct both immediately before and immediately after giving effect to any such Incremental Transfer and the payment to the Transferor of the Transfer Price related thereto and an Additional Investment Certificate shall have been delivered with respect to such Incremental Transfer as required by Section 2.11(b) hereof.

(b) The Transferor shall, by notice to the Purchaser Agents given by no later than 11:00 a.m. (New York City time) at least one (1) Business Day (and, in the case of any Incremental Transfer for which the initial funding period will be based on the Adjusted LIBOR Rate, three (3) Business Days) prior to the proposed date of any Incremental Transfer by telecopy, offer to convey, transfer and assign to the Purchaser Agents, on behalf of their related Purchasers or the Bank Investors, as applicable, undivided percentage ownership interests in the Receivables and the other Affected Assets relating thereto. Each such notice shall specify (w) the Purchaser Agents to which such request is being made, which shall make a Transfer, at the sole discretion of such Purchaser Agents, on behalf of the applicable Purchaser or on behalf of the applicable Bank Investors (it being understood and agreed that once any Transferred Interest hereunder is acquired on behalf of any group of Bank Investors, each Purchaser Agent, on behalf of the applicable group of Bank Investors, shall be required to purchase all Transferred Interests held by the Purchaser Agents on behalf of the applicable Purchaser in accordance with Section 9.7 hereof, the Asset Purchase Agreement or the Sheffield Agreement, as applicable, and thereafter that no additional Incremental Transfers shall be acquired on behalf of the Purchasers hereunder), (x) the desired Transfer Price (which shall be, for each Purchaser, at least $1,000,000 or integral multiples of $250,000 in excess thereof) or, to the extent that the then available unused portion of the Facility Limit is less than such amount, such lesser amount equal to such available portion of the Facility Limit), (y) the desired date of such Incremental Transfer and (z) with respect to PARCO and Sheffield, the desired funding periods and allocations of its Net Investment of such Incremental Transfer thereto as required by Section
2.3. The Purchaser Agents will promptly notify the applicable Purchaser or each of the applicable Bank Investors, as the case may be, of any of the Purchaser Agents' receipt of any request for an Incremental Transfer to be made to any of the Purchaser Agents on behalf of such Person. To the extent that any such Incremental Transfer is requested of any of the Purchaser Agents, on behalf of the Purchasers, the Purchasers shall instruct the applicable Purchaser Agent to accept or reject such offer by notice given to the Transferor and the applicable Purchaser Agents by telephone or telecopy by no later than the close of its business on the Business Day following its receipt of any such request. Each notice of proposed Transfer shall be irrevocable and binding on the Transferor and the Transferor shall indemnify the Purchasers and each Bank Investor against any loss or expense incurred by the Purchasers or any Bank Investor, either directly or indirectly (including, in the case of the Purchasers, through the Liquidity Provider Agreement) as a result of any failure by the Transferor to complete such Incremental Transfer including, without limitation, any loss (including loss of anticipated profits) or expense incurred by the Purchasers or any Bank Investor, either directly or indirectly (including, in the case of the Purchasers, pursuant to the Liquidity Provider Agreement) by reason of the liquidation or reemployment of funds acquired by the Purchasers (or the Liquidity Providers) or any Bank Investor (including, without limitation, funds obtained by issuing commercial paper or promissory notes or obtaining deposits as loans from third parties) for the Purchasers or any Bank Investor to fund such Incremental Transfer.

(c) On the date of the initial Incremental Transfer, each Purchaser Agent, on behalf of its applicable Purchaser or Bank Investors, as applicable, shall deliver written confirmation to the Transferor of its Transfer Price and the Transferor shall deliver to each of the Purchaser Agents a Transfer Certificate in the form of Exhibit F hereto (each, a "Transfer Certificate"). Each Purchaser Agent shall indicate the Pro Rata Share of the related Purchaser or Bank Investor, as applicable, of the amount of the initial Incremental Transfer together with the date thereof on the grid attached to its Transfer Certificate. On the date of each subsequent Incremental Transfer, the Purchaser Agents shall
(i) with respect to Enterprise, send written confirmation to the Transferor of its Transfer Price applicable to such Incremental Transfer, (ii) with respect to PARCO, send written confirmation to the Transferor of its Transfer Price, the Transfer Date and the funding period(s) applicable to such Incremental Transfer and (iii) with respect to Sheffield, send written confirmation to the Transferor of its Transfer Price, the Transfer Date and the funding period(s) applicable to such Incremental Transfer. Each Purchaser Agent shall indicate the applicable Pro Rata Share of the amount of the Incremental Transfer together with the date thereof as well as the Pro Rata Share of any decrease in the applicable Net Investment on the grid attached to its Transfer Certificate. The Transfer Certificates shall evidence the Incremental Transfers. Following each Incremental Transfer, each Purchaser Agent shall deposit to the Transferor's account at the location indicated in Section 10.3 hereof, on behalf of the applicable Purchaser or Bank Investor, in immediately available funds, its Transfer Price for such Incremental Transfer.

(d) (i) By no later than 11:00 a.m. (New York time) on any Transfer Date, each Purchaser shall remit an amount equal to its Transfer Price for such Transfer (and, in the case of a Bank Investor, such Bank Investor shall remit its Special Pro Rata Share of such amount) to the account of the applicable Purchaser Agents, specified therefor from time to time by the Purchaser Agent by notice to the applicable Persons; provided, that, the face amount of Commercial Paper issued by any Purchaser (minus the Interest Component thereon with respect to such Purchaser) to fund its Transfer Price shall not exceed $1,000,000 more or less than its Applicable Purchaser Percentage of the aggregate amount of all Commercial Paper issued on such Transfer Date (minus the Interest Component thereon with respect to such Purchaser) to fund such Transfer. The obligation of each Purchaser and Bank Investor to remit its Transfer Price shall be several from that of each other Purchaser and Bank Investor, and the failure of any Purchaser or Bank Investor to so make such amount available to the applicable Purchaser Agent shall not relieve any other Purchaser or Bank Investor of its obligation hereunder. Following each Incremental Transfer and each Purchaser Agent's receipt of funds from the applicable Purchaser or Bank Investors as aforesaid, each Purchaser Agent shall remit the Transfer Price to the
Transferor's account at the location indicated in Section 10.3 hereof, in immediately available funds, an amount equal to its Transfer Price for such Incremental Transfer. Unless a Purchaser Agent shall have received notice from a related Purchaser or Bank Investor, that such Person will not make its Transfer Price relating to any Incremental Transfer available on the applicable Transfer Date therefor, such Purchaser Agent may (but shall have no obligation to) make such Purchaser's or any such Bank Investor's Transfer Price available to the Transferor in anticipation of the receipt by such Purchaser Agent of such amount from such Purchaser or such Bank Investor. To the extent such Purchaser or any such Bank Investor fails to remit any such amount to the applicable Purchaser Agent after any such advance by such Purchaser Agent on such Transfer Date, such Purchaser or such Bank Investor, on the one hand, and the Transferor, on the other hand, shall be required to pay such amount, together with interest thereon at a per annum rate equal to the Federal funds rate (as determined in accordance with clause (ii) of clause (x), (y) or (z), as applicable, of the definition of "Base Rate"), in the case of such Purchaser, any such Bank Investor, or the Transferor, to the applicable Purchaser Agent upon its demand therefor (provided that such Purchaser shall have no obligation to pay such interest amounts except to the extent that it shall have sufficient funds to pay the face amount of its Commercial Paper in full). Until such amount shall be repaid, such amount shall be deemed to be Net Investment paid by the applicable Purchaser Agent, and the applicable Purchaser Agent shall be deemed to be the owner of a Transferred Interest hereunder. Upon the payment of such amount to the applicable Purchaser Agent (x) by the Transferor, the amount of the aggregate Net Investment shall be reduced by such amount or (y) by such Purchaser or such Bank Investor, such payment shall constitute such Person's payment of its share of the applicable Transfer Price for such Transfer.

                  (ii) Notwithstanding anything contained in this Section 2.2(d) or elsewhere in this Agreement to the contrary, no Bank Investor shall be obligated to provide its related Purchaser Agent or the Transferor with aggregate funds in connection with an Incremental Transfer in an amount that would exceed such Bank Investor's unused Commitment then in effect. The failure of any Bank Investor to make its Special Pro Rata Share of the Transfer Price available to the applicable Purchaser Agent shall not relieve any other Bank Investor of its obligations hereunder.

                  (iii) If, by 2:00 p.m. (New York time) on any Transfer Date, one or more Enterprise Bank Investors (each, a "Defaulting Bank Investor", and each Enterprise Bank Investor other than the Defaulting Bank Investor being referred to as a "Non-Defaulting Bank Investor") fails to make its Special Pro Rata Share of the Transfer Price available to the Enterprise Agent pursuant to
Section 2.2(d) or the Assignment Amount payable by it pursuant to Section 9.7 (the aggregate amount not so made available to the Enterprise Agent being herein called in either case the "Transfer Price Deficit"), then the Enterprise Agent shall, by no later than 2:30 p.m. (New York time), instruct each Non-Defaulting Bank Investor to pay, by no later than 3:00 p.m. (New York time), in immediately available funds, to the account designated by the Enterprise Agent, an amount equal to the lesser of (x) such Non-Defaulting Bank Investor's proportionate share (based upon the relative Commitments of the Non-Defaulting Bank Investors) of the Transfer Price Deficit and (y) its unused Commitment. A Defaulting Bank Investor shall forthwith, upon demand, pay to the Enterprise Agent for the ratable benefit of the Non-Defaulting Bank Investors all amounts paid by each Non-Defaulting Bank Investor on behalf of such Defaulting Bank Investor, together with interest thereon, for each day from the date a payment was made by a Non-Defaulting Bank Investor until the date such Non-Defaulting Bank Investor has been paid such amounts in full, at a rate per annum equal to the sum of the Federal funds rate (as determined in accordance with clause (x)(ii) of the definition of "Base Rate").

(e) On each Business Day occurring after the initial Incremental Transfer hereunder, the Transferor hereby agrees to convey, transfer and assign to the Purchaser Agents, on behalf of their related Purchasers or Bank Investors, and the Purchaser Agents, on behalf of their related Purchasers, may, provided there is no Enterprise Wind-Down Event, PARCO Wind-Down Event or Sheffield Wind-Down Event, as applicable, and the Purchaser Agents, on behalf of their related Bank Investors, shall, provided there is no Termination Date or applicable Special Termination Date, agree to purchase from the Transferor an undivided percentage ownership interests in each and every Receivable, together with Collections, Proceeds and Related Security with respect thereto, to the extent that Collections are available for such Transfer in accordance with Section 2.5 hereof, such that after giving effect to such Transfer, (i) the amount of the Net Investments at the close of business on such Business Day shall be equal to the amount of the Net Investments at the close of the business on the Business Day immediately preceding such Business Day plus the aggregate Transfer Price paid by the Purchaser Agents (on behalf of their Purchasers or related Bank Investors) of any Incremental Transfer made on such day, if any, and (ii) the Transferred Interest in each Receivable, together with Collections, Proceeds and Related Security with respect thereto, shall be equal to the Transferred Interest in each other Receivable, together with Collections, Proceeds and Related Security with respect thereto.

(f) Each Transfer shall constitute a transfer to the Purchaser Agents, on behalf of their related Purchasers or Bank Investors, of undivided percentage ownership interests in each and every Receivable, together with Collections, Proceeds and Related Security with respect thereto, then existing, as well as in each and every Receivable, together with Collections, Proceeds and Related Security with respect thereto, which arises at any time after the date of such Transfer. The Purchaser Agents' aggregate undivided percentage ownership interest in the Receivables, together with Collections, Proceeds and Related Security with respect thereto, held on behalf of the Purchasers or the Bank Investors, as applicable, shall equal the Buyer's Percentage Factor in effect from time to time. The Purchaser Agents shall hold the Transferred Interests on behalf of each applicable Purchaser and each applicable Bank Investor in accordance with each of the Purchaser's and each Bank Investor's percentage interest in the Transferred Interest (determined on the basis of the relationship that the portion of the applicable Net Investment funded by such Person bears to the aggregate Net Investments of the Purchasers and all of the Bank Investors at such time).

(g) The Transferor shall issue to each Purchaser Agent a Certificate, in the form of Exhibit E, on or prior to the date hereof.

(h) The Buyer's Percentage Factor shall be initially computed as of the opening of business of the Collection Agent on the date of the initial Incremental
Transfer hereunder. Thereafter until the later of the Termination Date or Special Termination Date, the Buyer's Percentage Factor shall be automatically recomputed as of the close of business of the Collection Agent on each day (other than a day after the later of the Termination Date or Special Termination
Date). The Buyer's Percentage Factor shall remain constant from the time as of which any such computation or recomputation is made until the time as of which the next such recomputation, if any, shall be made.

SECTION 2.3. Selection of Interest Rates and Interest Periods; LIBOR Protection; Illegality.

(a) Prior to a Wind-Down Event; Transferred Interest held on behalf of the Purchasers. At all times hereafter, but prior to the occurrence of an Enterprise Wind-Down Event, PARCO Wind-Down Event or Sheffield Wind-Down Event, as applicable, and not with respect to any portion of the Transferred Interest held on behalf of the Bank Investors (or any of them), the Transferor may, subject to the approval of each Purchaser and the limitations described below, request that the applicable Net Investment of such Purchaser be allocated among one or more funding periods, so that the aggregate amounts so allocated at all times shall equal the Net Investments held on behalf of the Purchasers. The Transferor shall give the Purchaser Agents irrevocable notice by telephone of the new requested funding period(s) by 11:00 a.m. at least one (1) Business Day prior to the expiration of any then existing funding period; provided, however, that each of the Purchaser Agents may select, in its sole discretion, any such new funding period with respect to its respective Purchaser's Net Investment if (i) the Transferor fails to provide such notice on a timely basis or (ii) the applicable Purchaser Agent determines, in its sole discretion, that the funding period requested by the Transferor is unavailable or for any reason commercially undesirable. Each Purchaser confirms that it is its intention to fund all or substantially all of its Net Investment by issuing Related Commercial Paper (in the case of (A) Enterprise, prior to an Enterprise Wind-Down Event, (B) PARCO, prior to a PARCO Wind-Down Event and (C) Sheffield, prior to a Sheffield Wind-Down Event); provided that a Purchaser may determine, from time to time, in its sole discretion, that funding its Net Investment by means of Related Commercial Paper is not possible or is not desirable for any reason. If a Liquidity Provider acquires from a Purchaser a Purchased Interest with respect to the Receivables pursuant to the terms of a Liquidity Provider Agreement, NationsBank, Chase or Barclays, as applicable, on behalf of the Liquidity Provider, may exercise the right of selection granted to such Purchaser hereby. The initial funding period applicable to any such Purchased Interest shall be a period of not greater than 14 days and shall accrue Carrying Costs on the basis of the Base Rate. Thereafter, provided that the Termination Date or a Special Termination Date shall not have occurred, Carrying Costs shall accrue on the basis of either the Base Rate or the Adjusted LIBOR Rate, as determined by NationsBank, Chase or Barclays, as applicable. In the case of any funding period outstanding upon the Termination Date or a Special Termination Date, such funding period shall end on such date. Any funding made by PARCO or Sheffield hereunder by issuing its Commercial Paper shall accrue Carrying Costs on the basis of the Interest Component with respect thereto.

(b) After a Wind-Down Event; Transferred Interest Held on behalf of the Purchasers. At all times on and after an Enterprise Wind-Down Event, a PARCO Wind-Down Event or a Sheffield Wind-Down Event, with respect to any portion of the Transferred Interest which shall be held by the Purchaser Agents on behalf of the Purchasers, the affected Purchaser Agent, shall select all funding periods and rates applicable thereto.

(c) Prior to the Termination Date or Special Termination Date; Transferred Interest Held on Behalf of Bank Investors. At all times with respect to any portion of the Transferred Interest held on behalf of the Bank Investors, but prior to the earlier of a Termination Date or Special Termination Date, the initial funding period applicable to such portion of the applicable Net Investment allocable thereto shall be a period of not greater than (i) 14 days, with respect to the Enterprise Bank Investors, (ii) 3 days, with respect to the PARCO Bank Investors, or (iii) 3 days with respect to the Sheffield Bank Investors, and shall accrue Carrying Costs on the basis of the Base Rate. Thereafter, with respect to such portion, and with respect to any other portion of the Transferred Interest held on behalf of the Bank Investors (or any of them), provided that the Termination Date or Special Termination Date shall not have occurred, Carrying Costs shall accrue with respect thereto at either the Base Rate or the Adjusted LIBOR Rate, at the Transferor's option. The Transferor shall give the Purchaser Agents irrevocable notice by telephone of the new requested funding period at least three (3) Business Days prior to the expiration of any then existing funding period. In the case of any funding period outstanding upon the occurrence of the Termination Date or Special Termination Date, such funding period shall end on the date of such occurrence.

(d) After the Termination Date or Special Termination Date; Transferred Interest Held on behalf of Bank Investor. At all times on and after the Termination Date or Special Termination Date, with respect to any portion of the Transferred Interest held by any of the Purchaser Agents on behalf of the Bank Investors, the affected Purchaser Agent shall select all funding periods and rates applicable thereto.

(e) Conversion and Continuation of Outstanding Funding Periods Funded by the Bank Investors. Subject to paragraph (c) of this Section 2.3, the Transferor may
(a) convert each funding period during which the applicable interest rate is the Base Rate hereunder to a funding period during which the applicable interest rate is the Adjusted LIBOR Rate and (b)(i) continue each funding period during which the applicable interest rate is the Adjusted LIBOR Rate as a funding period during which the applicable interest rate is the Adjusted LIBOR Rate or
(ii) convert each funding period during which the applicable interest rate is calculated at the Adjusted LIBOR Rate to a funding period during which the applicable interest rate is the Base Rate. If a Termination Event or a Potential Termination Event has occurred and is continuing, then (x) no outstanding funding period funded by the Bank Investors may be converted to, or continued as, a funding period during which the applicable interest rate is the Adjusted LIBOR Rate and (y) unless repaid, each funding period during which the applicable interest rate is the Adjusted LIBOR Rate shall be converted to a funding period during which the applicable interest rate is the Base Rate on the last day of the funding period related thereto. The Transferor shall give any of the Purchaser Agents, as applicable, irrevocable notice (each, a "Conversion/Continuation Notice") of such request not later than 12:30 p.m. (New York time) (i) in the case of a conversion described in clause (a) above, or a continuation described in clause (b)(i) above, three (3) Business Days before the date of such conversion or continuation, as applicable, and (ii) following the occurrence and continuation of a Termination Event or Potential Termination Event, in the case of a conversion as described in clause (b)(ii) above or a continuation of a funding period during which the applicable interest rate is the Base Rate as a funding period during which the applicable interest rate is the Base Rate, on the Business Day of such conversion. If a Conversion/Continuation Notice has not been timely delivered with respect to any funding period during which the applicable interest rate is the Base Rate or funding period during which the applicable interest rate is the Adjusted LIBOR Rate, such funding shall be automatically continued as, or converted to, a funding period during which the applicable interest rate is the Base Rate. Each Conversion/Continuation Notice shall specify (a) the requested date (which shall be a Business Day) of such conversion or continuation, (b) the aggregate amount and rate option applicable to the funding period which is to be converted or continued and (c) the amount and rate option(s) of funding period(s) into which such funding period is to be converted or continued.

(f)      LIBOR Rate Protection; Illegality.

                           (i)  Notwithstanding  any other  provision of this
Section 2.3, if any of the Purchaser Agents is unable to obtain on a timely basis the information necessary to determine the applicable LIBOR Rate for any proposed funding period, then

                           (A) such Purchaser Agent shall  forthwith  notify the
                  applicable Purchaser or Bank Investors, as applicable, and the Transferor that the Adjusted LIBOR Rate cannot be determined for such funding period, and

                           (B) while such circumstances exist, none of the affected Purchasers, the Bank Investors or any of the Purchaser Agents shall allocate its Net Investment of any additional Transferred Interests purchased during such period or reallocate its Net Investment allocated to any then existing funding period ending during such period, to a funding period which accrues Carrying Costs on the basis of the Adjusted LIBOR Rate.

                           (ii) If,  with  respect  to any  outstanding  funding
period which accrues Carrying Costs on the basis of
the Adjusted LIBOR Rate, a Purchaser or any of the Bank Investors on behalf of which any of the Purchaser Agents holds any Transferred Interest therein notifies the applicable Purchaser Agent that it is unable to obtain matching deposits in the London inter-bank market to fund its purchase or maintenance of such Transferred Interest or that the Adjusted LIBOR Rate applicable to such Transferred Interest will not adequately reflect the cost to the Person of funding or maintaining its respective Transferred Interest for such funding period then the applicable Purchaser Agent shall forthwith so notify the Transferor, whereupon none of the affected Purchaser Agents, the affected Purchasers or the affected Bank Investors, as applicable, shall, while such circumstances exist, allocate its Net Investment of any additional Transferred Interest purchased during such period or reallocate the applicable Net Investment allocated to any funding period ending during such period, to a funding period which accrues Carrying Costs on the basis of the Adjusted LIBOR Rate.

                  (iii) Notwithstanding any other provision of this Agreement, if a Purchaser or any of the Bank Investors shall notify any of the Purchaser Agents that such Person has determined (or has been notified by any Liquidity Provider) that the introduction of or any change in or in the interpretation of any law or regulation after the Closing Date makes it unlawful (either for such Purchaser, such Bank Investor, or such Liquidity Provider, as applicable), or any central bank or other governmental authority asserts that it is unlawful, for such Purchaser, such Bank Investor or such Liquidity Provider, as applicable, to fund the purchases or maintenance of Transferred Interests at the Adjusted LIBOR Rate, then (x) as of the effective date of such notice from such Person to the applicable Purchaser Agent, the obligation or ability of such Purchaser or such Bank Investor to fund its purchase or maintenance of Transferred Interests at the Adjusted LIBOR Rate shall be suspended until such Person notifies the applicable Purchaser Agent that the circumstances causing such suspension no longer exist and (y) the applicable Net Investment allocated to each funding period which accrues Carrying Costs on the basis of the Adjusted LIBOR Rate in which such Person owns an interest shall either (1) if such Person may lawfully continue to maintain such Transferred Interest at the Adjusted LIBOR Rate until the last day of the applicable funding period, be reallocated on the last day of such funding period to another funding period in respect of which the applicable Net Investment allocated thereto which accrues Carrying Costs on a basis other than the Adjusted LIBOR Rate or (2) if such Person shall determine that it may not lawfully continue to maintain such Transferred Interest at the Adjusted LIBOR Rate until the end of the applicable funding period, such Person's Net Investment allocated to such funding period shall be deemed to accrue Carrying Costs on the basis of the Base Rate from the effective date of such notice until the end of such funding period.

SECTION 2.4.        Carrying Costs, Fees and Other Costs and Expenses.

                  The Transferor agrees to pay, as and when due in accordance with this Agreement, each Early Collection Fee and all Carrying Costs and Servicing Fees. On each Remittance Date, the Transferor shall pay to the Purchaser Agents, on behalf of their related Purchasers or Bank Investors, as applicable, an amount equal to the accrued and unpaid Carrying Costs of such Purchasers or Bank Investors for the related Collection Period; provided that
(i) in the event of any repayment or prepayment of a funding period during which the applicable interest rate is the Base Rate or a funding period during which the applicable interest rate is the Adjusted LIBOR Rate, interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment, (ii) in the event of any conversion of a funding period during which the applicable interest rate is the Base Rate or a funding period during which the applicable interest rate is the Adjusted LIBOR Rate, accrued interest on such funding periods shall be payable by the Transferor to each Purchaser Agent on the effective date of such conversion and (iii) on the last day of each funding period, the Transferor shall pay to each Purchaser Agent an amount equal to accrued and unpaid interest for such funding period (together with the Interest Component accrued on any Commercial Paper issued to fund any transfer hereunder, including the Interest Component in excess of any Transfer Price of an Incremental Transfer). Interest shall accrue with respect to each funding period on each day occurring during such funding period. The Transferor shall pay to the Enterprise Agent, on behalf of Enterprise, on each day on which Related Commercial Paper is issued by Enterprise, the Dealer Fee with respect to such Related Commercial Paper. All payments referred to in this Section shall be made solely out of Collections, and amounts paid to the Transferor pursuant to each Interest Rate Cap Agreement, except for the amounts described in clause
(i)(f) of the definition of "Carrying Costs," which shall be paid directly by the Transferor to the extent Collections are not available therefor. Payment of the amounts described herein may be made from amounts on deposit in the Collection Account at the time payment of such amounts is due.

SECTION 2.5. Allocations of Collections; Non-Liquidation Settlement and Reinvestment Procedures.

(a) On  each  Determination  Date,  the  Collection  Agent  shall  allocate  all
Collections  received  during  the  preceding  Collection  Period  as  Principal
Collections or Finance Charge Collections. Principal Collections shall be applied by the Collection Agent as described in subsection (d) below. On each Remittance Date, (A) the product of (i) the daily average of the Buyer's Percentage Factor over the preceding Collection Period and (ii) the aggregate Finance Charge Collections for such preceding Collection Period (plus any investment earnings on the Excess Funding Account) plus (B) any amounts deposited in the Collection Account with respect to proceeds received by the Transferor under an Interest Rate Cap Agreement, shall be applied by the Collection Agent, without duplication, in the following order of priority, provided, that, if there shall be insufficient funds on deposit to pay in full the amounts specified in any clause below, then payments shall be made pursuant to each such clause as between each group of Purchasers, and their related Bank Investors, on a pro rata basis:

(i) first, an amount equal to any accrued and unpaid Carrying Costs (except for the costs described in clause (f) of the definition thereof) for such Collection Period, shall be paid, as applicable, to each Purchaser Agent for the account of the applicable Purchasers and the Bank Investors;

(ii) second, to the payment to the Collection Agent of the Buyer's Percentage Factor of any Servicing Fee due and owing;

(iii)  third,  an amount  equal to each  Purchaser's  Pro
       Rata  Share of the  Buyer's  Percentage  Factor of
       Defaulted  Receivables for the related  Collection
       Period  plus an amount  equal to such  Purchaser's
       Pro Rata Share of the Buyer's Percentage Factor of any unpaid amount of Principal Receivables which are Defaulted Receivables from prior Collection
       Periods shall be applied as Principal Collections in accordance with Section 2.5(d) hereof;

(iv)   fourth, to the payment of any Adjustment  Payments
       which the Transferor was required,  but failed, to
       make under Section 2.9(a) or any payment which the
       Transferor was required, but failed, to make under
       Section  2.9(b),  in each case  during the related
       Collection Period or any prior Collection  Period,
       which   payment  shall  be  applied  as  Principal
       Collections in accordance with Section 2.5(d) below;

(v) fifth, an amount equal to any accrued and unpaid Carrying Costs pursuant to clause (f) of the definition thereof; and

(vi)   sixth,   to  the   extent   any   Finance   Charge
       Collections remain after application in accordance
       with  clauses (i) through (v) above,  (A) if prior
       to the earlier of the Termination Date and Special
       Termination Date, such excess amounts shall be (i)
       deposited in the Spread Account,  up to the Spread
       Account Cap Percentage Amount and (ii) thereafter,
       paid to the  Transferor and (B) if on or after the
       earlier  of  the  Termination   Date  and  Special
       Termination  Date,  such excess  amounts  shall be
       paid to each Purchaser  Agent,  in accordance with
       such  Purchaser's  Pro  Rata  Share  thereof,   in
       reduction of the applicable Net Investment, until the applicable Net Investment has been reduced to zero and thereafter to the Transferor.

(b) On each Remittance Date, subject to Section 2.5(c), the product of (A) the daily average of the Transferor's Percentage Interest during the preceding Collection Period and (B) the aggregate Finance Charge Collections for the preceding Collection Period shall be applied as follows:

(i) first, to the payment to the Collection Agent of the Transferor's Percentage Interest of any Servicing Fee due and owing;

(ii) second, an amount equal to the Transferor's Percentage Interest of any Defaulted Receivables for the related Collection Period and any such amount unpaid for prior Collection Periods shall be applied as Principal Collections in accordance with Section 2.5(d) below; and

(iii) third, any remaining amounts shall be remitted to the Transferor.

(c) In the event that, on any Remittance Date, the Buyer's Percentage Factor of Finance Charge Collections is insufficient to pay the sum of the amounts due and payable pursuant to Section (a)(i) above, then, in such event, on such Remittance Date the entire amount of Finance Charge Collections distributable or allocable to the Transferor, up to the amount of any such insufficiency, shall be reduced by the amount of such insufficiency, and to the extent any such insufficiency continues to remain, the amounts then on deposit in the Spread Account, then the amounts on deposit in the Excess Funding Account, and then the amounts distributable to the Transferor pursuant to Section 2.5(d), shall be reduced by the amount of such insufficiency. In the event that, on any Remittance Date, the Buyer's Percentage Factor of Finance Charge Collections is insufficient to pay the sum of the amounts due and payable pursuant to clauses
(a)(ii) through (a)(vi) of Section 2.5 above, then, in such event, on such Remittance Date the amount of Finance Charge Collections distributable or allocable to the Transferor pursuant to clauses (b)(ii) and (b)(iii) of Section
2.5 above, up to the amount of any such insufficiency, and to the extent any such insufficiency continues to remain, the amounts then on deposit in the Spread Account, then the amounts on deposit in the Excess Funding Account, and then the amounts distributable to the Transferor pursuant to Section 2.5(d), shall be reduced by the amount of such insufficiency, in each case after giving effect to the application of funds in the preceding sentence. All amount(s) against which any insufficiency described in this paragraph is to be applied shall be applied as Finance Charge Collections and distributed in accordance with the priority set forth in clauses (i) through (vi) of Section 2.5(a).

(d) On each Remittance Date prior to the Termination Date or a Special Termination Date (i) the Collection Agent shall allocate to the applicable Purchasers and/or the Bank Investors their Pro Rata Share of the Buyer's
Percentage Factor of Principal Collections received during the related Collection Period and not previously accounted for or applied toward reinvestment in new Receivables or reduction of the applicable Net Investment, and, at the Transferor's option, (A) pay such amount to the Transferor, for the benefit of the applicable Purchasers and/or the Bank Investors, and the Transferor shall apply such amount toward the purchase of additional undivided percentage interests in each Receivable pursuant to Section 2.2(b), or (B) pay such amount plus, at the Transferor's option, subject to Section 2.5(f) below, all or a portion of the amount on deposit in the Excess Funding Account, to each of the Purchaser Agents in reduction of the related Purchaser's applicable Net Investment and (ii) the Collection Agent shall pay to the Transferor the portion of such Principal Collections not allocated to the Transferred Interest and remaining after any reallocations pursuant to Section 2.5(c) above.

                  On each Remittance Date on or subsequent to the Termination Date or a Special Termination Date, the Collection Agent shall allocate to the applicable Purchasers or the Bank Investors, as applicable, their respective Pro Rata Shares of the Buyer's Percentage Factor of all Principal Collections received during the related Collection Period and not previously applied or accounted for, plus all amounts on deposit in the Excess Funding Account, and pay such amount to each of the Purchaser Agents in reduction of the related Purchaser's applicable Net Investment. In the event the Termination Date occurred as a result of a Termination Event, the portion of such Principal Collections not allocated to the Transferred Interest and remaining after any reallocations pursuant to Section 2.5(c) above shall be distributed to each of the Purchaser Agents in reduction of the related Purchaser's applicable Net Investment and, in the case of any other Termination Date or a Special Termination Date, the portion of such Principal Collections not allocated to the Transferred Interest and remaining after any allocations pursuant to Section 2.5(c) above shall be distributed to the Transferor.

(e) The Transferor shall have the option to designate a fixed or variable percentage (the "Discount Percentage") of all Principal Receivables to be treated as Finance Charge Receivables ("Discount Receivables") in accordance with the provisions of this Section 2.5(e), and shall be applied in accordance with Section 2.5(a), which percentage shall remain fixed and in effect until such time as the Transferor has provided a subsequent designation to the Purchaser Agents and all shall consent thereto. The initial Discount Percentage shall equal 4.75%, and such percentage shall not be increased or decreased by more than 2% unless the Transferor shall have obtained written confirmation from each Rating Agency then rating the Commercial Paper of any Purchaser that such change will not result in a reduction or withdrawal of any such rating.

(f) On any Business Day prior to the Termination Date on which the Buyer's Percentage Factor of the aggregate Principal Receivables is equal to or greater than the Net Investments, the Transferor or Collection Agent may request that any or all amounts in the Excess Funding Account be distributed to the Transferor.

SECTION 2.6.        Liquidation Settlement Procedures.

                  On each Remittance Date occurring on and following the earlier of a Termination Date or a Special Termination Date, Principal Collections shall be applied in accordance with Section 2.5(d). Each Purchaser Agent, as applicable, upon its receipt of such amounts in its account, shall distribute such amounts to the applicable Purchasers and/or Bank Investors entitled thereto as set forth above; provided that if the Collection Agent shall have insufficient funds to pay all of the above amounts in full on any such date, the Collection Agent shall pay such amounts in the order of priority set forth above and, with respect to any such category above for which the Collection Agent shall have insufficient funds to pay all amounts owing on such date, ratably (based on the amounts in such categories owing to such Persons) among all such Persons entitled to payment thereof.

                  Following the date on which the Net Investments have been reduced to zero and all other Aggregate Unpaids have been paid in full, (i) the Collection Agent shall recompute the Buyer's Percentage Factor as zero, (ii) the Purchaser Agents, on behalf of their related Purchasers and Bank Investors shall be deemed to have reconveyed to the Transferor all of the Purchaser Agents' right, title and interest in and to the Affected Assets (including the Transferred Interest), (iii) the Collection Agent shall pay to the Transferor any remaining Collections held by any of the Purchaser Agents or the Collection Agent pursuant to Section 2.5 or 2.12 and (iv) the Purchaser Agents, on behalf of their related Purchasers and Bank Investors shall execute and deliver to the Transferor, at the Transferor's expense, such documents or instruments as are necessary to terminate the applicable Purchase Agent's interests in the Affected Assets. Any such documents shall be prepared by or on behalf of the Transferor.

SECTION 2.7.        Fees.

                  On each Remittance Date the Transferor shall pay (which payments shall be made from Collections in the order of priority set forth in
Section 2.5), with respect to the preceding Collection Period, (i) to Enterprise solely for its own account, the Program Fee and the Administrative Fee, and to the Enterprise Agent, for distribution to the Enterprise Bank Investors, the Facility Fee, (ii) to PARCO, the fees specified in the PARCO Fee Letter, and
(iii) to Sheffield, the fees specified in the Sheffield Fee Letter. On each anniversary of the Closing Date, the Transferor shall pay to the Administrative Agent, solely for its own account, the Agency Fee set forth in the Fee Letter.

SECTION 2.8. Protection of Ownership Interest of the Purchasers and the Bank Investors.

(a) The Transferor agrees that it will, and will cause the Initial Purchaser and the Seller to, from time to time, at Transferor's expense, promptly execute and deliver all instruments and documents and take all actions as may be necessary or as the Administrative Agent or any of the Purchaser Agents may reasonably request in order to perfect or protect the Transferred Interest or to enable the Administrative Agent, each of the Purchaser Agents, the Purchasers or the Bank Investors to exercise or enforce any of their respective rights hereunder. Without limiting the foregoing, the Transferor will, and will cause the Seller and Initial Purchaser to, upon the request of the Administrative Agent, any of the Purchaser Agents, a Purchaser or any of the Bank Investors, in order to accurately reflect this purchase and sale transaction, execute and file such financing or continuation statements or amendments thereto or assignments thereof (as permitted, as applicable, pursuant to Section 9.7 hereof, the Asset Purchase Agreement or the Sheffield Agreement) as may be requested by the Administrative Agent, any of the Purchaser Agents, a Purchaser or any of the Bank Investors. The Transferor shall, and shall cause the Initial Purchaser and the Seller to, upon request of the Administrative Agent or any of the Purchaser Agents (on behalf of the related Purchaser or Bank Investors) obtain such additional search reports as the Administrative Agent or such Purchaser Agents shall reasonably request. To the fullest extent permitted by applicable law, the Administrative Agent and the Purchaser Agents shall be permitted to sign and file continuation statements and assignments thereof without the Transferor's or the Seller's signature. Carbon, photographic or other reproduction of this Agreement or any financing statement shall be sufficient as a financing statement. The Transferor shall not, and shall not permit the Initial Purchaser or Seller to, change its respective name, identity or corporate structure (within the meaning of Section 9-402(7) of the UCC as in effect in the States of New York, Arizona and Minnesota, as applicable) or relocate its respective chief executive office unless it shall have: (i) given the Administrative Agent and the Purchaser Agents at least ten (10) days prior notice thereof and (ii) prepared at Transferor's expense and delivered to the Administrative Agent and the Purchaser Agents all financing statements, instruments and other documents necessary to preserve and protect the Transferred Interest or as otherwise requested by the Administrative Agent and the Purchaser Agents in connection with such change or relocation. Any filings under the UCC or otherwise that are occasioned by such change in name or location shall be made at the expense of Transferor. The Transferor shall notify the Administrative Agent promptly after it, the Initial Purchaser or the Seller relocates any office where Records are kept of any such new location.

(b) The Transferor agrees that it will, and will cause the Seller and each other Person having possession of any Records to, at Transferor's expense, on or prior to the Closing Date indicate clearly and unambiguously in its master data processing records and on any storage containers containing Records that the Receivables created in connection with the Accounts have been conveyed to the Transferor and transferred to the Purchaser Agents, for the benefit of the Purchasers and the Bank Investors. The Transferor further agrees to deliver or to cause the Collection Agent to deliver to the Administrative Agent a computer file or microfiche list containing a true and complete list of all such Accounts, identified by account number and by Receivable balance as of the Cut-Off Date. Such file or list shall be marked as the Account Schedule delivered to the Administrative Agent as confidential and proprietary, and is hereby incorporated into and made a part of this Agreement. The Transferor agrees to deliver or to cause the Collection Agent to deliver to the Administrative Agent within five (5) Business Days of the request therefor by any of the Purchaser Agents and in any event promptly after any conversion of record-keeping and servicing functions related to the ongoing activity of the Accounts from PNC to the Collection Agent, a computer file or microfiche list containing a true and complete list of all Accounts, including all Related Accounts created on or after the Cut-Off Date, in existence as of the last day of the prior Collection Period, identified by account number and by Receivable balance as of the last day of the prior Collection Period. Such file or list shall be marked as the Account Schedule delivered to the Administrative Agent as confidential and proprietary, shall replace the previously delivered Account Schedule and shall be incorporated into and made a part of this Agreement. The Collection Agent agrees, on behalf of the Transferor, at its own expense, by the end of each Collection Period in which any Accounts or Related Accounts have been originated to indicate clearly and unambiguously in its master data processing records and any storage containers containing Records that the Receivables created in connection with such Accounts have been conveyed to the Transferor and transferred to the Purchaser Agents, for the benefit of the Purchasers and the Bank Investors, pursuant to this Agreement.

SECTION 2.9.        Application of Payments.

(a) If on any day any Receivable is either (x) reduced or canceled as a result of any defective, rejected or returned merchandise or services, any discount, credit, rebate, dispute, warranty claim, chargeback, allowance or any billing or other adjustment, or (y) reduced or canceled as a result of a setoff or offset in respect of any claim by any Person (whether such claim arises out of the same or a related transaction or an unrelated transaction and whether such reduction or cancellation is effected through the granting of credits against the applicable Receivables or by the issuance of a check or other payment in respect of, and as payment for, such reduction) or (z) any other downward adjustments to the balance of such Receivable without receiving Collections therefor and prior to such Receivable becoming a Defaulted Receivable, then such amount shall thereafter be deducted from the aggregate balance of the Receivables and the Principal Receivables. If such reduction would result in a Buyer's Percentage Factor greater than the Maximum Buyer's Percentage Factor, the Transferor shall pay (or direct the Collection Agent to pay from Collections otherwise distributable to the Transferor) to each of the Purchaser Agents its respective Purchaser's or Bank Investor's Pro Rata Share of an amount (the payment of such amount is herein referred to as an "Adjustment Payment") equal to the amount that, when (A) deposited into the Excess Funding Account or (B) applied in reduction of the related Purchaser's applicable Net Investment, will result in a Buyer's Percentage Factor less than or equal to the Maximum Buyer's Percentage Factor. At the Transferor's election, such amount shall be (A) deposited into the Excess Funding Account or (B) applied by the applicable Purchaser Agent to the reduction of the related Purchaser's applicable Net Investment.

(b) If on any day any of the  representations  or  warranties  set  forth in (x)
Section 3.1 (d), (j), (l) or (s) or Section 3.3(f) was or becomes untrue with respect to a Receivable or (y) Section 3.1(e) or Section 3.3(d) was or becomes untrue with respect to the existence or amount of any Receivable (whether, in any case, on or after the date of any transfer of an interest therein to any of the Purchaser Agents, the Purchasers or the Bank Investors as contemplated hereunder), then such Receivable shall thereafter not be included in any calculation of the outstanding Receivables or the Principal Receivables; provided, however, that if such representations and warranties shall on any day thereafter be true and correct in all material respects as if such Receivable had then been created, such Receivable shall be eligible for purchase hereunder. If such reduction would result in a Buyer's Percentage Factor greater than the Maximum Buyer's Percentage Factor, the Transferor shall pay (or direct the Collection Agent to pay from Collections otherwise distributable to the Transferor) to each of the Purchaser Agents its respective Purchaser's or Bank Investor's Pro Rata Share of an amount equal to the amount that, when (A) deposited into the Excess Funding Account or (B) applied in reduction of the applicable Net Investment, will result in a Buyer's Percentage Factor less than or equal to the Maximum Buyer's Percentage Factor. At the Transferor's election, such amount shall be (A) deposited into the Excess Funding Account or (B) applied by the applicable Purchaser Agent to the reduction of the applicable Net Investment.

SECTION 2.10.       Payments and Computations, Etc.

                  All amounts to be paid or deposited by the Transferor or the Collection Agent hereunder shall be paid or deposited in accordance with the terms hereof no later than 11:00 a.m. (New York City time) on the day when due in immediately available funds; if such amounts are payable to the Purchaser Agents (whether on behalf of a Purchaser or any Bank Investor or otherwise) they shall be paid or deposited in the account indicated in Section 10.3 hereof, until otherwise notified by the Purchaser Agents. The Transferor shall, to the extent permitted by law, pay to the Purchaser Agents, for the benefit of the Purchasers and the Bank Investors upon demand, interest on all amounts not paid or deposited when due hereunder at a rate equal to 2% per annum plus the Base Rate. All computations of interest and all per annum fees hereunder shall be made on the basis of a year of 360 days for the actual number of days (including the first but excluding the last day) elapsed, provided, that any interest which accrues at the Base Rate shall be computed on the basis of a year of 365 or 366 days, as applicable, for such actual number of days elapsed. Any computations by the Administrative Agent or any of the Purchaser Agents of amounts payable by the Transferor hereunder shall create a rebuttable presumption of correctness.

SECTION 2.11.       Reports.

(a) Prior to each Determination Date after the Closing Date, beginning with the January 1999 Determination Date, the Collection Agent shall prepare and forward to the Purchaser Agents (i) an Investor Report as of the end of the last day of the immediately preceding month, (ii) if requested by any of the Purchaser Agents, a listing by Obligor Account Number of all Receivables together with an aging of such Receivables for any month and (iii) such other information as any of the Purchaser Agents may reasonably request.

(b) On or before the date of an Incremental Transfer, the Transferor shall prepare and forward to the Purchaser Agents an Additional Investment Certificate, reporting the Principal Receivables, the Buyer's Percentage Factor, the most recent Spread Account Cap Percentage Amount, the amount on deposit in the Spread Account and such other information as any of the Purchaser Agents may request as of the close of business on the Business Day preceding the date of the requested Incremental Transfer.

SECTION 2.12.       Collection Account, Spread Account and Excess Funding
Account.

(a) There shall be established on the day of the initial Incremental Transfer hereunder and maintained with the Administrative Agent, a segregated account (the "Collection Account"), bearing a designation clearly indicating that the funds deposited therein are held for the benefit of the Administrative Agent and the Purchaser Agents. The Collection Agent shall remit daily but in any event within forty-eight hours of receipt to the Collection Account, (a) if prior to the occurrence of a Termination Event, the Buyer's Percentage Factor of all Finance Charge Collections, and (b) if on or after the occurrence of a Termination Event, all Collections received with respect to any Receivables. In addition, the Transferor shall remit or cause to be remitted to the Collection Account all proceeds received by it under each Interest Rate Cap Agreement, on the same Business Day received by it pursuant to such agreement. For purposes of this Section 2.12(a), the Buyer's Percentage Factor during any Collection Period shall be the Buyer's Percentage Factor at the opening of business on the first day of such Collection Period. Funds on deposit in the Collection Account (other than investment earnings) shall be invested by the Administrative Agent in Eligible Investments that will mature so that such funds will be available prior to the Remittance Date following such investment (or any earlier date on which such funds are needed pursuant to Section 2.4 hereof). On each Remittance Date, all interest and earnings (net of losses and investment expenses) on funds on deposit in the Collection Account shall be applied as if such amounts were the Buyer's Percentage Factor of Finance Charge Collections. In addition, amounts on deposit in the Collection Account may be applied toward payments to be made pursuant to Section 2.4. On the date on which the Net Investments and all Aggregate Unpaids have been paid in full, any funds remaining on deposit in the Collection Account shall be paid to the Transferor.

(b) (i) There shall be established on the Closing Date hereunder and maintained with the Administrative Agent a segregated account (the "Spread Account"), bearing a designation clearly indicating that the funds deposited therein are held for the benefit of the Administrative Agent and the Purchaser Agents. On each Determination Date, the Spread Account Cap Percentage Amount for such Determination Date shall be calculated by the Purchaser Agents. If the funds on deposit in the Spread Account on such Determination Date are less than the Spread Account Cap Percentage Amount, Collections shall be deposited into the Spread Account on the next succeeding Remittance Date in accordance with Section
2.5 up to the Spread Account Cap Percentage Amount.

                  (ii) Funds on deposit in the Spread Account (other than investment earnings) shall be invested by the Administrative Agent in Eligible Investments that will mature so that funds will be available prior to the Remittance Date following such investment. On each Remittance Date, all interest and earnings (net of losses and investment expenses) on funds on deposit in the Spread Account shall be applied as if such amounts were the Buyer's Percentage Factor of Finance Charge Collections. On the date on which the Net Investments and all Aggregate Unpaids have been paid in full, any funds remaining on deposit in the Spread Account shall be paid to the Transferor.

(c) (i) There shall be established on the Closing Date hereunder and maintained with the Administrative Agent either a separate, segregated account or a subaccount of the Collection Account (the "Excess Funding Account"), bearing a designation clearly indicating that the funds deposited therein are held for the benefit of the Administrative Agent and the Purchaser Agents. In the event that on any day the Buyer's Percentage Factor exceeds the Maximum Buyer's Percentage Factor, the Collection Agent shall remit to the Excess Funding Account an amount of Principal Collections which would cause the Buyer's Percentage Factor not to exceed the Maximum Buyer's Percentage Factor.

                  (ii) Funds on deposit in the Excess Funding Account (other than investment earnings) shall be invested by the Administrative Agent at the direction of the Collection Agent in Eligible Investments that will mature so that funds will be available prior to the Remittance Date following such investment. On each Remittance Date, all funds on deposit in the Excess Funding Account shall be available to make any payments required to be made from the Excess Funding Account in accordance with Section 2.5. On the date on which the Net Investments and all Aggregate Unpaids have been paid in full, any funds remaining on deposit in the Excess Funding Account shall be paid to the Transferor.

(d) All payments to be made out of funds on deposit in the Collection Account, Spread Account and Excess Funding Account pursuant to Sections 2.4, 2.5 and 2.6 shall be remitted by the Administrative Agent pursuant to instructions and computations provided by the Collection Agent, including pursuant to the Investor Reports. The Administrative Agent shall have no responsibility whatsoever for the accuracy of any such computations or information provided pursuant to the Investor Reports.

SECTION 2.13.       Sharing of Payments, Etc.

                  If a Purchaser or any Bank Investor (for purposes of this Section only, being a "Recipient") shall obtain any payment (whether voluntary, involuntary, through the exercise of any right of setoff, or otherwise) on account of Transferred Interest owned by it (other than pursuant to Section 2.7, or Article VIII and other than as a result of the differences in the timing of the applications of Collections pursuant to Section 2.5 or 2.6) in excess of its ratable share of payments on account of Transferred Interest obtained by the Purchasers and/or the Bank Investors entitled thereto, such Recipient shall forthwith purchase from the Purchasers and/or the Bank Investors entitled to a share of such amount participations in the Percentage Interests owned by such Persons as shall be necessary to cause such Recipient to share the excess payment ratably with each such other Person entitled thereto; provided, however, that if all or any portion of such excess payment is thereafter recovered from such Recipient, such purchase from each such other Person shall be rescinded and each such other Person shall repay to the Recipient the purchase price paid by such Recipient for such participation to the extent of such recovery, together with an amount equal to such other Person's ratable share (according to the proportion of (a) the amount of such other Person's required payment to (b) the total amount so recovered from the Recipient) of any interest or other amount paid or payable by the Recipient in respect of the total amount so recovered.

SECTION 2.14.       Right of Setoff.

(a) Without in any way limiting the provisions of Section 2.13, each of the Purchasers and the Bank Investors is hereby authorized (in addition to any other rights it may have) at any time after the occurrence of the earlier of a Special Termination Date or Termination Date or during the continuance of a Potential Termination Event to setoff, appropriate and apply (without presentment, demand or protest, which are hereby expressly waived, but with notice (which may be given after such setoff, provided that failure to give such notice shall not impair any right of setoff, appropriation or application hereunder)) any deposits held by such Purchaser or such Bank Investor in the Collection Account, the Excess Funding Account or the Spread Account to, or for the account of, the Transferor against the amount of the Aggregate Unpaids owing by the Transferor to such Person or to any Purchaser Agent, on behalf of such Person.

(b) Each of the Transferor and the Collection Agent hereby waives any right of setoff it may have or to which it may be entitled under this Agreement or the other Transaction Documents from time to time against any of the other parties to this Agreement or any of their assets.

SECTION 2.15.       Special Termination Date with Respect to a Particular
Purchaser.

                  Notwithstanding anything to the contrary contained in this Agreement, if there shall occur a Special Termination Date with respect to a Purchaser or related Bank Investors, then, from and after such Termination Date,
(a) no further Transfers shall be made to such Purchaser or Bank Investor, (b) the Pro Rata Share of such Purchaser or Bank Investor of the Buyer's Percentage Factor shall remain constant until the Net Investment owing to such Purchaser or Bank Investor has been reduced to zero and the Aggregate Unpaids owing to such Purchaser or Bank Investor have been paid in full, (c) the Collection Agent shall distribute Collections to such Purchaser or Bank Investor in accordance with the provisions of Sections 2.5 and 2.6 applicable to a Termination Date,
(d) in all respects, the provisions of this Agreement with respect to a Termination Date shall be deemed to apply only to such Purchaser or Bank Investor, and (e) all provisions of this Agreement shall continue to apply to the other Purchasers and Bank Investors as if no Termination Date has occurred with respect thereto unless and until a Termination Date shall occur separately with respect thereto.


                                   ARTICLE III

                         REPRESENTATIONS AND WARRANTIES

                    Representations and Warranties of the Transferor.

                  The Transferor represents and warrants to the Administrative Agent, Purchaser Agents, each Purchaser and the Bank Investors that:

(a)      Corporate Existence and Power.

The Transferor is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation and has all corporate power and all material governmental licenses, authorizations, consents and approvals required to carry on its business in each jurisdiction in which its business is now conducted. The Transferor is duly qualified to do business in, and is in good standing in, every other jurisdiction in which the nature of its business requires it to be so qualified, except where the failure to be so qualified or in good standing would not have a Material Adverse Effect.

(b)      Corporate and Governmental Authorization; Contravention.

                           The execution,  delivery and  performance  by the
Transferor of this  Agreement,  the  Receivables  Purchase
Agreement to which it is a party, the Fee Letter, the PARCO Fee Letter, the Sheffield Fee Letter, the Certificate, the Transfer Certificate and the other Transaction Documents to which the Transferor is a party are within the Transferor's corporate powers, have been duly authorized by all necessary corporate action, require no action by or in respect of, or filing with, any Official Body or official thereof (except as contemplated by Section 2.8 hereof), and do not contravene, or constitute a default under, any provision of applicable law, rule or regulation or of the Certificate of Incorporation or Bylaws of the Transferor or of any agreement, judgment, injunction, order, writ, decree or other instrument binding upon the Transferor or result in the creation or imposition of any Adverse Claim on the assets of the Transferor or any of its Subsidiaries (except as contemplated by Section 2.8 hereof).

(c)      Binding Effect.

                           Each of this Agreement,  the Receivables  Purchase
Agreements to which it is a party, the Fee Letter, the PARCO Fee Letter, the Sheffield Fee Letter, the Certificates and the other Transaction Documents to which the Transferor is a party constitutes, and the Transfer Certificates upon payment of the Transfer Price set forth therein by each Purchaser Agent will constitute, the legal, valid and binding obligation of the Transferor, enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, moratorium or other similar laws affecting the rights of creditors generally and as such enforceability may be limited by general principles of equity (whether considered in a proceeding at law or in equity).

(d)      Perfection.

                           Immediately  preceding  each  Transfer  hereunder,
the Transferor shall be the lawful owner of all of the Receivables, free and clear of all Adverse Claims. On or prior to each Transfer and each recomputation of the Transferred Interest, all financing statements and other documents required to be recorded or filed in order to perfect and protect the Transferred Interest against all creditors of and purchasers from the Transferor, the Initial Purchaser and the Seller will have been duly filed in each filing office necessary for such purpose and all filing fees and taxes, if any, payable in connection with such filings shall have been paid in full.

(e)      Accuracy of Information.

                           All information  heretofore  furnished by or on
behalf of the Seller, the Collection Agent or the Transferor
(including without limitation, the Account Schedule, the Investor Reports, any reports delivered pursuant to Section 2.11 hereof and the Transferor's financial statements) to a Purchaser, any Bank Investors, the Administrative Agent or any of the Purchaser Agents for purposes of or in connection with this Agreement or any transaction contemplated hereby is, and all such information hereafter furnished by the Transferor to a Purchaser, any Bank Investors, the Administrative Agent or any of the Purchaser Agents will be, true, accurate and complete in every material respect, on the date such information is stated or certified.

(f)      Tax Status.

                           The Transferor  has filed all tax returns  (federal,
state and local) required to be filed and has paid or made adequate provision for the payment of all taxes, assessments and other governmental charges, except to the extent it is contesting any such payment in good faith, through appropriate proceedings and after having set aside adequate reserves therefor.

(g)      No Actions, Suits.

                           There are no actions,  suits or  proceedings  pending
or, to the knowledge of the Transferor, threatened against or affecting the Transferor, the Seller or the Initial Purchaser or their respective properties, in or before any court, arbitrator or other body, which question the validity of the transactions contemplated hereby or which, individually or in the aggregate, have or could reasonably be expected to have a Material Adverse Effect.

(h)      Use of Proceeds.

                           No proceeds of any Transfer will be used by the
Transferor to acquire any security in any transaction which is subject to Section 13 or 14 of the Securities Exchange Act of 1934, as amended.

(i)      Place of Business.

                           The principal place of business and chief  executive
office of the Transferor are located at the address of the Transferor indicated in Section 10.3 hereof and the offices where the Transferor keeps all its Records, are located in Arizona, Nebraska, Oklahoma and Minnesota and such other addresses as are described on Exhibit G or such other locations notified to the Purchasers in accordance with Section 2.8 hereof in jurisdictions where all action required by Section 2.8 hereof has been taken and completed. (j) Good Title.

                           Upon each Transfer and each recomputation of the
Transferred Interest, the Purchaser Agents shall acquire a valid and perfected first priority undivided percentage ownership interest to the extent of the Transferred Interest or a first priority perfected security interest in each Receivable that exists on the date of such Transfer and recomputation and in the Collections with respect thereto free and clear of any Adverse Claim.

(k)      Tradenames, Etc.

                           Except as set forth on  Exhibit  H, as  amended  from
time to time, (i) the Transferor's chief executive office is located at the address for notices set forth in Section 10.3 hereof; (ii) the Transferor has no subsidiaries; and (iii) the Transferor has, within the last five (5) years, operated only under its legal name, and, within the last five
(5) years, has not changed its name, merged with or into or consolidated with any other corporation or been the subject of any proceeding under Title 11, United States Code (as amended, supplemented or otherwise modified and in effect, the "Bankruptcy Code").

(l)      Nature of Receivables.

                           Each  Receivable (x)  represented by the  Transferor
or the  Collection  Agent to be an Eligible  Receivable
(including in any Investor Report or other report delivered  pursuant to Section
2.11 hereof) or (y) included in the calculation of Principal Receivables in fact satisfies at such time the definition thereof.

(m)      Coverage Requirement; Amount of Receivables.

                           The  Buyer's  Percentage  Factor  does not exceed
the Maximum Buyer's Percentage Factor. As of the day preceding the Cut-Off Date, the aggregate outstanding balance of the Principal Receivables in existence was $803,461,210.

(n)      Collections and Servicing.

                           Since  September 8,  1998,  there has been no
material adverse change in the ability of the Collection Agent
(to the extent it is the Seller, the Transferor or any Subsidiary or Affiliate of any of the foregoing) to service and collect the Receivables.

(o)      No Termination Event.

                           No event has occurred and is continuing and no
condition exists which constitutes a Termination Event or a Potential Termination Event.

(p)      Not an Investment Company.

                           The  Transferor  is not,  and is not  controlled  by,
an "investment company" within the meaning of the Investment Company Act of 1940, as amended, or is exempt from all provisions of such Act.

(q)      ERISA.

                           Each of the Transferor and its ERISA Affiliates is in
compliance in all material respects with ERISA and no lien exists in favor of the Pension Benefit Guaranty Corporation on any of the Receivables.

(r)      Bulk Sales.

                           No transaction  contemplated  hereby or by the
Receivables Purchase Agreements requires compliance with any bulk sales act or similar law.

(s)      Transfers under Receivables Purchase Agreements.

                           Each  Receivable  which has been  transferred to the
Transferor by the Initial  Purchaser and to the Initial
Purchaser by the Seller has been purchased, respectively, by the Transferor from the Initial Purchaser and by the Initial Purchaser from the Seller pursuant to, and in accordance with, the terms of the respective Receivables Purchase Agreements. The Affected Assets have been conveyed by DMCCB to the Initial Purchaser pursuant to the Receivables Purchase Agreement between DMCCB and the Initial Purchaser.

(t)      Preference; Voidability.

                           The  Transferor  and the  Initial  Purchaser  shall
have given  reasonably  equivalent  value to the Initial
Purchaser and the Seller, respectively, in consideration for the transfer to the Transferor and the Initial Purchaser of the Receivables from the Initial Purchaser and the Seller, respectively, and each such transfer shall not have been made for or on account of an antecedent debt owed by the Initial Purchaser to the Transferor or Seller to the Initial Purchaser, respectively, and no such transfer is or may be voidable under any Section of the Bankruptcy Code.

(u)      Representations and Warranties of the Seller.

                           Each of the  representations and warranties of the
Seller and Initial Purchaser set forth in the Receivables
Purchase Agreements and of the Seller, Initial Purchaser and the Transferor in each other Transaction Document are true and correct in all material respects and the Transferor hereby remakes all such representations and warranties for the benefit of the Purchasers, the Bank Investors and the Purchaser Agents. Any document, instrument, certificate or notice delivered to the Purchasers hereunder shall be deemed a representation and warranty by the Transferor.

(v)      Year 2000 Compliance.

                           (i)      The  Transferor  has (x) initiated a review
and assessment of all areas within its and each of its Subsidiaries' business and operations (including those affected by suppliers, vendors and customers) that could be adversely affected by the "Year 2000 Problem" (that is, the risk that computer applications used by the Transferor or any of its Subsidiaries (or suppliers, vendors and customers) may be unable to recognize and perform properly date-sensitive functions involving certain dates prior to and any date after December 31, 1999), (y) developed a plan and timeline for addressing the Year 2000 Problem on a timely basis, and (z) to date, implemented that plan in accordance with that timetable. Based on the foregoing, the Transferor believes that all computer applications (including those of its suppliers, vendors and customers) that are material to its or any of its Subsidiaries' business and operations are reasonably expected on a timely basis to be able to perform properly date-sensitive functions for all dates before and after January 1, 2000 (that is, be "Year 2000 Compliant"), except to that extent that a failure to do so could not reasonably be expected (A) to have a Material Adverse Effect or (B) to result in a Termination Event.

                           (ii) The  Transferor  (x) has  completed a review and
assessment of all computer applications (including,
but not limited to those of its suppliers, vendors, customers and any third party servicers), which are related to or involved in the origination, collection, management or servicing of the Receivables (the "Receivable Systems") and (y) has determined in its reasonable judgment based on current information that such Receivable Systems are Year 2000 Compliant or will be Year 2000 Compliant on or before June 1, 1999 and thereafter, except to the extent that a failure to be Year 2000 Compliant could not reasonably be expected (A) to have a Material Adverse Effect or (B) to result in a Termination Event.

                           (iii)  The  costs  of  all  assessment,  remediation,
testing and integration related to the Transferor's plan for becoming Year 2000 Compliant will not have a Material Adverse Effect.

SECTION 3.2.        Reaffirmation of Representations and Warranties by the
Transferor.

                  On each day that a Transfer is made hereunder, the Transferor, by accepting the proceeds of such Transfer, whether delivered to the Transferor pursuant to Section 2.2(a) or Section 2.5 hereof, shall be deemed to have certified that all representations and warranties described in Section 3.1 hereof are correct on and as of such day as though made on and as of such day. Each Incremental Transfer shall be subject to the further conditions precedent that (a) prior to the date of such Incremental Transfer, the Collection Agent shall have delivered to each of the Purchaser Agents, in form and substance satisfactory to the Purchaser Agents, a completed Additional Investment Certificate, together with such additional information as may be reasonably requested by any of the Purchaser Agents; and the Transferor shall be deemed to have represented and warranted that such conditions precedent have been satisfied and (b) all representations and warranties of the Collection Agent shall be true and correct on and as of the date of such Incremental Transfer.

SECTION 3.3.        Representations and Warranties of the Collection Agent.

                  The   Collection   Agent   represents   and  warrants  to  the
Administrative Agent, Purchaser Agents, each Purchaser and the Bank Investors that:

(a)      Corporate Existence and Power.

                           The  Collection  Agent is a national  banking
association duly organized, validly existing and in good standing under the laws of the United States and has all corporate power and all material governmental licenses, authorizations, consents and approvals required to carry on its business in each jurisdiction in which its business is now conducted. The Collection Agent is duly qualified to do business in, and is in good standing (or is exempt from such requirements) in, every other jurisdiction in which the nature of its business requires it to be so qualified, except where the failure to be so qualified or in good standing would not have a Material Adverse Effect.

(b)      Corporate and Governmental Authorization; Contravention.

                           The execution,  delivery and performance by the
Collection Agent of this Agreement are within the Collection
Agent's corporate powers, have been duly authorized by all necessary corporate action, require no action by or in respect of, or filing with, any Official Body or official thereof, and do not contravene, or constitute a default under, any provision of applicable law, rule or regulation or of the Articles of Association or Bylaws of the Collection Agent or of any agreement, judgment, injunction, order, writ, decree or other instrument binding upon the Collection Agent or result in the creation or imposition of any Adverse Claim on the assets of the Collection Agent or any of its Subsidiaries (except as contemplated by Section 2.8).

(c)      Binding Effect.

                           This Agreement and each other Transaction  Document
to which the Collection Agent is a party constitutes the
legal, valid and binding obligation of the Collection Agent, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, moratorium or other similar laws affecting the rights of creditors and as such enforceability may be limited by general principles of equity (whether considered in a proceeding at law or in equity).

(d)      Accuracy of Information.

                           All  information  heretofore  furnished by the
Collection  Agent to a  Purchaser,  any Bank  Investor,  the
Administrative Agent or any of the Purchaser Agents for purposes of or in connection with this Agreement or any transaction contemplated hereby is, and all such information hereafter furnished by the Collection Agent to a Purchaser, any Bank Investor, the Administrative Agent and the Purchaser Agents will be, true and accurate in every material respect, on the date such information is stated or certified.

(e)      Actions, Suits.

                           There are no actions,  suits or proceedings pending,
or to the knowledge of the Collection Agent threatened, against or affecting the Collection Agent or its respective properties, in or before any court, arbitrator or other body, which have or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(f)      Nature of Receivables.

                           Each Receivable included in the calculation of the
Principal Receivables in fact satisfies at such time the definition of "Eligible Receivable". Each Account is either a VISA or MasterCard account.

(g)      Amount of Receivables.

                           As of the day preceding the Cut-Off Date, the
aggregate outstanding balance of the Principal Receivables in existence was $803,461,210.

(h)      Collections and Servicing.

                           Since  September 8,  1998,  there has been no
material adverse change in the ability of the Collection Agent to service and collect the Receivables.

(i)      Not an Investment Company.

                           The Collection  Agent is not, and is not controlled
by, an "investment company" within the meaning of the Investment Company Act of 1940, as amended, or is exempt from all provisions of such Act.

(j)      Tax Status.

                           The Collection Agent has filed all tax returns
(federal, state and local) required to be filed and has paid or made adequate provision for the payment of all taxes, assessments and other governmental charges, except to the extent it is contesting any such payment in good faith, through appropriate proceedings and after having set aside adequate reserves therefor.

(k)      ERISA.

                           The Collection Agent is in compliance in all material
respects with ERISA.

(l)      Chief Executive Office.

                           Its chief  executive  office for purposes of Article
9 of the UCC is located as specified  below its name in
Section 10.3.

(m)      Year 2000 Compliance.

                           (i)      The Collection  Agent has (x) initiated a
review and assessment of all areas within its and each of
its Subsidiaries' business and operations (including those affected by suppliers, vendors and customers) that could be adversely affected by the Year 2000 Problem, (y) developed a plan and timeline for addressing the Year 2000 Problem on a timely basis, and (z) to date, implemented that plan in accordance with that timetable. Based on the foregoing, the Collection Agent believes that all computer applications (including those of its suppliers, vendors and customers) that are material to its or any of its Subsidiaries' business and operations are reasonably expected on a timely basis to be Year 2000 Compliant, except to the extent that a failure to do so could not reasonably be expected
(A) to have a Material Adverse Effect or (B) to result in a Termination Event.

                           (ii) The Collection  Agent (x) has completed a review
and assessment of all its Receivable Systems and
(y) has determined in its reasonable judgment based on current information that such Receivable Systems are Year 2000 Compliant or will be Year 2000 Compliant on or before June 1, 1999 and thereafter, except to the extent that a failure to be Year 2000 Compliant could not be reasonably expected (A) to have a Material Adverse Effect or (B) to result in a Termination Event.

                           (iii)  The  costs  of  all  assessment,  remediation,
testing and integration related to the Collection
Agent's plan for becoming Year 2000 Compliant will not have a Material Adverse Effect.


                                   ARTICLE IV

                              CONDITIONS PRECEDENT

                    Conditions to Closing.

                  On or prior to the date of execution hereof, the Transferor shall deliver to the Administrative Agent and the Purchaser Agents the following documents, instruments and fees, all of which shall be in a form and substance acceptable to the Administrative Agent and the Purchaser Agents:

(a) A copy of the resolutions of the Board of Directors of the Transferor certified by its Secretary approving the execution, delivery and performance by the Transferor of this Agreement, the Receivables Purchase Agreement to which it is a party and the other Transaction Documents to be delivered by the Transferor hereunder or thereunder.

(b) A copy of the resolutions of the Board of Directors of each of the Seller and the Initial Purchaser, certified by its Secretary, approving the execution, delivery and performance by the Seller and the Initial Purchaser of this Agreement, the Receivables Purchase Agreements and the other Transactions Documents to be delivered by the Seller and the Initial Purchaser hereunder or thereunder.

(c) The Certificate of Incorporation of the Transferor certified by the Secretary of State or other similar official of the Transferor's jurisdiction of incorporation.

(d) The Articles of Association of the Seller, certified by the Seller's corporate secretary, and the Certificate of Incorporation of the Initial Purchaser, certified by the Secretary of State or other similar official of the Initial Purchaser's jurisdiction of incorporation.

(e) A Good Standing Certificate for the Transferor issued by the Secretary of State or a similar official of the Transferor's jurisdiction of incorporation, dated a date reasonably prior to the Closing Date.

(f) A Good Standing Certificate for the Initial Purchaser issued by the Secretary of State or a similar official of its jurisdiction of incorporation, dated a date reasonably prior to the Closing Date.

(g) A Certificate of an officer of the Transferor, Seller and Initial Purchaser as to the truth of representations and warranties on the Closing Date, and a certificate of the Secretary of each of the Transferor, Seller and the Initial Purchaser as to the incumbency of all officers signing Transaction Documents on their behalf, with such attachments, and including such other matters, as are requested by the Administrative Agent or any of the Purchaser Agents.

(h) Copies of proper financing statements (Form UCC-1), dated a date reasonably near to the date of the initial Incremental Transfer naming the Transferor as the debtor in favor of the Purchaser Agents, for the benefit of the Purchasers and the Bank Investors, as secured party or other similar instruments or documents as may be necessary or in the reasonable opinion of the Purchaser Agents desirable under the UCC of all appropriate jurisdictions or any comparable law to perfect the Purchaser Agents' undivided percentage interest in all Receivables, Related Security, Collections and Proceeds relating thereto.

(i) Copies of proper financing statements (Form UCC-1), (x) naming the Seller as the debtor in favor of the Initial Purchaser as secured party, which were filed in respect of the Receivables Purchase Agreement between such parties, and (y) dated a date reasonably near to the date of the initial Incremental Transfer, naming the Initial Purchaser as the debtor in favor of the Transferor as secured party, or other similar instruments or documents as may be necessary or in the reasonable opinion of the Administrative Agent and the Purchaser Agents desirable under the UCC of all appropriate jurisdictions or any comparable law to perfect the Transferor's and the Initial Purchaser's ownership interest in all Receivables, Related Security, Collections and Proceeds.

(j) Copies of proper financing statements (Form UCC-3), if any, necessary to terminate all security interests and other rights of any person in Receivables previously granted by Transferor.

(k) Copies of proper financing statements (Form UCC-3), if any, necessary to terminate all security interests and other rights of any person in Receivables previously granted by PNC, the Seller or the Initial Purchaser.

(l) Certified copies of request for information (Form UCC-11) (or a similar search report certified by parties acceptable to the Administrative Agent and the Purchaser Agents) dated a date reasonably near the date of the initial Incremental Transfer listing all effective financing statements which name the Transferor, the Seller or the Initial Purchaser (under their respective present names and any previous names) as debtor and which are filed in jurisdictions in which the filings were made pursuant to items (h) or (i) above together with copies of such financing statements (none of which shall cover any Receivables or Accounts except for those referred to in clause (i)(x) above).

(m) An opinion of in-house counsel to the Transferor, the Collection Agent, the Seller and the Initial Purchaser, covering the matters requested by the Administrative Agent and the Purchaser Agents.

(n) A copy of an executed notice to Bank of New York excluding the Receivables from being conveyed pursuant to a certain receivables purchase agreement between the Initial Purchaser and Metris Receivables, Inc.

(o) An opinion of Dorsey & Whitney LLP, counsel to the Transferor and the Initial Purchaser, covering certain bankruptcy and insolvency matters (i.e. "true sale" and "non-consolidation").

(p) An opinion of O'Connor, Cavanagh, Anderson, Killingsworth & Beshears, special Arizona counsel to the Seller, as to the perfection and priority of the ownership or security interests created under the Receivables Purchase Agreement between the Seller and the Initial Purchaser and the Assignment.

(q) (i) An opinion of Dorsey & Whitney LLP, counsel to the Seller, as to the enforceability of any security interest referred to in clause (p) above notwithstanding any insolvency of the Seller and (ii) an officer's certificate delivered by an officer of PNC as to certain facts relevant to the enforceability of the security interest created under the PNC Agreement notwithstanding any insolvency of PNC.

(r) Opinions of Dorsey & Whitney LLP, counsel to the Initial Purchaser and the Transferor, covering the (i) perfection and priority of the ownership or security interests under this Agreement, the PNC Agreement and the Receivables
Purchase Agreement between the Initial Purchaser and the Transferor, (ii) creation of the ownership or security interests under the Receivables Purchase Agreement between DMCCB and the Initial Purchaser and (iii) the characterization of the Receivables as accounts or general intangibles.

(s) Opinions of counsel to PNC and the Seller regarding the enforceability of the PNC Agreement against PNC and the Seller, respectively.

(t) A computer tape (to the Administrative Agent only) setting forth as of the Cut-Off Date all Receivables and the Receivables balances thereon and such other information as the Administrative Agent or any Purchaser Agent may reasonably request.

(u) An executed copy of this Agreement, the Receivables Purchase Agreements, the Fee Letter, the PARCO Fee Letter, the Sheffield Fee Letter, the Assignment, the Asset Purchase Agreement, the Sheffield Agreement and each of the other Transaction Documents to be executed by the Seller, the Initial Purchaser or the Transferor.

(v)      The Transfer Certificates, duly executed by the Transferor.

(w) The Certificates, duly executed by the Transferor and appropriately completed.

(x)      The Additional Investment Certificate, duly executed by the Transferor.

(y) Evidence that the fees due and owing on the Closing Date under the Fee Letter, the PARCO Fee Letter and the Sheffield Fee Letter have been paid.

(z) Evidence that the Spread Account, the Excess Funding Account and the Collection Account have been established in accordance with Section 2.12(b) hereof.

(aa) All documents pursuant to which the Receivables have been sold by PNC to the Seller.

(bb) PARCO shall have received letters from each of the Rating Agencies (other than Fitch) confirming the rating of PARCO's Commercial Paper after taking into effect PARCO's execution and performance of this Agreement.

(cc) Sheffield shall have received a letter from Moody's confirming the rating of Sheffield's Commercial Paper after taking into effect Sheffield's execution and performance of this Agreement.

(dd) Assignment by DMCCB to MCI, by MCI to the Transferor and by the Transferor to NationsBank, as Administrative Agent, of the Assigned Rights.

(ee) Substantially simultaneously with the execution hereof, evidence that the proceeds of a cash capital contribution in the amount of at least $200,000,000 made to the Initial Purchaser by Thomas H. Lee Equity Fund IV, L.P. and certain of its affiliates have been transferred by wire transfer to PNC in partial payment of the purchase price payable by DMCCB under the PNC Agreement.

(ff) A letter agreement (the "PNC Consent") pursuant to which PNC consents to the assignment by DMCCB of the Assigned Rights.

(gg) A draft confirmation with respect to the Interest Rate Cap in effect on the Closing Date.

(hh) Such other documents, instruments, certificates and opinions as the Administrative Agent and the Purchaser Agents shall reasonably request.


                                    ARTICLE V

                                    COVENANTS

                    Affirmative Covenants of Transferor.

                  At all times from the date hereof to the later to occur of (i) the Termination Date (ii) a Special Termination Date or (iii) the date on which the Net Investments have been reduced to zero and all other Aggregate Unpaids shall have been paid in full, in cash, unless the Purchaser Agents shall otherwise consent in writing:

(a)      Financial Reporting.

                           The Transferor will maintain,  for itself and each of
its Subsidiaries, a system of accounting established and administered in accordance with GAAP, and furnish or cause to be furnished to the Purchaser Agents:

(i)      Annual Reporting.

         Within one hundred  (100) days after the close of the Initial
         Purchaser's  fiscal  years,  audited financial   statements,
         prepared  in   accordance   with  GAAP  on  a
         consolidated basis for the Initial Purchaser and its Subsidiaries, in each case, including balance sheets as of the end of such period, related statements of income and cash flows, accompanied by an opinion (which shall not be qualified in any material respect) of a "Big Five" independent certified public accounting firm, prepared in accordance with generally accepted auditing standards and by a certificate of said accountants that, in the course of the foregoing, they have obtained no knowledge of any Termination Event or Potential Termination Event, or if, in the opinion of such accountants, any Termination Event or Potential Termination Event shall exist, stating the nature and status thereof.

(ii)     Quarterly Reporting.

         Within  fifty  (50) days  after  the close
         of the first  three  quarterly  periods  of the  Initial
         Purchaser's fiscal years, for the Initial Purchaser and its Subsidiaries, in each case, consolidated unaudited balance sheets as at the close of each such period and consolidated related statements of income and cash flows for the period from the beginning of such fiscal year to the end of such quarter, all as contained in the Initial Purchaser's filing with the Securities and Exchange Commission on Form 10-Q.

(iii)    Compliance Certificate.

         Together with the financial statements required hereunder, a compliance certificate signed by the
         Initial Purchaser's chief financial officer stating that (x) the attached financial statements have been prepared in accordance with GAAP and accurately reflect the financial condition of the Initial Purchaser and its Subsidiaries and (y) to the best of such Person's knowledge, no Termination Event or Potential Termination Event exists, or if any Termination Event or Potential Termination Event exists, stating the nature and status thereof.

(iv)     Notice of Termination Events or Potential Termination Events.

         As soon as possible  and in any event
         within two (2) Business Days after the occurrence of each Termination Event or each Potential Termination Event, a statement of the chief financial officer or chief accounting officer of the Transferor setting forth details of such Termination Event or Potential Termination Event and the action which the Transferor proposes to take with respect thereto.

(v)      Debt Ratings.

         Within five (5) days after the date of any
         change in the Transferor's,  the Seller's or the Initial
         Purchaser's  public  or  private  debt  ratings,   if  any,  a  written
         certification of the Transferor's, the Seller's or the Initial Purchaser's public and private debt ratings after giving effect to any such change.

(vi)     ERISA.

         Promptly after the filing or receiving
         thereof, copies of all reports and notices with respect to any Reportable Event (as defined in Article IV of ERISA) which the Transferor, the Initial Purchaser, the Seller or any ERISA Affiliate of the Transferor, the Initial Purchaser or the Seller files under ERISA with the Internal Revenue Service, the Pension Benefit Guaranty Corporation or the U.S. Department of Labor or which the Transferor, the Initial Purchaser, the Seller or any ERISA Affiliates of the Transferor, the Initial Purchaser, or the Seller receives from the Internal Revenue Service, the Pension Benefit Guaranty Corporation or the U.S. Department of Labor.

(vii) Year 2000 Reporting.

         The  certificate  referred to in Section
         5.1(m)(ii) as and when required to be delivered and shall cause the Collection Agent to deliver the certificate referred to in
         Section 5.3(e) as and when required to be delivered.

(viii) Litigation.

         Promptly upon the commencement thereof, notice of all legal or arbitral proceedings and of all proceedings by or before any governmental or regulatory authority or agency, and (promptly upon the occurrence thereof) of any material development in respect of such legal or other proceedings, affecting the Transferor.

(ix)     Other Information.

         Such other information (including non-financial information) as the Administrative Agent and the Purchaser Agents may from time to time reasonably request with respect to the Seller, the Initial Purchaser, the Transferor or any Subsidiary of any of the foregoing.

(b)      Conduct of Business.

The Transferor will carry on and conduct its business in substantially the same manner and in substantially the same fields of enterprise as it is presently conducted, and will do, and cause the Initial Purchaser and the Seller to do, all things necessary to remain duly incorporated, validly existing and in good standing as a domestic corporation in its jurisdiction of incorporation and maintain all requisite authority to conduct its business in each jurisdiction in which its business is conducted.

(c)      Compliance with Laws.

The Transferor will, and will cause each of the Seller and the Initial Purchaser to, comply in all material respects with all laws, rules,
regulations,   orders,  writs,   judgments, injunctions,  decrees or awards to
which it or its respective properties may be subject, where the failure to comply with the foregoing could be reasonably expected to have a Material Adverse Effect.

(d)      Furnishing of Information and Inspection of Records.

The Transferor will, and will cause each of the Seller and the Initial Purchaser, furnish to the Administrative Agent and the Purchaser Agents from time to time such information with respect to the Receivables as the Administrative Agent or any of the Purchaser Agents may reasonably request, including, without limitation, listings identifying the Obligor and the outstanding balance for each Receivable. The Transferor will, and will cause each of the Seller and the Initial Purchaser to, at any time and from time to time during regular business hours and after reasonable notice permit the Administrative Agent and the Purchaser Agents, or their respective agents or representatives, (i) to examine and make copies of and take abstracts from all Records and (ii) to visit the offices and properties of the Transferor,  the Initial Purchaser or the Seller, as applicable,  for the
purpose  of  examining  such  Records,   and  to  discuss  matters  relating  to
Receivables or the Transferor's, the Initial Purchaser's or the Seller's performance hereunder and under the other Transaction Documents to which such Person is a party with any of the officers, directors, employees or independent public accountants of the Transferor, the Initial Purchaser or the Seller, as applicable, having knowledge of such matters.

(e)      Keeping of Records and Books of Account.

The Transferor will, and will cause the Initial Purchaser and the Seller to, maintain and implement administrative and operating procedures (including, without limitation, an ability to recreate records evidencing
Receivables  in  the  event  of  the
destruction of the originals thereof), and keep and maintain, all documents, books, records and other information reasonably necessary or advisable for the collection of all Receivables (including, without limitation, records adequate to permit the daily identification of each new Receivable and all Collections of and adjustments to each existing Receivable).

(f) Performance and Compliance with Receivables and Accounts.

The Transferor, at its expense, will, and will cause the Seller and Initial Purchaser to, timely and fully perform and comply with all material provisions, covenants and other promises required to be observed by the Transferor, Initial Purchaser or the Seller under the Accounts related to the Receivables.

(g)      Credit and Collection Policies.

                           The  Transferor  will,  and will  cause  the  Seller,
Initial Purchaser and the Collection Agent to, comply with the Credit and Collection Policy in regard to the Receivables and the related Accounts, except insofar as any failure to so comply could not be reasonably expected to impair the collectibility of the Receivables, on the whole, or a substantial amount thereof, or otherwise have a Material Adverse Effect.

(h)      Collections Received.

                           The Transferor  shall,  and shall cause the Seller
and the Collection Agent to, hold in trust, and deposit, immediately, but in any event not later than forty-eight (48) hours of its receipt thereof, to the Collection Account all Collections received from time to time by the Transferor, Initial Purchaser or the Seller, as the case may be, in accordance with Section 2.12(a).

(i)      Sale Treatment.

                           The  Transferor  will not (i) and will not permit the
Seller or the Initial Purchaser to, account for, or otherwise treat, the transactions contemplated by the Receivables Purchase Agreements in any manner other than as a sale of Receivables by the Seller to the Initial Purchaser or by the Initial Purchaser to the Transferor, or (ii) account for (other than for tax purposes) or otherwise treat the transactions contemplated hereby in any manner other than as a sale of Receivables by the Transferor to the Purchaser Agents, on behalf of the Purchasers or the Bank Investors, as applicable. In addition, the Transferor shall, and shall cause the Seller and the Initial Purchaser to, disclose (in a footnote or otherwise) in all of their respective financial statements (including any such financial statements consolidated with any other Persons' financial statements) the existence and nature of the transaction contemplated hereby and by the Receivables Purchase Agreements and the interest of the Transferor (in the case of the Initial Purchaser's financial statements) and the Purchaser Agents, on behalf of the Purchasers and the Bank Investors, in the Affected Assets.

(j)      Separate Existence

The Transferor shall at all times (a) to the extent the Transferor's office is located in the offices of the Seller, Metris Direct, or any Affiliate of Metris Direct, pay fair market rent for its executive office space located in the offices of the Seller, Metris Direct, or any Affiliate of Metris Direct, (b) have at all times at least two members of its board of directors which are not and have never been employees, officers or directors of the Seller, Metris Direct, or any Affiliate of Metris Direct, or of any creditor of the Seller, Metris Direct, or any Affiliate of Metris Direct (other than any special purpose corporations which have been established by the Initial Purchaser or any of its Affiliates in conjunction with the securitization by the Initial Purchaser or any of its Affiliates of credit card receivables) and are persons who are familiar and have experience with asset securitization, (c) maintain the Transferor's books, financial statements, accounting records and other corporate documents and records separate from those of the Seller, Metris Direct, or any other entity and maintain separate accounts, (d) not commingle the Transferor's assets with those of the Seller or any other entity, (e) act solely in its corporate name and through its own authorized officers and agents, (f) make investments directly or by brokers engaged and paid by the Transferor or its agents (provided that if any such agent is an Affiliate of the Transferor it shall be compensated at a fair market rate for its services), (g) separately manage the Transferor's liabilities from those of the Seller, Metris Direct, or any Affiliates of Metris Direct, and pay its own liabilities, including all administrative expenses, from its own separate assets, except that the Seller may pay the organizational expenses of the Transferor, (h) pay from the Transferor's assets all obligations and indebtedness of any kind incurred by the Transferor, and (i) take no actions which may mislead third parties as to the separate corporate identities and separate assets and liabilities of the Seller, Metris Direct, the Initial Purchaser, and the Transferor. The Transferor shall abide by all corporate formalities, including the maintenance of current minute books, and the Transferor shall cause its financial statements to be prepared in accordance with generally accepted accounting principles in a manner that indicates the separate existence of the Transferor and its assets and liabilities. The Transferor shall (i) pay all its liabilities, (ii) not assume the liabilities of the Seller, Metris Direct, or any Affiliate of Metris Direct, (iii) not lend funds or extend credit to the Seller and (iv) not guarantee the liabilities of the Seller, Metris Direct, or any Affiliates of Metris Direct. The officers and directors of the Transferor (as appropriate) shall make decisions with respect to the business and daily operations of the Transferor independent of and not dictated by any controlling entity. The Transferor shall not engage in any business not permitted by its Certificate of Incorporation.

(k)      Corporate Documents.

                           The Transferor  shall not amend,  alter or change (i)
Article III, VI, X, XI, XII or XIV of its Certificate
of Incorporation, (ii) any provision of the agreement mentioned in clause (b) of the definition of "Receivables Purchase Agreements" or (iii) the agreement mentioned in clause (a) of the definition of "Receivables Purchase Agreements" if such amendment, alteration, or change to such agreement referred to in such clause (a) could have an adverse effect on the collectibility of the Receivables, the interests of the Administrative Agent, any of the Purchaser Agents, the Purchasers or the Bank Investors, without, in each case, the prior written consent of the Administrative Agent and the Purchaser Agents, which consent shall not be unreasonably withheld.

(l)      Payment to the Initial Purchaser.

                           With respect to any Receivable sold by the Initial
Purchaser to the Transferor, the Transferor shall, and shall cause the Initial Purchaser to, effect such sale under, and pursuant to the terms of, the applicable Receivables Purchase Agreement, including, without limitation, the payment by the Transferor to the Initial Purchaser and by the Initial Purchaser to the Seller of the purchase price for such Receivable as required by the terms of the applicable Receivables Purchase Agreement.

(m)      Year 2000 Compliance.

                           (i)      The Transferor will promptly notify the
Administrative Agent and the Purchaser Agents in the event the Transferor discovers or determines that any computer application (including those of its suppliers, vendors and customers) (x) that is necessary for the origination, collection, management, or servicing of the Receivables will not be Year 2000 Compliant on or before June 1, 1999 and thereafter, or (y) that is otherwise material to its or any of its Subsidiaries' business and operations will not be Year 2000 Compliant on a timely basis, except to the extent that, in the case of (y) above, such failure could not reasonably be expected (A) to have a Material Adverse Effect or (B) to result in a Termination Event.

                           (ii)   Further,    the   Transferor    will   deliver
simultaneously with any quarterly or annual financial statements or reports to be delivered under this Agreement, a certificate signed by its chief financial officer that no material event, problems or conditions have occurred which in the opinion of management would (x) prevent or materially delay the Transferor's plan to become Year 2000 Compliant or (y) cause or be likely to cause the Transferor's representations and warranties with respect to being or becoming Year 2000 Compliant no longer to be true.

(n)      Interest Rate Caps.

                           (i)      The Transferor will obtain and at all times
prior to a date (the "Cap  Termination  Date") which is
twenty-seven months after the later of a Special Termination Date and Termination Date, as each may be extended, maintain one or more interest rate caps (collectively, "Interest Rate Caps"), the notional amounts of which, individually or in the aggregate, shall equal or exceed the outstanding balance of the Net Investments. Pursuant to the Interest Rate Caps, on each Remittance Date on which the LIBOR Cap Rate for a related Collection Period exceeds 7.35%, the Interest Rate Cap Provider will make a payment to the Transferor in an amount equal to the product of (i) such excess, (ii) the notional amount as of such Remittance Date and (iii) the actual number of days in the related Collection Period divided by 360. The Interest Rate Caps will terminate on the Cap Termination Date; provided, however, that the Interest Rate Caps may be terminated at an earlier date if the Transferor has obtained a substitute interest rate cap or entered into an alternative arrangement satisfactory to the Purchaser Agents and each Rating Agency then rating the Commercial Paper of any Purchaser, which in each case will not result in the reduction or withdrawal of the rating of any such Commercial Paper (such substitute interest rate cap, a "Replacement Interest Rate Cap"; such alternative arrangement, a "Qualified Substitute Arrangement").

                           (ii) In the event  that the  rating  of the  Interest
Rate Cap Provider is reduced or withdrawn, as specified in the Interest Rate Caps, the Transferor will obtain for each such Interest Rate Cap a Replacement Interest Rate Cap, or enter into a Qualified Substitute Arrangement. It shall be a condition to any such Replacement Interest Rate Cap or Qualified Substitute Arrangement that there be delivered to the Purchaser Agents an Officer's Certificate by the Transferor stating that the conditions to such substitution set forth in this Section 5.1(n) have been satisfied.

                           (iii) Each Interest  Rate Cap Agreement  will provide
that payments due to the Transferor shall be deposited into the Collection Account.

                           (iv) The  Transferor  agrees  to  notify  the  Rating
Agencies rating the Commercial Paper of any Purchaser of any assignment by an Interest Rate Cap Provider and shall, prior to amending any Interest Rate Cap Agreement, obtain confirmation from each such Rating Agency that such amendment will not result in the reduction or withdrawal of the rating of any such Commercial Paper.

                           (v) Within five Business Days after the Closing Date,
the Transferor shall deliver to the Purchaser
Agents and the Rating Agencies a fully executed Interest Rate Cap Agreement satisfactory to the Rating Agencies and all fees payable by the Transferor thereunder to the Interest Rate Cap Provider shall have been contributed to the capital of the Transferor by MCI and paid by the Transferor to the Interest Rate Cap Provider.

SECTION 5.2.        Negative Covenants of the Transferor.

                  At all times from the date hereof to the later to occur of (i) the Termination Date, (ii) a Special Termination Date or (iii) the date on which the Net Investments have been reduced to zero and all other Aggregate Unpaids shall have been paid in full, in cash, unless the Purchaser Agents shall otherwise consent in writing:

(a)      No Sales, Liens, Etc.

                           Except as otherwise  provided herein and in the
Receivables Purchase Agreements, the Transferor will not, and will not permit the Initial Purchaser or the Seller to, sell, assign (by operation of law or otherwise) or otherwise dispose of, or create or suffer to exist any Adverse Claim upon (or the filing of any financing statement) or with respect to any of the Affected Assets, or assign any right to receive income in respect thereof.

(b)      No Extension or Amendment of Receivables.

                           The  Transferor  will not,  and will not  permit  the
Seller or Initial Purchaser to, extend, amend or otherwise modify the terms of any Receivable, or amend, modify or waive any term or condition of any Account related thereto if such action could have a Material Adverse Effect. The Transferor further covenants that, except as otherwise required by law (or as is deemed by the Seller or Initial Purchaser to be necessary in order to maintain its credit card business on a competitive basis), it shall not, and shall not cause or otherwise permit the Collection Agent or Initial Purchaser at any time to reduce the periodic finance charges assessed on any Receivable or other fees on any Account if, as a result of such reduction, the reasonable expectation of the Excess Spread as of such date would be less than 2.00% and unless (i) such reduction is made applicable to the comparable segment of the consumer revolving credit accounts owned and serviced by the Collection Agent that have characteristics the same as, or substantially similar to, the Accounts that are the subject of such change or (ii) if it does not own such a comparable segment, it will not make any such change with the intent to materially benefit itself over the Purchasers and the Bank Investors.

(c)      No Change in Business or Credit and Collection Policy.

                           The  Transferor  will not make any change in the
character of its business or in the Credit and  Collection
Policy, which change would, in either case, impair the collectibility of the Receivables or otherwise have a Material Adverse Effect.

(d)      No Mergers, Etc.

                            The  Transferor  will  not,  and  except  as
otherwise  permitted  pursuant  to the  Receivables  Purchase
Agreements, will not permit the Seller to, (i) consolidate or merge with or into any other Person, or (ii) sell, lease or transfer all or substantially all of its assets to any other Person, except that the Seller may consolidate or merge with or into any other Person if (a) the Seller is the surviving corporation, or the entity or Person formed by or surviving any such consolidation or merger (if other than the Seller) or to which such sale, lease or transfer shall have been made is a corporation organized or existing under the laws of the United States, any state thereof or the District of Columbia; (b) the entity or Person formed by or surviving any such consolidation or merger (if other than the Seller) or the entity or Person to which such sale, lease, or transfer shall have been made assumes all the obligations of the Seller, respectively, under this Agreement and the other Transaction Documents pursuant to an agreement in form and substance satisfactory to the Purchaser Agents; and (c) immediately after such transaction, no Potential Termination Event or Termination Event will result therefrom.

(e)      Change of Name, Etc.

                           The  Transferor  will not, and will not permit the
Seller to, change its name, identity or structure or the location of its chief executive office, unless at least 10 days prior to the effective date of any such change the Transferor or the Seller, as applicable, delivers to the Administrative Agent and the Purchaser Agents such documents, instruments or agreements, executed by the Transferor or the Seller, as applicable, as are necessary to reflect such change and to continue the perfection of the Purchaser Agents' ownership interests or security interests in the Affected Assets.

(f)      Amendment to Transaction Documents.

                           The Transferor  will not, and will not permit the
Seller to, amend,  modify,  or supplement the  Transaction
Documents or waive any provision thereof, in each case except with the prior written consent of the Administrative Agent and the Purchaser Agents (which shall not be unreasonably withheld); nor shall the Transferor take, or permit the Seller to take, any other action under the Transaction Documents that shall have a material adverse affect on the Administrative Agent, any of the Purchaser Agents, a Purchaser or any Bank Investor or which is inconsistent with the terms of this Agreement.

(g)      Other Debt.

                           Except as  provided  for  herein,  the  Transferor
will not create, incur, assume or suffer to exist any indebtedness, whether current or funded, or any other liability other than (i) indebtedness of the Transferor representing fees, expenses and indemnities arising hereunder or under the Receivables Purchase Agreement to which it is a party for the purchase price of such Receivables under the Receivables Purchase Agreements, and (ii) other indebtedness incurred in the ordinary course of its business in an amount not to exceed $9,750 at any time outstanding.

(h)      ERISA Matters.

                           The  Transferor  will not, and will not permit the
Seller or the Initial Purchaser to, (i) engage or permit any of its respective ERISA Affiliates to engage in any prohibited transaction (as defined in Section 4975 of the Code and Section 406 of ERISA) for which an exemption is not available or has not previously been obtained from the U.S. Department of Labor; (ii) permit to exist any accumulated funding deficiency (as defined in Section 302(a) of ERISA and Section 412(a) of the Code) or funding deficiency with respect to any Benefit Plan other than a Multiemployer Plan;
(iii) fail to make any payments to any Multiemployer Plan that the Transferor, the Seller, the Initial Purchaser or any ERISA Affiliate of the Transferor, the Initial Purchaser or the Seller is required to make under the agreement relating to such Multiemployer Plan or any law pertaining thereto; (iv) terminate any Benefit Plan so as to result in any liability; or (v) permit to exist any occurrence of any reportable event described in Title IV of ERISA which represents a material risk of a liability to the Transferor, the Seller, the Initial Purchaser or any ERISA Affiliate of the Transferor, the Initial Purchaser or the Seller under ERISA or the Code.

(i)      Performance of Account Agreements.

                           The  Transferor  shall not,  and shall not permit the
Seller or Initial Purchaser to fail to comply with and
perform its obligations under the applicable Account Agreements relating to the Accounts and the Credit and Collection Policy except insofar as any such failure to comply or perform would not materially and adversely affect the rights of a Purchaser, the Administrative Agent, any of the Purchaser Agents or any Bank Investor in the Receivables or the collectibility of the Receivables. The Transferor shall not, and shall not permit the Seller or Initial Purchaser to, change the terms and provisions of the Account Agreement or the Credit and Collection Policy in any respect (including, without limitation, the calculation of the amount, and the timing, of uncollectible Receivables) with the intent to materially benefit itself over a Purchaser, the Administrative Agent, any of the Purchaser Agents or any Bank Investor, unless such change does not materially and adversely affect the rights of a Purchaser, the Administrative Agent, any of the Purchase Agents or any Bank Investor in the Receivables or the collectibility of the Receivables.

SECTION 5.3.        Affirmative Covenants of the Collection Agent.

                  At all times from the date hereof to the later to occur of (i) the Termination Date, (ii) a Special Termination Date or (iii) the date on which the Net Investments have been reduced to zero and all other Aggregate Unpaids shall have been paid in full, in cash, unless the Purchaser Agents shall otherwise consent in writing:

(a)      Conduct of Business.

                           The  Collection  Agent  shall carry on and conduct
its business in substantially the same manner and in substantially the same fields of enterprise as it is presently conducted and do all things necessary to remain duly chartered, validly existing and in good standing as a national banking association and maintain all requisite authority to conduct its business in each jurisdiction in which its business is conducted.

(b)      Compliance with Laws.

                           The  Collection  Agent shall  comply in all  material
respects with all laws, rules, regulations, orders, writs, judgments, injunctions, decrees or awards to which it or its properties may be subject which pertain to its duties hereunder and shall maintain in effect all material qualifications required by law to service the Receivables and Accounts properly.

(c)      Furnishing of Information and Inspection of Records.

                           The   Collection   Agent   shall   furnish   to   the
Administrative Agent and the Purchaser Agents from time to time such information with respect to the Receivables as the Administrative Agent and the Purchaser Agents may reasonably request, including, without limitation, listings identifying the Obligor by Account number and the outstanding balance for each Receivable. The Collection Agent shall, at any time and from time to time during regular business hours and upon reasonable notice permit the Administrative Agent, any of the Purchaser Agents, or its agents or representatives, (i) to examine and make copies of and take abstracts from all Records and (ii) to visit the offices and properties of the Collection Agent for the purpose of examining such Records, and to discuss matters relating to Receivables or the Transferor's, the Seller's, the Initial Purchaser's or the Collection Agent's performance hereunder and under the other Transaction Documents to which such Person is a party with any of the officers, directors, employees or independent public accountants of the Collection Agent having knowledge of such matters.

(d)      Keeping of Records and Books of Account.

                           The Collection Agent shall maintain and implement
operating procedures (including, without limitation, an ability to recreate records evidencing Receivables in the event of the destruction of the originals thereof), and keep and maintain, all documents, books, records and other information reasonably necessary or advisable for the collection of all Receivables (including, without limitation, records adequate to permit the daily identification of each new Receivable and all Collections of and adjustments to each existing Receivable).

(e)      Year 2000 Compliance.

                           (i)      The Collection Agent will promptly notify
the Administrative Agent and the Purchaser Agents in the event the Collection Agent discovers or determines that any computer application (including those of its suppliers, vendors and customers) (x) that is necessary for the origination, collection, management, or servicing of the Receivables will not be Year 2000 Compliant on or before June 1, 1999 and thereafter, or (y) that is otherwise material to its or any of its Subsidiaries' business and operations will not be Year 2000 Compliant on a timely basis, except to the extent that, in the case of (y) above, such failure could not reasonably be expected (A) to have a Material Adverse Effect or (B) to result in a Termination Event.

                           (ii)  Further,  the  Collection  Agent  will  deliver
simultaneously with any quarterly or annual financial statements or reports to be delivered under this Agreement, a certificate signed by its chief financial officer that no material event, problems or conditions have occurred which in the opinion of management would (x) prevent or materially delay the Transferor's plan to become Year 2000 Compliant or (y) cause or be likely to cause the Transferor's representations and warranties with respect to being or becoming Year 2000 Compliant no longer to be true.

(f)      Credit and Collection Policies.

                           The Collection  Agent shall comply with the Credit
and Collection Policy in regard to the Receivables and each related Account, except insofar as any failure to so comply could not be reasonably expected to impair the collectibility of the Receivables, on the whole, or a substantial amount thereof, or otherwise have a Material Adverse Effect.

(g)      No Rescission or Cancellation.

                           The Collection Agent shall not permit any rescission
or cancellation of a Receivable except as ordered by a court of competent jurisdiction or other governmental authority or in the ordinary course of its business and in accordance with the Credit and Collection Policy.

(h)      Protection of Purchasers' Rights.

                           The Collection  Agent shall take no action,  nor omit
to take any action, which would impair the rights of the Purchasers in the Receivables or the related Accounts.

(i)      Litigation.

                           Promptly upon the  commencement  thereof,  the
Collection Agent shall give to the Purchaser Agents notice of all legal or arbitral proceedings and of all proceedings by or before any governmental or regulatory authority or agency, affecting the Collection Agent, Seller, Initial Purchaser or any of their respective Subsidiaries (i) involving amounts in excess of $10,000,000, (ii) which could reasonably be expected to have a Material Adverse Effect, or (iii) which could otherwise result in a Termination Event or Potential Termination Event, and (promptly upon the occurrence thereof) notice of any material development in respect of any such legal or other proceedings.

(j) Notice of Termination Events, Potential Termination Events or Collection Agent Default.

                           As soon as possible and in any event within two (2)
Business Days after the  occurrence of each  Termination
Event, Potential Termination Event or Collection Agent Default, the Collection Agent shall deliver to the Administrative Agent and the Purchaser Agents a statement of the chief financial officer or chief accounting officer of the Collection Agent setting forth details of such Termination Event, Potential Termination Event or Collection Agent Default and the action which the Collection Agent proposes to take with respect thereto.

(k)      [Reserved].

(l)      Notices under the PNC Agreement.

                           The Collection  Agent shall deliver to the Purchaser
Agents copies of all notices and other communications delivered by or to the Collection Agent under the PNC Agreement after the Closing Date, promptly upon such delivery or receipt thereof, as the case may be, (i) in connection with the Assigned Rights and (ii) involving any claim against PNC in excess of $1,000,000. The Collection Agent shall notify the Purchaser Agents of any breach by PNC of any term of the PNC Agreement which involves an amount in excess of $1,000,000, upon its knowledge thereof.

(m)      PNC Agreement.

                           (i) The Collection Agent shall take all commercially reasonable actions necessary to collect payments due to it under the PNC Agreement and shall exercise diligently and promptly all its rights and remedies thereunder unless and until the Administrative Agent provides the notice to PNC under the PNC Consent and pursuant to clause
         (ii) below.

                           (ii) The Administrative Agent may, in its discretion, provide to PNC a notice as described in the PNC Consent upon the occurrence of any one or more of the following: (A) the occurrence of a Potential Termination Event which involves an amount in excess of $5,000,000 or a Termination Event which involves an amount in excess of $1,000,000 that, in each case, is caused by or related to a breach by PNC under the PNC Agreement or would be cured by a payment made by PNC under the PNC Agreement, or (B) a Collection Agent Default or Termination Event with respect to the Collection Agent which involves an amount in excess of $1,000,000

                           (iii) In the event that the Administrative Agent delivers to PNC a notice as described in the PNC Consent and agrees to settle any claim against PNC for an amount that is less than the original amount of the claim (the difference between such original amount and the amount of such settlement being the "Claim Amount"), the Administrative Agent and the Purchaser Agents agree that DMCCB shall not be liable for the Claim Amount with respect to such claims, but the Transferor and MCI, to the extent they were liable therefor, shall remain liable for the payment thereof.

(n)      Remittance to Collection Account.

                           The Collection  Agent shall,  within one Business Day
after the Collection Agent's receipt thereof, remit to the Collection Account any payment received by the Collection Agent pursuant to the PNC Agreement which relates to an amount due and owing under this Agreement, unless otherwise previously paid by the Collection Agent or Transferor hereunder or by PNC directly to the Administrative Agent.

SECTION 5.4.        Negative Covenants of the Collection Agent.

                  At all times from the date hereof to the later to occur of (i) the Termination Date, (ii) a Special Termination Date or (iii) the date on which the Net Investments have been reduced to zero and all other Aggregate Unpaids shall have been paid in full, in cash, unless the Purchaser Agents shall otherwise consent in writing.

(a)      No Sales, Liens, Etc.

                           Except as otherwise  provided herein,  the Collection
Agent shall not sell, assign (by operation of law or otherwise) or otherwise dispose of, or create or suffer to exist any Adverse Claim upon (or the filing of any financing statement) or with respect to (x) any of the Affected Assets or (y) any account to which any Collections of any Receivable are sent, or assign any right to receive income in respect thereof.

(b)      No Change in Business or Credit Collection Policy.

                           The  Collection  Agent  shall not make any  change in
the character of its business or in the Credit and Collection Policy, which change would, in either case, impair the collectibility of the Receivables, on the whole, or otherwise have a Material Adverse Effect.

(c)      No Extension or Amendment of Receivables.

                           Except as  otherwise  permitted  in Section  6.2
hereof, the Collection Agent shall not extend, amend or otherwise modify the terms of any Receivable, or amend, modify or waive any term or condition of any Account related thereto if such action could have a Material Adverse Effect.

(d)      No Mergers, Etc.

                           The  Collection  Agent shall not (i)  consolidate  or
merge with or into any other Person, or (ii) sell, lease or transfer all or substantially all of its assets to any other Person, unless
(a) the Collection Agent is the surviving corporation, or the entity or Person formed by or surviving any such consolidation or merger (if other than the Collection Agent) or to which such sale, lease or transfer shall have been made is a corporation or a national bank organized or existing under the laws of the United States, any state thereof or the District of Columbia; (b) the entity or Person formed by or surviving any such consolidation or merger (if other than the Collection Agent) or the entity or Person to which such sale, lease or transfer shall have been made assumes all the obligations of the Collection Agent under this Agreement and the other Transaction Documents pursuant to an agreement in form and substance satisfactory to the Administrative Agent and each Purchaser Agent; and (c) immediately after such transaction, no Potential Termination Event or Termination Event will result therefrom.

(e)      Amendment to PNC Agreement.

                           The  Collection  Agent  will  not  amend,  modify  or
supplement the PNC Agreement or waive any provision thereof
regarding or relating to the Assigned Rights, in each case except with the prior written consent of the Administrative Agent and the Purchaser Agents; nor shall the Collection Agent take any other action under the PNC Agreement that could reasonably be expected to have a Material Adverse Effect or which is inconsistent with the terms of this Agreement.


                                   ARTICLE VI

                         ADMINISTRATION AND COLLECTIONS

                    Appointment of Collection Agent.

                  The servicing, administering and collection of the Receivables shall be conducted by such Person (the "Collection Agent") so designated from time to time in accordance with this Section 6.1. Until the Administrative Agent gives notice to the Seller of the designation of a new Collection Agent, under the circumstances set forth below, the Seller is hereby designated as, and hereby agrees to perform the duties and obligations of, the Collection Agent pursuant to the terms hereof. The Collection Agent may not delegate any of its material rights, duties or obligations hereunder without prior notice to the Administrative Agent and the Purchaser Agents or designate a substitute Collection Agent, without the prior written consent of the Administrative Agent and the Purchaser Agents, and provided that in all events the Collection Agent shall continue to remain solely liable for the performance of the duties as Collection Agent hereunder notwithstanding any such delegation hereunder. The Administrative Agent shall, after the occurrence of a Collection Agent Default or any other Termination Event, and at the direction of the Required Purchasers, designate as Collection Agent any Person (including itself) approved by such Required Purchaser Agents to succeed the Seller or any successor Collection Agent, on the condition in each case that any such Person so designated shall agree to perform the duties and obligations of the Collection Agent pursuant to the terms hereof. The Collection Agent may notify any Obligor of the Transferred Interest.

SECTION 6.2.        Duties of Collection Agent.

(a) The Collection Agent shall take or cause to be taken all such action as may be necessary or advisable to collect each Receivable from time to time, all in accordance with applicable laws, rules and regulations, with reasonable care and diligence, and in accordance with the Credit and Collection Policy. Each of the Transferor, the Purchasers, the Purchaser Agents and the Bank Investors hereby appoints as its agent the Collection Agent, from time to time designated pursuant to Section 6.1 hereof, to enforce its respective rights and interests in and under the Affected Assets. To the extent permitted by applicable law, each of the Transferor and the Seller (to the extent not then acting as Collection Agent hereunder) hereby grants to any Collection Agent appointed hereunder an irrevocable power of attorney to take any and all steps in the Transferor's and/or the Seller's name and on behalf of the Transferor or the Seller necessary or desirable, in the reasonable determination of the Collection Agent, to collect all amounts due under any and all Receivables, including, without limitation, endorsing the Transferor's and/or the Seller's name on checks and other instruments representing Collections and enforcing such Receivables and the related Account Agreements. The Collection Agent shall set aside for the account of the Transferor and the Purchaser Agents their respective allocable shares of the Collections of Receivables in accordance with Sections 2.5 and 2.6 hereof. The Collection Agent shall segregate and deposit to each of the Purchase Agent's account its allocable share of Collections of Receivables when required pursuant to Article II hereof. The Transferor shall deliver to the Collection Agent or its designee(s) and the Collection Agent or its designees shall hold in trust for the Transferor and the Purchaser Agents, on behalf of their related Purchasers and Bank Investors, in accordance with their respective interests, all Records which evidence or relate to Receivables. The Collection Agent shall not make the Administrative Agent, any of the Purchaser Agents, a Purchaser or any of the Bank Investors a party to any litigation with respect to the Receivables without the prior written consent of such Person, unless such joinder is required by law and such Person would not become subject to any liability for which it is not indemnified hereunder.

(b) The Collection Agent shall, as soon as practicable following receipt thereof, turn over to the Transferor any collections of any indebtedness of any Person which is not on account of a Receivable. If the Collection Agent is not the Transferor or the Seller or an Affiliate of the Transferor or the Seller, the Collection Agent, by giving three Business Days' prior written notice to the Purchaser Agents, may revise the percentage used to calculate the Servicing Fee so long as the revised percentage will not result in a Servicing Fee that exceeds 110% of the reasonable and appropriate out-of-pocket costs and expenses of such Collection Agent incurred in connection with the performance of its obligations hereunder as documented to the reasonable satisfaction of the Purchaser Agents; provided, however, that at any time after the Buyer's Percentage Factor equals or exceeds 100%, any compensation to the Collection Agent in excess of the Servicing Fee initially provided for herein shall be an obligation of the Transferor and shall not be payable, in whole or in part, from Collections allocated to the Purchasers or the Bank Investors, as applicable. The Collection Agent, if other than the Transferor or the Seller or an Affiliate of the Transferor or the Seller, shall as soon as practicable upon demand, deliver to the Seller all Records in its possession which evidence or relate to indebtedness of an Obligor which is not a Receivable.

(c) On or before 100 days after the end of each fiscal year of the Collection Agent, beginning with the fiscal year ending December 31, 1998, the Collection Agent shall cause a firm of nationally recognized independent public accountants (who may also render other services to the Collection Agent, the Transferor, the Seller or any Affiliates of any of the foregoing) to furnish a report to the Purchaser Agents to the effect that they have (i) applied certain procedures, agreed upon with the Collection Agent and the Purchaser Agents and substantially as set forth in Exhibit C hereto, which would re-perform certain accounting procedures performed by the Collection Agent pursuant to certain documents and records relating to the servicing of the Accounts under this Agreement; in addition, each report shall set forth the agreed upon procedures performed and the results of such procedures; and (ii) compared the amounts and percentages set forth in the Investor Reports forwarded by the Collection Agent pursuant to
Section 2.11 during the period covered by such report with the computer reports (which may include personal computer generated reports that summarize data from the computer reports generated by either the Transferor or Collection Agent which are used to prepare the Investor Reports) which were the source of such amounts and percentages and that on the basis of such comparison, such amounts and percentages are in agreement except as shall be set forth in such report.

(d) Notwithstanding anything to the contrary contained in this Article VI, the Collection Agent, if not the Transferor, the Seller or any Affiliate of the Transferor or the Seller, shall have no obligation to collect, enforce or take any other action described in this Article VI with respect to any indebtedness that is not included in the Transferred Interest other than to deliver to the Transferor the collections and documents with respect to any such indebtedness as described in Section 6.2(b) hereof.

SECTION 6.3.        Rights After Designation of New Collection Agent.

                  At any time following the designation of a Collection Agent (other than the Transferor, the Seller or any Affiliate of the Transferor or the Seller) pursuant to Section 6.1 hereof:

(i) The Administrative Agent may or shall, at the direction of the Purchaser Agents, direct that payment of all amounts payable under any Receivable be made directly to the Administrative Agent or its designee, to be applied in accordance with Sections 2.5, 2.6 and 2.12(d), as applicable.

(ii) In the event that a Termination Event has occurred, the Transferor shall, at the Administrative Agent's request and at the Transferor's expense, direct that payments be made directly by each Obligor to the Administrative Agent or its designee, and, if necessary, give notice of any of the Purchaser Agents', the Transferor's and/or the Bank Investors' ownership of Receivables to each Obligor.

(iii) The Transferor shall, at the Administrative Agent's request, (A) assemble all of the Records, and shall make the same available to the Administrative Agent or its designee at a place selected by the Administrative Agent or its designee, and (B) segregate all cash, checks and other instruments received by it from time to time constituting Collections of Receivables in a manner acceptable to the Administrative Agent and shall, promptly upon receipt, remit all such cash, checks and instruments, duly endorsed or with duly executed instruments of transfer, to the Administrative Agent or its designee.

(iv) The Transferor and the Seller hereby authorize the Administrative Agent to take any and all lawful steps in the Transferor's or Seller's name and on behalf of the Transferor and the Seller necessary or desirable and reasonable, in the determination of the Administrative Agent, to collect all amounts due under any and all Receivables, including, without limitation, endorsing the Transferor's or Seller's name on checks and other instruments representing Collections and enforcing such Receivables and the related Account Agreements, and the Transferor and the Seller shall request any third party holding any Records to provide the Administrative Agent with access to such Records to same extent as the Transferor and Seller have such access.

SECTION 6.4.        Collection Agent Default.

                  The occurrence of any one or more of the following events shall constitute a Collection Agent Default:

(a) the Collection Agent or, to the extent that the Transferor, the Seller or any Affiliate of the Transferor, the Seller, the Initial Purchaser is then acting as Collection Agent, the Transferor, the Seller, the Initial Purchaser or such Affiliate, as applicable, shall fail to (i) observe or perform any term, covenant or agreement to be observed or performed under Section 5.3(a), (f), (g) or (h) or Section 5.4(b), (c) or (d), and any such failure to observe Section 5.3(a), (g) or (h) or Section 5.4(c) shall have a Material Adverse Effect, or
(ii) observe or perform any term, covenant or agreement hereunder (other than as referred to in clause (i) or (iii) of this Section 6.4(a)) or under any of the other Transaction Documents to which such Person is a party or by which such Person is bound, which failure shall have a Material Adverse Effect and shall remain unremedied for ten (10) days, or (iii) make any payment or deposit required to be made by it hereunder when due or the Collection Agent shall fail to observe or perform any term, covenant or agreement on the Collection Agent's part to be performed under Section 2.8(b) hereof; or

(b) any representation, warranty, certification or statement made by the Collection Agent (in the event that the Transferor, the Seller or such Affiliate is then acting as the Collection Agent) in this Agreement, the Receivables Purchase Agreements or in any of the other Transaction Documents or in any certificate or report delivered by it pursuant to any of the foregoing shall prove to have been incorrect in any material adverse respect when made or deemed made; or

(c) any event of default by the Collection Agent or any of its Subsidiaries in the performance of any term, provision or condition contained in any agreement under which any Indebtedness greater than $10,000,000 was created or is governed, if the effect of such event of default is to cause that Indebtedness to become or be declared due and payable prior to its stated maturity or the stated maturity of any underlying obligation, as the case may be; or

(d) any Event of Bankruptcy shall occur with respect to the Collection Agent or any of its Subsidiaries; or

(e) there shall have occurred any material adverse change in the operations of the Collection Agent since the end of the last fiscal year ending prior to the date of its appointment as Collection Agent hereunder which, in the commercially reasonable judgment of the Required Purchaser Agents, materially and adversely affects the Collection Agent's ability to either collect the Receivables or to perform under this Agreement; or

(f) a final judgment or judgments for the payment of money in excess of $10,000,000 individually or in the aggregate shall be rendered by one or more courts, administrative tribunals or other bodies having jurisdiction against the Collection Agent and the same shall not be discharged (or provision shall not be made for such discharge), or a stay of execution thereof shall not be procured, within 30 days from the date of entry thereof.

SECTION 6.5.        Responsibilities of the Transferor and the Seller.

                  Anything herein to the contrary notwithstanding, the Transferor shall, and/or shall cause the Seller to, (i) perform all of the Seller's obligations under the Accounts related to the Receivables to the same extent as if interests in such Receivables had not been sold hereunder and under the Receivables Purchase Agreements and the exercise by the Administrative Agent, the Purchaser Agents, the Purchasers and the Bank Investors of their rights hereunder and under the Receivables Purchase Agreements shall not relieve the Transferor or the Seller from such obligations and (ii) pay when due any taxes, including without limitation, any sales taxes payable in connection with the Receivables and their creation and satisfaction. Neither the Administrative Agent, any of the Purchaser Agents, the Purchasers nor any of the Bank Investors shall have any obligation or liability with respect to any Receivable or related Accounts, nor shall it be obligated to perform any of the obligations of the Seller thereunder.


                                   ARTICLE VII

                               TERMINATION EVENTS

                    Termination Events.

                  The occurrence of any one or more of the following events shall constitute a Termination Event:
(a) the Transferor, the Seller, the Initial Purchaser or the Collection Agent shall fail to make any payment or deposit to be made by it hereunder or under the Receivables Purchase Agreements when due hereunder or thereunder, and such failure shall continue for 2 Business Days; or

(b) any representation, warranty, certification or statement made by the Transferor in this Agreement, any other Transaction Document to which it is a party or in any other document delivered pursuant hereto or thereto shall prove to have been incorrect in any material adverse respect when made or deemed made and, if susceptible of being remedied, has not been remedied within 30 days thereafter; or

(c) the Transferor or the Collection Agent, shall default in the performance of any payment, covenant or undertaking (other than those covered by clause (a) above): (i) to be performed or observed under Sections 5.1(a)(iv), 5.1(b), 5.1(f), 5.1(g), 5.1(i), 5.1(k), 5.1(l), 5.2(a), 5.2(c), 5.2(d) or 5.2(g); (ii)
to be performed or observed under Section 5.1(a)(vi) or Section 5.3, and such default in the case of this clause (ii) shall continue for two (2) Business Days; and (iii) to be performed or observed under any other provision hereof or any other Transaction Document and such default in the case of this clause (iii) shall continue for ten (10) days; or

(d) any event of default by the Transferor, the Seller, the Initial Purchaser or any Subsidiary of the Transferor, the Seller, or the Initial Purchaser in the performance of any term, provision or condition contained in any agreement to which any such Person is a party or under which any Indebtedness owing by the Transferor, the Seller, the Initial Purchaser or any Subsidiary of the Transferor, the Initial Purchaser or the Seller greater than $10,000,000 was created or is governed if the effect of such event of default is to cause that Indebtedness to become or be declared due and payable prior to its stated maturity or the stated maturity of any underlying obligation, as the case may be; or

(e) an Event of Bankruptcy shall occur with respect to the Transferor, the Collection Agent, the Initial Purchaser or the Seller, Metris Direct or any Subsidiary of any of the foregoing (which, in the case of such Subsidiary, could reasonably be expected to have a Material Adverse Effect); or

(f) the Transferor shall, for any reason, fail to have a valid ownership interest in the Affected Assets or any of the Purchaser Agents, on behalf of their related Purchasers and Bank Investors shall, for any reason, fail or cease to have a valid and perfected first priority ownership or security interest in the Affected Assets free and clear of any Adverse Claims; or

(g)      a Collection Agent Default shall have occurred; or

(h) (x) either of the Receivables  Purchase  Agreements shall have terminated or
(y) a default shall occur under either of the Receivables Purchase Agreements which has a Material Adverse Effect; or

(i) the Transferor, the Collection Agent (except as permitted under Section 5.4(d), the Initial Purchaser, or the Seller shall enter into any transaction or merger whereby it is not the surviving entity; or

(j) there shall have occurred any material adverse change in the operations of the Transferor or the Seller since September 8, 1998 or any other Material Adverse Effect shall have occurred; or

(k) on any date (i) the  Buyer's  Percentage  Factor  shall  exceed the  Maximum
Buyer's Percentage Factor and shall not be cured within one Business Day thereafter or (ii) the Buyer's Percentage Factor shall equal or exceed 100% at any time; or

(l) on any Remittance Date, the Spread Account balance shall be less than the Spread Account Cap Percentage Amount and such deficiency shall continue to exist unremedied at the close of business on the fifth Remittance Date thereafter; or

(m) the average Excess Spread for any three rolling consecutive Collection Periods shall be less than or equal to 2% but greater than 0%; or

(n) the Initial Purchaser shall at any time cease to own, directly or indirectly, all of the outstanding capital stock of the Seller; or

(o) any failure by the Initial Purchaser or any of its ERISA Affiliates to maintain its Benefit Plans in accordance with ERISA or the occurrence of any event of the type set forth in clauses (i) through (v) of Section 5.2(h) with respect to any such entity which, in any case, results in a lien on the Receivables or otherwise has a Material Adverse Effect; or

(p) (i) the Net Investments plus, in the case where the Transferred Interest is held by a Purchaser, the Interest Component of all outstanding Related Commercial Paper, shall exceed the Facility Limit or (ii) any Purchaser's applicable Net Investment (together with the Interest Component of all its outstanding Related Commercial Paper) shall exceed its Applicable Purchaser Percentage of the Facility Limit; provided, that, in the event that the Facility Limit is reduced by the Purchasers pursuant to the definition thereof, a Termination Event shall occur hereunder if the Net Investments (plus the Interest Component of outstanding Related Commercial Paper to the extent that the Transferred Interest is held by a Purchaser) exceeds such Facility Limit, as reduced, for a period of up to two months after the date of any such reduction; or

(q) a final judgment or judgments for the payment of money in excess of $10,000,000 individually (in the case of the Collection Agent, Seller, Initial Purchaser or any of their respective Subsidiaries other than the Transferor) or in the aggregate shall be rendered by one or more courts, administrative tribunals or other bodies having jurisdiction against the Collection Agent, Seller, Initial Purchaser or any of their respective Subsidiaries and the same shall not be discharged (or provision shall not be made for such discharge), or a stay of execution thereof shall not be procured, within 30 days from the date of entry thereof; or

(r) the Interest Rate Cap Agreement shall not be in full force and effect and no substitute shall have been obtained therefor within 10 days thereafter, or an Event of Bankruptcy shall have occurred with respect to the Interest Rate Cap Provider or the Interest Rate Cap Provider shall repudiate the Interest Rate Cap Agreement or refuse to make a payment thereunder; or

(s) the Interest Rate Cap Provider is downgraded below the ratings specified in the definition thereof by either Standard & Poor's or Moody's, respectively, and is not replaced with a substitute Interest Rate Cap Provider within 10 days; or

(t) the average Excess Spread for any three rolling consecutive Collection Periods shall be 0% or less.

SECTION 7.2.        Termination.

(a) Upon the occurrence of any Termination Event, the Required Purchaser Agents may, by notice to the other Purchaser Agent and to the Transferor and the Collection Agent, declare the Termination Date to have occurred; provided, however, that in the case of any event described in Section 7.1(e), 7.1(f), 7.1(k)(ii), 7.1(p), 7.1(r), 7.1(s) or 7.1(t) above, the Termination Date shall be deemed to have occurred automatically upon the occurrence of such event. Upon any such declaration or automatic occurrence, the Purchaser Agents shall have, in addition to all other rights and remedies under this Agreement or otherwise, all other rights and remedies provided under the UCC of the applicable jurisdiction and other applicable laws, all of which rights shall be cumulative.

(b) At all times after the declaration or automatic occurrence of the Termination Date pursuant to Section 7.2(a), interest shall thereafter be calculated on the basis of the Base Rate plus 2.00% and all other Carrying Costs shall accrue interest on the basis of the Base Rate plus 2.00% until, in each case, such interest and Carrying Costs are paid in full.


                                  ARTICLE VIII

                   INDEMNIFICATION; EXPENSES; RELATED MATTERS

                    Indemnities by the Transferor.

                  Without limiting any other rights which the Administrative Agent, any of the Purchaser Agents, the Purchasers or the Bank Investors may have hereunder or under applicable law, each of the Transferor and the Collection Agent hereby severally agrees to indemnify the Purchasers, the Bank Investors, the Administrative Agent, the Purchaser Agents, the Collateral Agent, each Liquidity Provider and each Credit Support Provider and any successors and permitted assigns and their respective officers, directors and employees (collectively, "Indemnified Parties") from and against any and all damages, losses, claims, liabilities, costs and expenses, including, without limitation, reasonable attorneys' fees (which such attorneys may be employees of a Liquidity Provider, a Credit Support Provider, the Administrative Agent, any of the Purchaser Agents or the Collateral Agent, as applicable) and disbursements (all of the foregoing being collectively referred to as "Indemnified Amounts") awarded against or incurred by any of them in any action or proceeding between the Transferor, the Initial Purchaser or the Seller (including, in its capacity as the Collection Agent, except for indemnification which is being sought against the Collection Agent) and any of the Indemnified Parties or between any of the Indemnified Parties and any third party or otherwise arising out of or as a result of this Agreement, the other Transaction Documents, the ownership or maintenance, either directly or indirectly, by the Administrative Agent, any of the Purchaser Agents, a Purchaser or any Bank Investor of the Transferred Interest or any of the other transactions contemplated hereby or thereby, excluding, however, (i) Indemnified Amounts to the extent resulting from gross negligence or willful misconduct on the part of an Indemnified Party or (ii) recourse (except as otherwise specifically provided in this Agreement) for uncollectible Receivables. Notwithstanding the foregoing, the indemnity of the Collection Agent pursuant to this Section shall be limited to Indemnified Amounts relating to or resulting from any of the following which relate to the failure, breach or other action of the Collection Agent or the Seller, whether in its individual capacity or as Collection Agent. Without limiting the generality of the foregoing, the Transferor shall indemnify each Indemnified Party for Indemnified Amounts relating to or resulting from all matters set forth below (other than those described in the preceding sentence):

(i) any representation or warranty made by the Transferor, Initial Purchaser or the Seller (including, in its capacity as the Collection Agent) or any officers of the Transferor, the Initial Purchaser or the Seller (including, in its capacity as the Collection Agent) under or in connection with this Agreement, the Receivable Purchase Agreements, any of the other Transaction Documents, any Investor Report or any other information or report delivered by the Transferor, Seller or the Collection Agent pursuant hereto, which shall have been false or incorrect in any material respect when made or deemed made;

(ii) the failure by the Transferor, the Initial Purchaser or the Seller (including, in its capacity as the Collection Agent) to comply with any applicable law, rule or regulation with respect to any Receivable or the related Account, or the nonconformity of any Receivable or the related Account with any such applicable law, rule or regulation;

(iii) the failure (x) to vest and maintain vested in the Purchaser Agents, on behalf of their related Purchasers and Bank
         Investors, an undivided first priority, perfected percentage ownership interest (to the extent of the Transferred Interest) in the Affected Assets free and clear of any Adverse Claim or (y) to create or maintain a valid and perfected first priority security interest in favor of the Purchaser Agents, for the benefit of their related Purchasers and Bank Investors, in the Affected Assets as contemplated pursuant to Section 10.11 hereof, free and clear of any Adverse Claim, except that any ownership interest or security interest created hereunder with respect to Related Security shall be a first priority perfected interest only to the extent possible by filing the financing statements contemplated to be filed hereunder on the Closing Date (and any amendments thereto or continuations thereof);

(iv) the failure to file, or any delay in filing, financing statements, continuation statements, or other similar instruments or documents under the UCC of any applicable jurisdiction or other applicable laws with respect to any of the Affected Assets;

(v) any dispute, claim, offset or defense (other than discharge in bankruptcy) of the Obligor to the payment of any Receivable (including, without limitation, a defense based on such Receivable or the related Account not being the legal, valid and binding obligation of such Obligor enforceable against it in accordance with its terms);

(vi) any failure of the Collection Agent to perform its duties or obligations in accordance with the provisions hereof;

(vii) any products liability claim or personal injury or property damage suit or other similar or related claim or action of whatever sort arising out of or in connection with merchandise or services which are the subject of any Receivable;

(viii) the transfer of an ownership interest in any Receivable other than an Eligible Receivable;

(ix) the failure by the Transferor or the Seller (individually or as Collection Agent) to comply with any term, provision or covenant contained in this Agreement or any of the other Transaction Documents to which it is a party or to perform any of its respective duties under the Account Agreements;

(x)      [Reserved]

(xi) the failure of PNC, the Seller or Initial Purchaser to pay when due any taxes, including without limitation, sales, excise or personal property taxes payable in connection with any of the Receivables;

(xii) any repayment by any Indemnified Party of any amount previously distributed in reduction of Net Investments which such Indemnified Party believes in good faith is required to be made;

(xiii) the commingling by the Transferor, the Seller, the Collection Agent, or Initial Purchaser of Collections of Receivables at any time with other funds;

(xiv) any investigation, litigation or proceeding related to this Agreement, any of the other Transaction Documents, the use of proceeds of Transfers by the Transferor or the Seller, the ownership of Transferred Interests, or any Receivable or Account;

(xv) any inability to obtain any judgment in or utilize the court or other adjudication system of, any state in which an Obligor may be located as a result of the failure of the Transferor or the Seller to qualify to do business or file any notice of business activity report or any similar report;

(xvi) any failure of the Transferor or Initial Purchaser to give reasonably equivalent value to the Initial Purchaser or Seller, respectively, in consideration of the transfer by the Transferor and the Initial Purchaser from the Initial Purchaser and the Seller, respectively, of any Receivable, or any attempt by any Person to void, rescind or set aside any such transfer under statutory provisions or common law or equitable action, including, without limitation, any provision of the Bankruptcy Code; or

(xvii) any action taken by the Transferor, the Seller, the Initial Purchaser or the Collection Agent (if the Transferor, the Seller or any Affiliate or designee of the Transferor or the Seller) in the enforcement or collection of any Receivable;

provided, however, that if a Purchaser enters into agreements for the purchase of interests in receivables from one or more Other Transferors, such Purchaser shall allocate such Indemnified Amounts which are in connection with the Liquidity Provider Agreement, the Credit Support Agreement or the credit support furnished by the Credit Support Provider to the Transferor and each Other Transferor; and, provided, further, that if such Indemnified Amounts are attributable to the Transferor, the Seller, the Initial Purchaser or the Collection Agent and not attributable to any Other Transferor, the Transferor shall be solely liable for such Indemnified Amounts or if such Indemnified Amounts are attributable to Other Transferors and not attributable to the Transferor, the Seller, the Initial Purchaser or the Collection Agent, such Other Transferors shall be solely liable for such Indemnified Amounts.

SECTION 8.2.        Indemnity for Taxes, Reserves and Expenses.

(a) If after the date hereof, the adoption of any Law or bank regulatory guideline or any amendment or change in the interpretation of any existing or future Law or bank regulatory guideline by any Official Body charged with the administration, interpretation or application thereof, or the compliance with any directive of any Official Body (in the case of any bank regulatory guideline, whether or not having the force of Law): (i) shall subject any Indemnified Party to any tax, duty or other charge (other than Excluded Taxes) with respect to this Agreement, the other Transaction Documents, the ownership, maintenance or financing of the Transferred Interest, the Receivables or payments of amounts due hereunder, or shall change the basis of taxation of payments to any Indemnified Party of amounts payable in respect of this Agreement, the other Transaction Documents, the ownership, maintenance or financing of the Transferred  Interest,  the Receivables or payments of amounts due hereunder or its obligation to advance funds  hereunder, under a Liquidity Provider Agreement or the credit support furnished by a Credit  Support  Provider or otherwise in respect of this  Agreement,
the  other  Transaction  Documents,   the  ownership,   maintenance  or
financing of the Transferred Interest or the Receivables (except for changes in the rate of general corporate, franchise, net income or other income tax imposed on such Indemnified Party by the jurisdiction in which such Indemnified Party's principal executive office is located);

(ii) shall impose, modify or deem applicable any reserve, special deposit or similar requirement (including, without limitation, any such requirement imposed by the Board of Governors of the Federal Reserve System) against assets of, deposits with or for the account of, or credit extended by, any Indemnified Party or shall impose on any Indemnified Party or on the United States market for certificates of deposit or the London interbank market any other condition affecting this Agreement, the other Transaction Documents, the ownership, maintenance or financing of the Transferred Interest, the Receivables or payments of amounts due hereunder or its obligation to advance funds hereunder under the Liquidity Provider Agreement or the credit support provided by a Credit Support Provider or otherwise in respect of this Agreement, the other Transaction
Documents, the ownership, maintenance or financing of the Transferred
Interest or the Receivables; or

(iii) imposes upon any Indemnified Party any other expense (including, without limitation, reasonable attorneys' fees and expenses, and expenses of litigation or preparation therefor in contesting any of the foregoing) with respect to this Agreement, the other Transaction Documents, the ownership, maintenance or financing of the Transferred Interest, the Receivables or payments of amounts due hereunder or its obligation to advance funds hereunder under a Liquidity Provider Agreement or the credit support furnished by a Credit Support Provider or otherwise in respect of this Agreement, the other Transaction Documents, the ownership, maintenance or financing of the Transferred Interests or the Receivables, and the result of any of the foregoing is to increase the cost to such Indemnified Party with respect to this Agreement, the other Transaction Documents, the ownership, maintenance or financing of the Transferred Interest, the Receivables, the obligations hereunder, the funding of any purchases hereunder, the Liquidity Provider Agreement or the Credit Support Agreement, by an amount deemed by such Indemnified Party to be material, then, within ten (10) days after demand by such Indemnified Party, the Transferor shall pay to such Indemnified Party, such additional amount or amounts as will compensate such Indemnified Party for such increased cost or reduction.

(b) If any Indemnified Party shall have determined that after the date hereof, the adoption of any applicable Law or bank regulatory guideline regarding capital adequacy, or any change therein, or any change in the interpretation thereof by any Official Body, or any directive regarding capital adequacy (in the case of any bank regulatory guideline, whether or not having the force of law) of any such Official Body, has or would have the effect of reducing the rate of return on capital of such Indemnified Party (or its parent) as a consequence of such Indemnified Party's obligations hereunder or with respect hereto to a level below that which such Indemnified Party (or its parent) could have achieved but for such adoption, change, request or directive (taking into consideration its policies with respect to capital adequacy) by an amount deemed by such Indemnified Party to be material, then from time to time, within ten
(10) days after demand by such Indemnified Party through any of the Purchaser Agents, the Transferor shall pay to the applicable Purchaser Agent, for the benefit of such Indemnified Party, such additional amount or amounts as will compensate such Indemnified Party (or its parent) for such reduction.

(c) The applicable Purchaser Agent will promptly notify the Transferor of any event of which it has knowledge, occurring after the date hereof, which will entitle an Indemnified Party to compensation pursuant to this Section 8.2. A notice by any of the Purchaser Agents or the applicable Indemnified Party claiming compensation under this Section and setting forth the additional amount or amounts to be paid to it hereunder shall be conclusive in the absence of manifest error. In determining such amount, any of the Purchaser Agents or any applicable Indemnified Party may use any reasonable averaging and attributing methods.

(d) Anything in this Section 8.2 to the contrary notwithstanding, if a Purchaser enters into agreements for the acquisition of interests in receivables from one or more Other Transferors, such Purchaser shall allocate the liability for any amounts under this Section 8.2 which are in connection with the Liquidity Provider Agreement, the Credit Support Agreement or the credit support provided by the Credit Support Provider ("Section 8.2 Costs") to the Transferor and each Other Transferor; provided, however, that if such Section 8.2 Costs are attributable to the Transferor, the Seller or the Collection Agent and not attributable to any Other Transferor, the Transferor shall be solely liable for such Section 8.2 Costs or if such Section 8.2 Costs are attributable to Other Transferors and not attributable to the Transferor, the Seller or the Collection Agent, such Other Transferors shall be solely liable for such Section 8.2 Costs.

SECTION 8.3.        Taxes.

                  All payments made hereunder by the Transferor or the Collection Agent (each, a "payor") to a Purchaser, any Bank Investor, the Administrative Agent or any of the Purchaser Agents (each, a "recipient") shall be made free and clear of and without deduction for any present or future income, excise, stamp or franchise taxes and any other taxes, fees, duties, withholdings or other charges of any nature whatsoever imposed by any taxing authority on any recipient (or any assignee of such parties) (such nonexcluded items being called "Taxes"), but excluding franchise taxes and taxes imposed on or measured by the recipient's net income or gross receipts ("Excluded Taxes"). In the event that any withholding or deduction from any payment made by the payor hereunder is required in respect of any Taxes, then such payor shall:

(a) pay directly to the relevant authority the full amount required to be so withheld or deducted;

(b) promptly forward to the Purchaser Agents an official receipt or other documentation satisfactory to the Purchaser Agents evidencing such payment to such authority; and

(c) pay to the recipient such additional amount or amounts as is necessary to ensure that the net amount actually received by the recipient will equal the full amount such recipient would have received had no such withholding or deduction been required.

Moreover, if any Taxes are directly asserted against any recipient with respect to any payment received by such recipient hereunder, the recipient may pay such Taxes and the payor will promptly pay such additional amounts (including any penalties, interest or expenses) as shall be necessary in order that the net amount received by the recipient after the payment of such Taxes (including any Taxes on such additional amount) shall equal the amount such recipient would have received had such Taxes not been asserted.

                  If the payor fails to pay any Taxes when due to the appropriate taxing authority or fails to remit to the recipient the required receipts or other required documentary evidence, the payor shall indemnify the recipient for any incremental Taxes, interest, or penalties that may become payable by any recipient as a result of any such failure.

SECTION 8.4.        Other Costs, Expenses and Related Matters.

(a) The Transferor agrees, upon receipt of a written invoice, to pay or cause to be paid, and to save the Purchasers, the Bank Investors, the Administrative Agent and the Purchaser Agents harmless against liability for the payment of, all reasonable out-of-pocket expenses (including, without limitation, attorneys', accountants', rating agencies' and other third parties' fees and expenses, any filing fees and expenses incurred by officers or employees of the Purchasers, the Bank Investors, the Administrative Agent and/or any of the Purchaser Agents) or intangible, documentary or recording taxes incurred by or on behalf of a Purchaser, any Bank Investor, the Administrative Agent and the Purchaser Agents (i) in connection with the negotiation, execution, delivery and preparation of this Agreement, the other Transaction Documents and any documents or instruments delivered pursuant hereto and thereto and the transactions contemplated hereby or thereby (including, without limitation, the perfection or protection of the Transferred Interest) whether or not the transactions contemplated hereby are consummated and (ii) from time to time (a) relating to any amendments, waivers or consents under this Agreement and the other Transaction Documents, (b) arising in connection with a Purchaser's, any Bank Investor's, the Administrative Agent's, any of the Purchaser Agents' or the Collateral Agent's enforcement or preservation of rights (including, without limitation, the perfection and protection of the Transferred Interest under this Agreement), or (c) arising in connection with any audit, dispute, disagreement, litigation or preparation for litigation involving this Agreement or any of the other Transaction Documents (all of such amounts, collectively, "Transaction Costs").

(b) The Transferor shall pay the Purchaser Agents, for the account of the Purchasers and the Bank Investors, as applicable, on demand any Early Collection Fee, including interest thereon, due on account of the receipt by a Purchaser or any Bank Investor of any amounts applied in reduction of the applicable Net Investment on any day other than the next Remittance Date or the last day of any applicable funding period (in the case of any LIBOR-based funding).

SECTION 8.5.        Reconveyance Under Certain Circumstances.

                  The Transferor agrees to accept the reconveyance from the Purchaser Agents, on behalf of the applicable Purchaser and/or applicable Bank Investors, of the Transferred Interest if any of the Purchaser Agents notifies
Transferor of a breach of any representation or warranty made or deemed made pursuant to Sections 3.1(a), (b), (c), (d) or (j) hereof and Transferor shall fail to cure such breach (including, without limitation, pursuant to Section 2.9(b)) within 15 days (or, in the case of the representations and warranties in Sections 3.1(d) and 3.1(j) hereof 3 days) of such notice. The reconveyance price shall be paid by the Transferor to the applicable Purchaser Agent for the account of the related Purchasers and the Bank Investors, as applicable, in immediately available funds on such 15th day (or 3rd day, if applicable) in an amount equal to the Aggregate Unpaids.


                                   ARTICLE IX

                   THE ADMINISTRATIVE AGENT; BANK COMMITMENT;
                                PURCHASER AGENTS

                    Authorization and Action of Administrative Agent.

(a) Each of the Purchaser Agents hereby appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers under this Agreement and the other Transaction Documents as are expressly delegated to the Administrative Agent by the terms hereof and thereof, together with such powers as are reasonably incidental thereto. In furtherance, and without limiting the generality, of the foregoing, each of the Purchaser Agents hereby appoints the Administrative Agent as its agent to execute and deliver all further instruments and documents, and take all further action that the Administrative Agent may deem necessary or appropriate or that the Purchaser Agents may reasonably request in order to perfect, protect or more fully evidence the interests transferred or to be transferred from time to time by the Transferor hereunder, or to enable any of them to exercise or enforce any of their respective rights hereunder, including, without limitation, the execution by the Administrative Agent as secured party/assignee of such financing or continuation statements, or amendments thereto or assignments thereof, relative to all or any of the Receivables now existing or hereafter arising, and such other instruments or notices, as may be necessary or appropriate for the purposes stated herein above. With respect to any actions which are incidental to the actions specifically delegated to the Administrative Agent hereunder, and in any event with respect to any action taken or to be taken by the
Administrative Agent with respect to the Assigned Rights, the Administrative Agent shall not be required to take any such incidental action hereunder, but shall be required to act or to refrain from acting (and shall be fully protected in acting or refraining from acting) upon the direction of the Purchaser Agents; provided, however, that the Administrative Agent shall not be required to take any action hereunder if the taking of such action, in the reasonable determination of the Administrative Agent, shall be in violation of any applicable law, rule or regulation or contrary to any provision of this Agreement or shall expose the Administrative Agent to liability hereunder or otherwise.

(b) The Administrative Agent shall exercise such rights and powers vested in it by this Agreement and the other Transaction Documents, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person's own affairs.

SECTION 9.2.        Administrative Agent's Reliance, Etc.

                  Neither the Administrative Agent nor any of its directors, officers, agents or employees shall be liable for any action taken or omitted to be taken by it or them as Administrative Agent under or in connection with this Agreement or any of the other Transaction Documents, except for its or their own gross negligence or willful misconduct. Without limiting the foregoing, the Administrative Agent: (i) may consult with legal counsel (including counsel for the Transferor or the Seller), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts; (ii) makes no warranty or representation, and shall not be responsible for, any statements, warranties or representations made in or in connection with this Agreement; (iii) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of this Agreement or any of the other Transaction Documents on the part of the Transferor, the Collection Agent or the Seller or to inspect the property (including the books and records) of the Transferor, the Collection Agent or the Seller; (iv) shall not be responsible for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement, any of the other Transaction Documents or any other instrument or document furnished pursuant hereto or thereto; and (v) shall incur no liability under or in respect of this Agreement or any of the other Transaction Documents by acting upon any notice (including notice by telephone), consent, certificate or other instrument or writing (which may be by telex) believed by it to be genuine and signed or sent by the proper party or parties.

SECTION 9.3.        Credit Decision With Respect to Administrative Agent.

                  Each of the Purchaser Agents, and each of their related Purchasers and Bank Investors, acknowledges that it has, independently and without reliance upon the Administrative Agent, or any of the Administrative Agent's Affiliates, and based upon such documents and information as it has deemed appropriate, made its own evaluation and decision to enter into this Agreement and the other Transaction Documents to which it is a party and, if it so determines, to accept the transfer of any undivided ownership interest in the Affected Assets hereunder. Each of the Purchaser Agents, and each of their related Purchasers and Bank Investors, also acknowledges that it will, independently and without reliance upon the Administrative Agent or any of the Administrative Agent's Affiliates, and based on such documents and information as it shall deem appropriate at the time, continue to make its own decisions in taking or not taking action under this Agreement and the other Transaction Documents to which it is a party.

SECTION 9.4.        Indemnification of the Administrative Agent.

                  Each of the  Purchaser  Agents  and Bank  Investors  agrees to indemnify the Administrative Agent (to the extent not reimbursed by or on behalf of the Transferor or the Collection Agent under the Transaction Documents, and without limiting the obligation of such Persons to do so in accordance with the Transaction Documents), ratably in accordance with its Pro Rata Share, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against the Administrative Agent in any way relating to or arising out of this Agreement or any action taken or omitted by the Administrative Agent, any of the other Transaction Documents hereunder or thereunder; provided, however, that none of the Purchaser Agents shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the Administrative Agent's gross negligence or willful misconduct. Without limitation of the foregoing, each of the Purchaser Agents agrees to reimburse the Administrative Agent, ratably as above described, promptly upon demand for any out-of-pocket expenses (including counsel fees) incurred by the Administrative Agent in connection with the administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement and the other Transaction Documents, to the extent that such expenses are incurred in the interests of or otherwise in respect of the Purchaser Agents hereunder and/or thereunder and to the extent that the Administrative Agent is not reimbursed for such expenses by the Transferor.

SECTION 9.5.        Successor Administrative Agent.

                  The Administrative Agent may resign at any time by giving five
(5) days' prior written notice thereof to each of the Purchaser Agents and the Transferor, such resignation to be effective when the Administrative Agent is discharged from its duties and obligations as set forth below, and may be removed at any time with cause by the Purchaser Agents. Upon any such resignation or removal, the Purchaser Agents shall appoint a successor Administrative Agent. Each of the Purchaser Agents agrees that it shall not unreasonably withhold or delay its approval of the appointment of a successor Administrative Agent. If no such successor Administrative Agent shall have been so appointed, and shall have accepted such appointment, within 30 days after the retiring Administrative Agent's giving of notice of resignation or the removal of the retiring Administrative Agent, then the retiring Administrative Agent may, on behalf of the Purchaser Agents, appoint a successor Administrative Agent which successor Administrative Agent shall be either (i) a commercial bank organized under the laws of the United States or of any state thereof and have a combined capital and surplus of at least $50,000,000 or (ii) an Affiliate of such a bank. Upon the acceptance of any appointment as Administrative Agent hereunder by a successor Administrative Agent, such successor Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations under this Agreement. After any retiring Administrative Agent's resignation or removal hereunder as Administrative Agent, the provisions of this Article IX shall continue to inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Agreement.

SECTION 9.6.        Payments by the Administrative Agent.

                  Unless specifically allocated to the Purchaser Agents pursuant to the terms of this Agreement, all amounts (if any) received by the
Administrative  Agent on behalf  of the  Purchaser  Agents  shall be paid by the
Administrative Agent to the Purchaser Agents (at their respective accounts specified in their respective Assignment and Assumption Agreements) in accordance with their respective related pro rata interests in the applicable Net Investment on the Business Day received by the Administrative Agent, unless such amounts are received after 12:00 noon on such Business Day, in which case the Administrative Agent shall use its reasonable efforts to pay such amounts to the Purchaser Agents on such Business Day, but, in any event, shall pay such amounts to the Purchaser Agents in accordance with their respective related pro rata interests in the applicable Net Investment not later than the following Business Day.

SECTION 9.7.        Bank Commitment; Assignment to Bank Investors.

(a)      Bank Commitment.

                           At any time on or prior to the Commitment
Termination Date, in the event that Enterprise does not effect an Incremental Transfer as requested under Section 2.2(a), then at any time, the Transferor shall have the right to require Enterprise to assign its Net Investment in whole to the Enterprise Bank Investors pursuant to this Section
9.7. In addition, at any time on or prior to the Commitment Termination Date (i) upon the occurrence of an Enterprise Wind-Down Event or (ii) upon the occurrence of a Termination Event that results in the Termination Date or Special Termination Date with respect to Enterprise or (iii) Enterprise elects to give notice to the Transferor of a Reinvestment Termination Date or (iv) after Enterprise elects to amortize its Net Investment or elects not to make an additional Incremental Transfer, the Transferor hereby requests and directs that Enterprise assign its Net Investment in whole to the Enterprise Bank Investors pursuant to this Section 9.7 and the Transferor hereby agrees to pay the amounts described in Section 9.7(d) below. Upon any such election by Enterprise or any such request by the Transferor, Enterprise shall be deemed to have made such assignment to the Enterprise Bank Investors and the Enterprise Bank Investors shall be deemed to have accepted such assignment from Enterprise and to have assumed all of Enterprise's obligations hereunder, in each case without any further action on the part of either Enterprise or the Enterprise Bank Investors. In connection with any assignment from Enterprise to the Enterprise Bank Investors pursuant to this Section 9.7, each Enterprise Bank Investor shall, on the date of such assignment, pay to Enterprise an amount equal to its Assignment Amount. If such Assignment Amount is not paid on such date, such Enterprise Bank Investor shall pay interest thereon to Enterprise at the per annum rate of 2% in excess of clause (x) of the definition of the Base Rate from such date until such amount is paid in full. Upon any assignment by Enterprise to the Enterprise Bank Investors contemplated hereunder, Enterprise shall cease to make any additional Incremental Transfers hereunder.

(b)      Assignment.

                           No Enterprise  Bank Investor may assign all or a
portion of its interests in the applicable Net Investment, the Receivables, and Collections, Proceeds and Related Security with respect thereto and its rights and obligations hereunder to any Person unless approved in writing by the Transferor, the Administrative Agent, and the Enterprise Agent. In connection with any such assignment by an Enterprise Bank Investor to another Person, the assignor shall deliver to the assignee(s) an Assignment and Assumption Agreement, duly executed, assigning to the assignee a pro rata interest in its Net Investment, the Receivables, and Collections, Proceeds and Related Security with respect thereto and the assignor's rights and obligations hereunder and the assignor shall promptly execute and deliver all further instruments and documents, and take all further action, that the assignee may reasonably request, in order to protect, or more fully evidence the assignee's right, title and interest in and to such interest and to enable the Enterprise Agent, on behalf of such assignee, to exercise or enforce any rights hereunder and under the other Transaction Documents to which such assignor is or, immediately prior to such assignment, was a party. Upon any such assignment, (i) the assignee shall have all of the rights and obligations of the assignor hereunder and under the other Transaction Documents to which such assignor is or, immediately prior to such assignment, was a party with respect to such interest for all purposes of this Agreement and under the other Transaction Documents to which such assignor is or, immediately prior to such assignment, was a party (it being understood that the Bank Investors, as assignees, shall (x) be obligated to fund Incremental Transfers under Section 2.2(a) hereof in accordance with the terms thereof, notwithstanding that Enterprise was not so obligated and (y) not have the right to elect the commencement of the amortization of its Net Investment pursuant to the definition of "Reinvestment Termination Date", notwithstanding that Enterprise had such right) and (ii) the assignor shall relinquish its rights with respect to such interest for all purposes of this Agreement and under the other Transaction Documents to which such assignor is or, immediately prior to such assignment, was a party. No such assignment shall be effective unless a fully executed copy of the related Assignment and Assumption Agreement shall be delivered to the Administrative Agent, the Enterprise Agent and the Transferor. All costs and expenses of the Administrative Agent, the Enterprise Agent and the assignor and assignee incurred in connection with any assignment hereunder shall be borne by the Transferor and not by the assignor or any such assignee. No Enterprise Bank Investor shall assign any portion of its Commitment hereunder without also simultaneously assigning an equal portion of its interest in the related Liquidity Provider Agreement.

(c)      Effects of Assignment.

                           By executing and  delivering an Assignment and
Assumption Agreement, the assignor and assignee thereunder confirm to and agree with each other and the other parties hereto as follows:
(i) other than as provided in such Assignment and Assumption Agreement, the assignor makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement, the other Transaction Documents or any other instrument or document furnished pursuant hereto or thereto or the execution, legality, validity, enforceability, genuineness, sufficiency or value or this Agreement, the other Transaction Documents or any such other instrument or document; (ii) the assignor makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Transferor, the Seller or the Collection Agent or the performance or observance by the Transferor, the Seller or the Collection Agent of any of their respective obligations under this Agreement, the Receivables Purchase Agreement, the other Transaction Documents or any other instrument or document furnished pursuant hereto; (iii) such assignee confirms that it has received a copy of this Agreement, the Receivables Purchase Agreement and such other instruments, documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Assumption Agreement and to purchase such interest; (iv) such assignee will, independently and without reliance upon the Administrative Agent, the Enterprise Agent or any of their Affiliates, or the assignor and based on such agreements, documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement and the other Transaction Documents; (v) such assignee appoints and authorizes the Enterprise Agent to take such action as agent on its behalf and to exercise such powers under this Agreement, the other Transaction Documents and any other instrument or document furnished pursuant hereto or thereto as are delegated to such agent by the terms hereof or thereof, together with such powers as are reasonably incidental thereto and to enforce its respective rights and interests in and under this Agreement, the other Transaction Documents, the Receivables and the Account Agreements; (vi) such assignee agrees that it will perform in accordance with their terms all of the obligations which by the terms of this Agreement and the other Transaction Documents are required to be performed by it as the assignee of the assignor; and (vii) such assignee agrees that it will not institute against Enterprise any proceeding of the type referred to in Section
10.9 hereof prior to the date which is one year and one day after the payment in full of all Commercial Paper issued by Enterprise.

(d)      Transferor's Obligation to Pay Certain Amounts; Additional Assignment
Amount.

                           The Transferor  shall pay to the  Enterprise  Agent
for the account of Enterprise, in connection with any assignment by Enterprise to the Enterprise Bank Investors pursuant to this
Section 9.7, an aggregate amount equal to all Carrying Costs to accrue through the end of each outstanding funding period plus all other Aggregate Unpaids (other than the applicable Net Investment). To the extent that such Carrying Costs relate to interest or discount on Related Commercial Paper, if the Transferor fails to make payment of such amounts at or prior to the time of assignment by Enterprise to the Enterprise Bank Investors, such amount shall be paid by the Enterprise Bank Investors (in accordance with their respective
Special Pro Rata Shares) to Enterprise as additional consideration for the interests assigned to the Enterprise Bank Investors and the amount of the "Net Investments" hereunder held by the Enterprise Bank Investors shall be increased by an amount equal to the additional amount so paid by the Enterprise Bank Investors.

(e)      Administration of Agreement After Assignment.

                           After any  assignment by Enterprise to the Enterprise
Bank Investors pursuant to this Section 9.7 (and the payment of all amounts owing to such Purchaser in connection therewith), all rights of the Enterprise Agent and the Collateral Agent set forth herein shall be deemed to be afforded to the Enterprise Agent on behalf of the Enterprise Bank Investors instead of either such party.

(f)      Payments.

                           After any  assignment by  Enterprise  to the
Enterprise Bank Investors pursuant to this Section 9.7, all payments to be made hereunder by the Transferor or the Collection Agent to Enterprise shall be made to the account of the Enterprise Agent, as such account shall have been notified to the Transferor and the Collection Agent. In the event that the Assignment Amount paid by the Enterprise Bank Investors pursuant to Section 9.7(a) is less than the sum of the applicable Net Investment plus the Interest Component of all outstanding Related Commercial Paper, then to the extent payments made hereunder in respect of the applicable Net Investment (excluding interest) exceed the Assignment Amount, such excess amounts shall be remitted by the Enterprise Agent to Enterprise.

(g)      Downgrade of Bank Investor.

                           If at any time prior to any  assignment by
Enterprise  to the  Enterprise  Bank  Investors as  contemplated pursuant to this Section 9.7, the short term debt rating of any Enterprise Bank Investor shall be "A-2" or "P-2" from Standard & Poor's or Moody's, respectively, with negative credit implications, such Enterprise Bank Investor, upon request of the Enterprise Agent, shall, within 30 days of such request, assign its rights and obligations hereunder to another financial institution (which institution's short term debt shall be rated at least "A-2" and "P-2" from Standard & Poor's and Moody's, respectively, and which shall not be so rated with negative credit implications). If the short term debt rating of an Enterprise Bank Investor shall be "A-3" or "P-3", or lower, from Standard & Poor's or Moody's, respectively (or such rating shall have been withdrawn by Standard & Poor's or Moody's), such Bank Investor, upon request of the Enterprise Agent, shall, within five (5) Business Days of such request, assign its rights and obligations hereunder to another financial institution (which institution's short term debt shall be rated at least "A-2" and "P-2" from Standard & Poor's and Moody's, respectively, and which shall not be so rated with negative credit implications). In either such case, if any such Enterprise Bank Investor shall not have assigned its rights and obligations under this Agreement within the applicable time period described above, Enterprise shall have the right to require such Enterprise Bank Investor to pay to the Enterprise Agent an amount equal to such Enterprise Bank Investor's Commitment for deposit by the Enterprise Agent into an account, in the name of the Enterprise Agent, which shall be in satisfaction of such Enterprise Bank Investor's obligation to make Incremental Purchases and to accept an assignment from Enterprise in accordance with Section 9.7 hereof. The amount on deposit in such account shall be invested by the Enterprise Agent in Eligible Investments and such Eligible Investments shall have a term of no more than 30 days, at the Enterprise Agent's sole discretion. The Enterprise Agent shall remit to such Enterprise Bank Investor, monthly, the income thereon. Nothing in the three preceding sentences shall affect or diminish in any way any such downgraded Enterprise Bank
Investor's Commitment to the Transferor or such downgraded Enterprise Bank Investor's other obligations and liabilities hereunder and under the other Transaction Documents.

(h)      Bank Investor Consent.

                           Upon the occurrence and during the continuance of any
Termination Event or Potential  Termination Event, the
Enterprise Agent shall take no action hereunder (other than ministerial actions or such actions as are specifically provided for herein) without the prior consent of the Enterprise Majority Investors (which consent shall not be unreasonably withheld or delayed). The Enterprise Agent shall not, without the prior written consent of all Enterprise Bank Investors, agree to (i) amend, modify or waive any provision of this Agreement in any way which would (A) reduce or impair Collections or the payment of interest or fees payable hereunder to such Bank Investors or delay the scheduled dates for payment of such amounts, (B) increase the Servicing Fee (other than as permitted pursuant to Section 6.2(b)), (C) modify any provisions of this Agreement or the Receivables Purchase Agreement relating to the timing of payments required to be made by the Transferor or the Seller or the application of the proceeds of such payments, (D) permit the appointment of any Person (other than the Administrative Agent) as successor Collection Agent, (E) release any property from the lien provided by this Agreement (other than as expressly contemplated herein) or (F) extend or permit the extension of the Commitment Termination Date without the consent of each such Enterprise Bank Investor. The Enterprise Agent shall not agree to any amendment of this Agreement which increases the dollar amount of an Enterprise Bank Investor's Commitment without the prior consent of such Enterprise Bank Investor. In addition, the Enterprise Agent shall not agree to any amendment of this Agreement not specifically described in the two preceding sentences without the consent of the Enterprise Majority Investors (which consent shall not be unreasonably withheld or delayed). "Enterprise Majority Investors" shall mean at any time, the Enterprise Agent and those Enterprise Bank Investors which hold Commitments aggregating in excess of 66 and 2/3% of Enterprise's Pro Rata Share of the Facility Limit as of such date. In the event the Enterprise Agent requests an Enterprise Bank Investor's consent pursuant to the foregoing provisions and the Enterprise Agent does not receive a consent (either positive or negative) from such Enterprise Bank Investor within 10 Business Days of such Enterprise Bank Investor's receipt of such request, then such Enterprise Bank Investor (and its percentage interest hereunder) shall be disregarded in determining whether the Enterprise Agent shall have obtained sufficient consent hereunder.

SECTION 9.8.        Authorization and Action of Enterprise Agent.

(a) Enterprise and each Enterprise Bank Investor hereby appoints and authorizes the Enterprise Agent to take such action as agent on its behalf and to exercise such powers under this Agreement and the other Transaction Documents as are delegated to the Enterprise Agent by the terms hereof and thereof, together with such powers as are reasonably incidental thereto. In furtherance, and without limiting the generality, of the foregoing, Enterprise and each Enterprise Bank Investor hereby appoints the Enterprise Agent as its agent to execute and deliver all further instruments and documents, and take all further action that the Enterprise Agent may deem necessary or appropriate or that Enterprise or an Enterprise Bank Investor may reasonably request in order to perfect, protect or more fully evidence the interests transferred or to be transferred from time to time by the Transferor hereunder, or to enable any of them to exercise or enforce any of their respective rights hereunder, including, without limitation, the execution by the Enterprise Agent as secured party/assignee of such financing or continuation statements, or amendments thereto or assignments thereof, relative to all or any of the Receivables now existing or hereafter arising, and such other instruments or notices, as may be necessary or appropriate for the purposes stated herein above. Enterprise and the Enterprise Majority Investors may direct the Enterprise Agent to take any such incidental action hereunder. With respect to other actions which are incidental to the actions specifically delegated to the Enterprise Agent hereunder, the Enterprise Agent shall not be required to take any such incidental action hereunder, but shall be required to act or to refrain from acting (and shall be fully protected in acting or refraining from acting) upon the direction of Enterprise and the Enterprise Majority Investors; provided, however, that the Enterprise Agent shall not be required to take any action hereunder if the taking of such action, in the reasonable determination of the Enterprise Agent, shall be in violation of any applicable law, rule or regulation or contrary to any provision of this Agreement or shall expose the Enterprise Agent to liability hereunder or otherwise.

(b) The Enterprise Agent shall exercise such rights and powers vested in it by this Agreement and the other Transaction Documents, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person's own affairs. SECTION
9.9. Reliance, Etc. of Enterprise Agent.

                  Neither the Enterprise Agent nor any of its directors, officers, agents or employees shall be liable for any action taken or omitted to be taken by it or them as Enterprise Agent under or in connection with this Agreement or any of the other Transaction Documents, except for its or their own gross negligence or willful misconduct. Without limiting the foregoing, the Enterprise Agent: (i) may consult with legal counsel (including counsel for the Transferor or the Seller), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts; (ii) makes no warranty or representation to Enterprise or any Enterprise Bank Investor and shall not be responsible to Enterprise or any Enterprise Bank Investor for any statements, warranties or representations made in or in connection with this Agreement; (iii) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of this Agreement or any of the other Transaction Documents on the part of the Transferor, the Collection Agent or the Seller or to inspect the property (including the books and records) of the Transferor, the Collection Agent or the Seller; (iv) shall not be responsible to a Purchaser or any Bank Investor for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement, any of the other Transaction Documents or any other instrument or document furnished pursuant hereto or thereto; and (v) shall incur no liability under or in respect of this Agreement or any of the other Transaction Documents by acting upon any notice (including notice by telephone), consent, certificate or other instrument or writing (which may be by telex) believed by it to be genuine and signed or sent by the proper party or parties.

SECTION 9.10.       Credit Decision with respect to Enterprise.

                  Enterprise and each Enterprise Bank Investor acknowledges that it has, independently and without reliance upon the Enterprise Agent, any of the Enterprise Agent's Affiliates, any other Enterprise Bank Investor or Enterprise (in the case of any Enterprise Bank Investor) and based upon such documents and information as it has deemed appropriate, made its own evaluation and decision to enter into this Agreement and the other Transaction Documents to which it is a party and, if it so determines, to accept the transfer to the Enterprise Agent on its behalf of any undivided ownership interest in the Affected Assets hereunder. Enterprise and each Enterprise Bank Investor also acknowledges that it will, independently and without reliance upon the Enterprise Agent, any of the Enterprise Agent's Affiliates, any other Enterprise Bank Investor or Enterprise (in the case of any Enterprise Bank Investor) and based on such documents and information as it shall deem appropriate at the time, continue to make its own decisions in taking or not taking action under this Agreement and the other Transaction Documents to which it is a party.

SECTION 9.11.       Indemnification of Enterprise Agent.

                  The Enterprise Bank Investors agree to indemnify the Enterprise Agent (to the extent not reimbursed by the Transferor), ratably in accordance with their Special Pro Rata Shares, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against the Enterprise Agent in any way relating to or arising out of this Agreement or any action taken or omitted by the Enterprise Agent, any of the other Transaction Documents hereunder or thereunder; provided, however, that the Enterprise Bank Investors shall not be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the Enterprise Agent's gross negligence or willful misconduct. Without limitation of the foregoing, the Enterprise Bank Investors agree to reimburse the Enterprise Agent, ratably in accordance with their Special Pro Rata Shares, promptly upon demand for any out-of-pocket expenses (including counsel fees) incurred by the Enterprise Agent in connection with the administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement and the other Transaction Documents, to the extent that such expenses are incurred in the interests of or otherwise in respect of the Enterprise Bank Investors hereunder and/or thereunder and to the extent that the Enterprise Agent is not reimbursed for such expenses by the Transferor.

SECTION 9.12.       Successor Agent to Enterprise Agent.

                  The Enterprise Agent may resign at any time by giving written notice thereof to each Enterprise Bank Investor, Enterprise, the Administrative Agent and the Transferor and may be removed at any time with cause by the Enterprise Majority Investors. Upon any such resignation or removal, Enterprise and the Enterprise Majority Investors shall appoint a successor Enterprise Agent. Enterprise and each Enterprise Bank Investor agrees that it shall not unreasonably withhold or delay its approval of the appointment of a successor Enterprise Agent. If no such successor Enterprise Agent shall have been so appointed, and shall have accepted such appointment, within 30 days after the retiring Enterprise Agent's giving of notice of resignation or the Enterprise Majority Investors' removal of the retiring Enterprise Agent, then the retiring Enterprise Agent may, on behalf of Enterprise and the Enterprise Bank Investors, appoint a successor Enterprise Agent which successor Enterprise Agent shall be either (i) a commercial bank organized under the laws of the United States or of any state thereof and have a combined capital and surplus of at least $50,000,000 or (ii) an Affiliate of such a bank. Upon the acceptance of any appointment as Enterprise Agent hereunder by a successor Enterprise Agent, such successor Enterprise Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Enterprise Agent, and the retiring Enterprise Agent shall be discharged from its duties and obligations under this Agreement. After any retiring Enterprise Agent's resignation or removal hereunder as Enterprise Agent, the provisions of this
Article IX shall continue to inure to its benefit as to any actions taken or omitted to be taken by it while it was Enterprise Agent under this Agreement.

SECTION 9.13.       Payments by the Purchaser Agents.

                  Unless specifically allocated to a Bank Investor pursuant to the terms of this Agreement, all amounts received by the applicable Purchaser Agent on behalf of the Bank Investors shall be paid by such Purchaser Agent to the Bank Investors (at their respective accounts specified in their respective Assignment and Assumption Agreements) in accordance with their respective related pro rata interests in the applicable Net Investment on the Business Day received by such Purchaser Agent, unless such amounts are received after 12:00 noon on such Business Day, in which case such Purchaser Agent shall use its reasonable efforts to pay such amounts to the Bank Investors on such Business Day, but, in any event, shall pay such amounts to the Bank Investors in accordance with their respective related pro rata interests in the applicable Net Investment not later than the following Business Day.


                                    ARTICLE X

                                  MISCELLANEOUS

                    Term of Agreement.

                  This Agreement shall terminate on the date following the later of a Termination Date and a Special Termination Date upon which the Net Investments have been reduced to zero and all other Aggregate Unpaids have been paid in full, in each case, in cash; provided, however, that (i) the rights and remedies of the Administrative Agent, the Purchaser Agents, the Purchasers and the Bank Investors with respect to any representation and warranty made or deemed to be made by the Transferor pursuant to this Agreement, (ii) the indemnification and payment provisions of Article VIII, and (iii) the agreement set forth in Section 10.9 hereof, shall be continuing and shall survive any termination of this Agreement.

SECTION 10.2.       Waivers; Amendments.

                  No failure or delay on the part of the Administrative Agent, any of the Purchaser Agents, a Purchaser or any Bank Investor in exercising any power, right or remedy under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or remedy preclude any other further exercise thereof or the exercise of any other power, right or remedy. The rights and remedies herein provided shall be cumulative and nonexclusive of any rights or remedies provided by law. Any provision of this Agreement may be amended or waived if, but only if, in the case of any amendment, such amendment is in writing and is signed by the Transferor, the Purchasers, the Administrative Agent, the Purchaser Agents and the Bank Investors holding Commitments aggregating 66 and 2/3 % of the Pro Rata Share of its related Purchaser's Facility Limit and in the case of any waiver, such waiver is granted in writing by the Administrative Agent, Purchaser Agents and such Bank Investors. The Transferor shall notify each Rating Agency then rating the Commercial Paper of any Purchaser of any waiver or amendment with respect to this Agreement, and, as to each material waiver or amendment (other than any extension of the Commitment Termination Date or decrease in the Facility Limit), shall obtain confirmation by such Rating Agency that such material waiver or amendment shall not result in a reduction or withdrawal of any such rating.

SECTION 10.3.       Notices.

                  Except as provided below, all communications and notices provided for hereunder shall be in writing (including telecopy or electronic facsimile transmission or similar writing) and shall be given to the other party at its address or telecopy number set forth below or at such other address or telecopy number as such party may hereafter specify for the purposes of notice to such party. Each such notice or other communication shall be effective (i) if given by telecopy, when such telecopy is transmitted to the telecopy number specified in this Section 10.3 and confirmation is received, (ii) if given by mail 3 Business Days following such posting, postage prepaid, U.S. certified or registered, (iii) if given by overnight courier, one (1) Business Day after deposit thereof with a national overnight courier service, or (iv) if given by any other means, when received at the address specified in this Section 10.3. However, anything in this Section to the contrary notwithstanding, the Transferor hereby authorizes the Purchasers to effect Transfers and funding period selections based on telephonic notices made by any Person which the Purchasers in good faith believe to be acting on behalf of the Transferor. The Transferor agrees to deliver promptly to the Purchasers a written confirmation of each telephonic notice signed by an authorized officer of Transferor. However, the absence of such confirmation shall not affect the validity of such notice. If the written confirmation differs in any material respect from the action taken by the Purchasers, the records of the Purchasers shall govern absent manifest error.

                           If to Enterprise:

                                    Enterprise Funding Corporation
                                    c/o Merrill Lynch Money Markets, Inc.
                                    World Financial Center
                                    South Tower, 8th Floor
                                    225 Liberty Street
                                    New York, NY  10080

                                    Attention:  Gerard Haugh
                                    Telephone:  (212) 236-7200
                                    Telecopy:   (212) 236-7584

                                    (with a copy to the Enterprise Agent)

                                    Payment Information:
                                    Bankers Trust Company
                                    New York, New York
                                    ABA:  021 001 033
                                    BNF:  BTCo as Depository for EFC
                                    Account #: 000 362 917
                                    Ref:  Metris - PNC
                                    Attention:  Stacy Coulon

                           If to PARCO:

                                    Park Avenue Receivables Corporation
                                    c/o Global Securitization Services, LLC
                                    25 West 43rd Street, Suite 704
                                    New York, New York 10036
                                    Attention:  President
                                    Telephone:       (212) 302-5151
                                    Telecopy:        (212) 302-8767

                                    (with a copy to the PARCO Agent)

                                    Payment Information:
                                    Chase Manhattan Bank
                                    New York, New York
                                    ABA: 021-000-021
                                    Account: 507839463
                                    Account #: 507839463
                                    For account of:Park Avenue Receivables Corp.
                                    Ref: Metris/PNC

                           If to Sheffield:

                                    Sheffield Receivables Corporation
                                    c/o Barclays Bank plc
                                    222 Broadway, 7th Floor
                                    New York, New York  10030
                                    Attention:  Mike Wade
                                    Telephone:       (212) 412-7554
                                    Telecopy:        (212) 412-6846

                                    (with a copy to the Sheffield Agent)

                                    Payment Information:
                                    Barclays Bank plc
                                    New York, New York  10038
                                    ABA:  026 0025-74
                                    Account #: 050 791 516
                                    Ref:  Sheffield Funding Account/Metris

                           If to the Transferor:

                                    Metris Asset Funding Co.
                                    600 South Highway 169, Suite 300
                                    St. Louis Park, MN  55426
                                    Telephone:  (612) 525-5024
                                    Telecopy:  (612) 525-5070
                                    Payment Information:
                                    Bank:  Norwest Bank, N.A. Minnesota
                                    ABA 091 000 019
                                    Account #: 6355055112
                                    Reference:  EFC/PNC National Bank

                           If to the Collection Agent:

                                    Direct Merchants Credit Card Bank, N.A.
                                    6909 East Greenway Parkway
                                    Scottsdale, AZ 85254
                                    Telephone:  (602) 718-4600
                                    Telecopy:  (602) 718-4830

                           If to the Collateral Agent:

                                    NationsBank, N.A.
                                    NationsBank Corporate Center -- 10th Floor
                                    Charlotte, North Carolina  28255
                                    Attention:  Michelle M. Heath,
                                                Structured Finance
                                    Telephone:  (704) 386-7922
                                    Telecopy:   (704) 388-9169

                           If to the PARCO Agent:

                                    The Chase Manhattan Bank
                                    450 West 33rd Street, 15th Floor
                                    New York, New York 10001
                                    Attention:  Structured Finance Services
                                    Telephone:       (212) 946-7861
                                    Telecopy:        (212) 946-7776

                           If to the Sheffield Agent:

                                    Barclays Bank plc,
                                    222 Broadway, 7th Floor
                                    New York, New York  10035
                                    Attention:  Mary Logan
                                    Telephone:       (212) 412-3266
                                    Telecopy:        (212) 412-6846

                           If to the Enterprise Agent or the Administrative
                           Agent:

                                    NationsBank, N.A.
                                    NationsBank Corporate Center, -- 10th Floor
                                    Charlotte, North Carolina  28255
                                    Attention:  Michelle M. Heath, Structured
                                    Finance
                                    Telephone:  (704) 386-7922
                                    Telecopy:   (704) 388-9169
                                    Payment Information:
                                    NationsBank, N.A.
                                    ABA: 053000196
                                    for the account of IBG Operations/Admin.
                                    Account #: 1093601650000
                                    Ref: Metris PNC
                                    Attention: Jennifer Luhia

                  If to the Bank Investors, at their respective addresses set forth on the signature pages hereto or of the Assignment and Assumption Agreement pursuant to which it became a party hereto.

SECTION 10.4.       Governing Law; Submission to Jurisdiction; Integration.

(a) THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. Each of the parties hereto agrees that a final judgment in any such court shall be conclusive and may be enforced in such and other jurisdictions by suit on the judgment or in any other manner provided by law. Each of the Collection Agent and the Transferor hereby irrevocably waives, to the fullest extent it may effectively do so, any objection which it may now or hereafter have to the laying of the venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum in connection with any objection based on lack of personal jurisdiction. Nothing in this Section 10.4 shall affect the right of the Purchasers to bring any action or proceeding against the Transferor, the Collection Agent or their property in the courts of other jurisdictions.

(b) EACH OF THE PARTIES HERETO HEREBY WAIVES ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE AMONG ANY OF THEM ARISING OUT OF, CONNECTED WITH, RELATING TO OR INCIDENTAL TO THE RELATIONSHIP BETWEEN THEM IN CONNECTION WITH THIS AGREEMENT OR THE OTHER TRANSACTION DOCUMENTS.

(c) This Agreement contains the final and complete integration of all prior expressions by the parties hereto with respect to the subject matter hereof and shall constitute the entire Agreement among the parties hereto with respect to the subject matter hereof superseding all prior oral or written understandings.

(d) Each of the parties hereto irrevocably consents to service of process in the manner provided for notices in Section 10.3. Nothing in this Agreement will affect the right of any party hereto to serve process in any other manner permitted by law.

SECTION 10.5.       Severability; Counterparts.

                  This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same Agreement. Any provisions of this Agreement which are prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

SECTION 10.6.       Successors and Assigns.

(a) This Agreement shall be binding on the parties hereto and their respective successors and assigns; provided, however, that neither the Transferor nor the Seller may assign any of its rights or delegate any of its duties hereunder or under the Receivables Purchase Agreement or under any of the other Transaction Documents to which it is a party without the prior written consent of the Administrative Agent and the Purchaser Agents. No provision of this Agreement shall in any manner restrict the ability of a Purchaser or any Bank Investor to assign, participate, grant security interests in, or otherwise transfer any portion of the Transferred Interest.

(b) Without limiting the foregoing, a Purchaser may, from time to time, with prior or concurrent notice to Transferor and Collection Agent, in one transaction or a series of transactions, assign all or a portion of its Net Investment and its rights and obligations under this Agreement and any other Transaction Documents to which it is a party to a Conduit Assignee. Upon and to the extent of such assignment by such Purchaser to a Conduit Assignee, (i) such Conduit Assignee shall be the owner of the assigned portion of the applicable Net Investment, (ii) the related administrative or managing agent for such Purchaser will act as the agent hereunder for such Conduit Assignee, with all corresponding rights and powers, express or implied, granted to the Purchaser Agent hereunder or under the other Transaction Documents, (iii) such Conduit Assignee and its liquidity support provider(s) and credit support provider(s)
and other related parties shall have the benefit of all the rights and protections provided to such Purchaser and its Liquidity Support Provider(s) and Credit Support Provider(s), respectively, herein and in the other Transaction Documents (including, without limitation, any limitation on recourse against such Purchaser or related parties, any agreement not to file or join in the filing of a petition to commence an insolvency proceeding against such Purchaser, and the right to assign to another Conduit Assignee as provided in this paragraph), (iv) such Conduit Assignee shall assume all (or the assigned or assumed portion) of such Purchaser's obligations, if any, hereunder or any other Transaction Document, and such Purchaser shall be released from such obligations, in each case to the extent of such assignment, and the obligations of such Purchaser and such Conduit Assignee shall be several and not joint, (v) all distributions in respect of the Net Investments shall be made to the applicable Purchaser Agent or administrative agent, as applicable, on behalf of such Purchaser and such Conduit Assignee on a pro rata basis according to their respective interests, (vi) the definition of the term "Interest Component" with respect to the portion of the Net Investments funded with commercial paper issued by such Purchaser from time to time shall be determined in the manner set forth in the definition of " Interest Component" applicable to such Purchaser on the basis of the interest rate or discount applicable to commercial paper issued by such Conduit Assignee (rather than such Purchaser), (vii) the defined terms and other terms and provisions of this Agreement and the other Transaction Documents shall be interpreted in accordance with the foregoing, and (viii) if requested by any of the Purchaser Agents or the administrative agent with respect to the Conduit Assignee, the parties will execute and deliver such further agreements and documents and take such other actions as the applicable Purchaser Agent or such administrative agent may reasonably request to evidence and give effect to the foregoing. No Assignment by such Purchaser to a Conduit Assignee of all or any portion of the applicable Net Investment shall (A) in any way diminish the related Bank Investors' obligation under Section 9.9 to fund any Incremental Transfer not funded by such Purchaser or such Conduit Assignee or to acquire from such Purchaser or such Conduit Assignee all or any portion of the applicable Net Investment or (B) result in the liability of the Transferor for any Section 8.2 Costs which are higher than those then applicable to such Purchaser.

(c) Each of the Transferor and the Seller hereby agrees and consents to the assignment by a Purchaser from time to time of all or any part of its rights under, interest in and title to this Agreement and the Transferred Interest to any Liquidity Provider or to any Conduit Assignee as set forth in section 10.6(b). In addition, each of the Transferor and the Seller hereby consents to and acknowledges the assignment by such Purchaser of all of its rights under, interest in and title to this Agreement and the Transferred Interest to the Collateral Agent, in the case of Enterprise, and the collateral agent for each of the other Purchasers in the case of such other Purchasers.

SECTION 10.7.       Waiver of Confidentiality.

                  Each of the Transferor and the Seller hereby consents to the disclosure of any nonpublic information with respect to it received by a Purchaser, the Administrative Agent, any of the Purchaser Agents or any Bank Investor to any of a Purchaser, the Administrative Agent, any of the Purchaser Agents, any nationally recognized rating agency rating such Purchaser's Commercial Paper, the Collateral Agent, any Bank Investor or potential Bank Investor, the Liquidity Provider, the Credit Support Provider or any dealers of Commercial Paper in relation to this Agreement; provided, that each Purchase Agent will notify the Transferor in advance of its sending nonpublic information to a potential related Bank Investor and will use its best efforts to obtain executed confidentiality agreements covering the disclosure of any such information to any Bank Investor, potential Bank Investor, Liquidity Provider or Credit Support Provider other than the Purchaser Agents.

SECTION 10.8.       Confidentiality Agreement.

                  Each of the Transferor and the Collection Agent hereby agrees that it will not disclose the contents of this Agreement or any other proprietary or confidential information of a Purchaser, the Administrative Agent, any of the Purchaser Agents, the Collateral Agent, any Liquidity Provider or any Bank Investor to any other Person except (i) its auditors and attorneys, employees or financial advisors (other than any commercial bank) and any nationally recognized rating agency, provided such auditors, attorneys, employees, financial advisors or rating agencies are informed of the highly confidential nature of such information or (ii) as otherwise required by applicable law (including any disclosure required to be made under the rules of the Securities and Exchange Commission) or order of a court of competent jurisdiction.

SECTION 10.9.       No Bankruptcy Petition Against the Purchasers.

(a) Each of the parties hereto (other than Enterprise) hereby covenants and agrees that, prior to the date which is one year and one day after the payment in full of all outstanding Commercial Paper or other indebtedness of Enterprise, it will not institute against, or join any other Person in instituting against, Enterprise any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or other similar proceeding under the laws of the United States or any state of the United States.

(b) Each of the parties hereto (other than PARCO) hereby covenants and agrees that, prior to the date which is one year and one day after the payment in full of all outstanding Commercial Paper or other Indebtedness of PARCO, it will not institute against, or join any other Person in instituting against, PARCO any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or other similar proceedings under the laws of the United States or any state of the United States.

(c) Each of the parties hereto (other than Sheffield) hereby covenants and agrees that, prior to the date which is one year and one day after the payment in full of all outstanding Commercial Paper or other indebtedness of Sheffield, it will not institute against, or join any other Person in instituting against, Sheffield any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or other similar proceedings under the laws of the United States or any state of the United States.

SECTION 10.10.      No Recourse Against Stockholders, Officers or Directors.

(a) (i) No recourse under any obligation, covenant or agreement of Enterprise contained in this Agreement shall be had against Merrill Lynch Money Markets Inc. (or any affiliate thereof) or any stockholder, officer or director of Enterprise, as such, by the enforcement of any assessment or by any legal or equitable proceeding, by virtue of any statute or otherwise; it being expressly agreed and understood that this Agreement is solely a corporate obligation of Enterprise, and that no personal liability whatsoever shall attach to or be incurred by Merrill Lynch Money Markets Inc. (or any affiliate thereof) or the stockholders, officers or directors of such Purchaser, as such, or any of them, under or by reason of any of the obligations, covenants or agreements of Enterprise contained in this Agreement, or implied therefrom, and that any and all personal liability for breaches by Enterprise of any of such obligations, covenants or agreements, either at common law or at equity, or by statute or constitution, of Merrill Lynch Money Markets Inc. (or any affiliate thereof), and every such stockholder, officer or director of Enterprise is hereby expressly waived as a condition of and consideration for the execution of this Agreement; provided that the foregoing shall not relieve any such Person from any liability it might otherwise have as a result of its fraudulent actions or omissions. The provisions of this Section 10.10(a) shall survive the termination of this Agreement.

                           (ii)     No recourse under any obligation, covenant
or agreement of PARCO contained in this Agreement shall be had against any incorporator, stockholder, officer, director, employee or agent of PARCO, the PARCO Agent or any of their Affiliates (solely by virtue of such capacity) by the enforcement of any assessment or by any legal or equitable proceeding, by virtue of any statute or otherwise, it being expressly agreed and understood that this Agreement is solely a corporate obligation of PARCO, and that no personal liability whatever shall attach to or be incurred by any incorporator, stockholder, officer, director, employee or agent of PARCO, the PARCO Agent or any of their Affiliates (solely by virtue of such capacity) or any of them under or by reason of any of the obligations, covenants or agreements of PARCO contained in this Agreement, or implied therefrom, and that any and all personal liability for breaches by PARCO of any of such obligations, covenants or agreements, either at common law or at equity, or by statute, rule or regulation, of every such incorporator, stockholder, officer, director, employee or agent is hereby expressly waived as a condition of and in consideration for the execution of this Agreement; provided that the foregoing shall not relieve any such Person from any liability it might otherwise have as a result of its fraudulent actions or fraudulent omissions.
The provisions of this Section 10.10(b) shall survive termination of this Agreement.

                           (iii) No recourse under any  obligation,  covenant or
agreement of Sheffield contained in this Agreement
shall be had against any incorporator, stockholder, officer, director, employee or agent of Sheffield, the Sheffield Agent or any of their Affiliates (solely by virtue of such capacity) by the enforcement of any assessment or by any legal or equitable proceeding, by virtue of any statute or otherwise, it being expressly agreed and understood that this Agreement is solely a corporate obligation of Sheffield, and that no personal liability whatever shall attach to or be incurred by any incorporator, stockholder, officer, director, employee or agent of Sheffield, the Sheffield Agent or any of their Affiliates (solely by virtue of such capacity) or any of them under or by reason of any of the obligations, covenants or agreements of Sheffield contained in this Agreement, or implied therefrom, and that any and all personal liability for breaches by Sheffield of any of such obligations, covenants or agreements, either at common law or at equity, or by statute, rule or regulation, of every such incorporator, stockholder, officer, director, employee or agent is hereby expressly waived as a condition of and in consideration for the execution of this Agreement; provided that the foregoing shall not relieve any such Person from any liability it might otherwise have as a result of its fraudulent actions or fraudulent omissions. The provisions of this Section 10.10(b)(iii) shall survive termination of this Agreement.

(b) Notwithstanding anything to the contrary contained herein, the obligations of each Purchaser under this Agreement and all other Transaction Documents are solely the corporate obligations of such Purchaser and, in the case of obligations of such Purchaser other than such Purchaser's Commercial Paper, shall be payable at such time as funds are received by or are available to such Purchaser in excess of funds necessary to pay in full all of such Purchaser's outstanding Commercial Paper, as applicable, and, to the extent funds are not available to pay such obligations, the claims relating thereto shall not constitute a claim against such Purchaser but shall continue to accrue. Each party hereto agrees that the payment of any claim (as defined in Section 101 of Title 11 of the Bankruptcy Code) of any such party against any Purchaser shall be subordinated to the payment in full of all of such Purchaser's Commercial Paper.

SECTION 10.11.      Characterization of the Transactions Contemplated by the
Agreement.

                  It is the intention of the parties that the transactions contemplated hereby constitute the sale of the Transferred Interest, conveying good title thereto free and clear of any Adverse Claims to the Purchaser Agents, on behalf of their related Purchasers and Bank Investors, and that the Transferred Interest not be part of the Transferor's estate in the event of an insolvency. If, notwithstanding the foregoing, in the event that the transactions contemplated hereby are deemed a financing, the Transferor hereby grants to the Purchaser Agents, on behalf of their Related Purchasers and Bank Investors, and the Transferor hereby grants to the Purchaser Agents, on behalf of their related Purchasers and Bank Investors, a first priority perfected and continuing security interest in all of the Transferor's right, title and interest in, to and under the Receivables, together with Collections, Proceeds and (to the extent that a security interest therein can be perfected and have first priority by the filing of the financing statements contemplated to be filed hereunder on the Closing Date, together with amendments thereto and continuations thereof) Related Security with respect thereto, and together with all of the Transferor's rights under the Receivables Purchase Agreement to which it is a party with respect to the Receivables and with respect to any obligations thereunder of the Seller with respect to the Receivables, and that this Agreement shall constitute a security agreement under applicable law. The Transferor hereby assigns to the Purchaser Agents, on behalf of their related Purchasers and Bank Investors, all of its rights and remedies under the Receivables Purchase Agreement to which it is a party with respect to the Receivables and with respect to any obligations thereunder of the Sellers with respect to the Receivables.

SECTION 10.12.      Conflict Waiver.

(a) NationsBank acts as Enterprise's administrative agent, as provider of other facilities for Enterprise, and may provide other services or facilities from time to time (the "NationsBank Roles"). Each party hereto hereby acknowledges and consents to any and all NationsBank Roles, waives any objections it may have to any actual or potential conflict of interest caused by NationsBank's acting as the Enterprise Agent or as a Bank Investor hereunder and acting as or maintaining any of the NationsBank Roles, and agrees that in connection with any NationsBank Role, NationsBank may take, or refrain from taking, any action which it in its discretion deems appropriate.

(b) Chase acts as PARCO's administrative agent, as issuing and paying agent for PARCO's Commercial Paper, as provider of other backup facilities for PARCO, and may provide other services or facilities from time to time (the "Chase Roles"). Each party hereto hereby acknowledges and consents to any and all Chase Roles, waives any objections it may have to any actual or potential conflict of interest caused by Chase's acting as the PARCO Agent or as a Bank Investor hereunder and acting as or maintaining any of the Chase Roles, and agrees that in connection with any Chase Role, Chase may take, or refrain from taking, any action which it in its discretion deems appropriate.

(c) Barclays acts as Sheffield's administrative agent, as issuing and paying agent for Sheffield's Commercial Paper, as provider of other backup facilities for Sheffield, and may provide other services or facilities from time to time (the "Barclays Roles"). Each party hereto hereby acknowledges and consents to any and all Barclays Roles, waives any objections it may have to any actual or potential conflict of interest caused by Barclays' acting as the Sheffield Agent or as a Bank Investor hereunder and acting as or maintaining any of the Barclays Roles, and agrees that in connection with any Barclays Role, Barclays may take, or refrain from taking, any action which it in its discretion deems appropriate.

SECTION 10.13.      Limitation of Liability.

                  Notwithstanding any provision of this Agreement or any other Transaction Document: (i) none of the Purchaser Agents shall have any obligations under this Agreement or any other Transaction Document other than those specifically set forth herein and therein, and no implied obligations of any of the Purchaser Agents shall be read into this Agreement or any other Transaction Document; and (ii) in no event shall any of the Purchaser Agents be liable under or in connection with this Agreement or any other Transaction Document for indirect, special, or consequential losses or damages of any kind, including lost profits, even if advised of the possibility thereof and regardless of the form of action by which such losses or damages may be claimed. None of the Purchaser Agents nor any of its respective directors, officers, agents or employees shall be liable for any action taken or omitted to be taken in good faith by it or them under or in connection with this Agreement or any other Transaction Document, except for its or their own gross negligence or willful misconduct. Without limiting the foregoing, each Purchaser Agent (a) may consult with legal counsel (including counsel for the Purchasers), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts, (b) shall not be responsible to any party to this Agreement for any statements, warranties or representations made in or in connection with this Agreement or the other Transaction Documents (other than its own), (c) shall not be responsible to any party to this Agreement for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or the other Transaction Documents (except with respect to itself), (d) shall incur no liability under or in respect of any of the Commercial Paper or other obligations of any Purchaser under this Agreement or the other Transaction Documents and (e) shall incur no liability under or in respect of this Agreement or the other Transaction Documents by acting upon any notice (including notice by telephone), consent, certificate or other instrument or writing (which may be by facsimile) believed by it to be genuine and signed or sent by the proper party or parties. Notwithstanding anything else herein or in the other Transaction Documents, it is agreed that where any of the Purchaser Agents may be required under this Agreement or the other Transaction Documents to give notice of any event or condition or to take any action as a result of the occurrence of any event or the existence of any condition, the applicable Purchaser Agent agrees to give such notice or take such action only to the extent that it has actual knowledge of the occurrence of such event or the existence of such condition, and shall incur no liability for any failure to give such notice or take such action in the absence of such knowledge.

SECTION 10.14.      Pari Passu Interests.

                  It is the intention of the parties hereto that the interests being acquired hereunder by the Purchaser Agents, on behalf of their related Purchasers and Bank Investors, shall rank equally in priority.

SECTION 10.15.      Further Assurances.

                  Each of the Transferor and Collection Agent agrees to do and perform from time to time any and all acts and to execute any and all further instruments required or reasonably requested by the Administrative Agent or the Purchaser Agents more fully to effect the purposes of this Agreement and the other Transaction Documents in a manner consistent with this Agreement and such other Transaction Documents.



                  IN WITNESS WHEREOF, the parties hereto have executed and delivered the Transfer and Administration Agreement as of the date first written above.

                                    ENTERPRISE FUNDING CORPORATION,
                                    as Purchaser

                                    By:/s/
                                        Name:
                                        Title:


                                    PARK AVENUE RECEIVABLES
                                    CORPORATION,
                                    as Purchaser

                                    By: /s/ Andrea L. Stidd
                                        Name: Andrea L. Stidd
                                        Title:


                                    SHEFFIELD RECEIVABLES CORPORATION,
                                    as Purchaser

                                    By: /s/ Michael Wade
                                        Name: Michael Wade
                                        Title:Associate Director


                                    METRIS ASSET FUNDING CO.,
                                    as Transferor

                                    By: /s/ Paul Runice
                                        Name:Paul Runice
                                        Title: President & Treasurer


                                    DIRECT MERCHANTS CREDIT CARD BANK,
                                    NATIONAL ASSOCIATION,
                                    as Collection Agent

                                    By: /s/ Jean Benson
                                        Name:Jean Benson
                                        Title:Controller

Commitment                           NATIONSBANK, N.A.,
$__________                          as a Bank Investor, Enterprise Agent and
                                     Administrative Agent

                                     By: /s/ Robert R. Wood
                                     Name:Robert R. Wood
                                     Title:Vice President



                                     THE CHASE MANHATTAN BANK,
                                     as a Bank Investor

                                     By: ______________________________________
                                         Name:
                                         Title:



                                     THE CHASE MANHATTAN BANK,
                                     as PARCO Agent

                                     By: /s/ Andrew Taylor
                                     Name:Andrew Taylor
                                     Title:Vice President



                                     BARCLAYS BANK PLC,
                                     as a Bank Investor and Sheffield Agent

                                     By: /s/ Mary Logan
                                     Name:Mary Logan
                                     Title:Director

                                TABLE OF CONTENTS

                                                                            Page

ARTICLE I  DEFINITIONS........................................................1

         SECTION 1.1. Certain Defined Terms...................................1

         SECTION 1.2. Other Terms............................................24

         SECTION 1.3. Computation of Time Periods............................24

ARTICLE II  PURCHASES AND SETTLEMENTS........................................25

         SECTION 2.1. Facility...............................................25

         SECTION 2.2. Transfers; Certificates; Eligible Receivables..........25

         SECTION 2.3. Selection of Interest Rates and Interest Periods;
                      LIBOR Protection; Illegality...........................29

         SECTION 2.4. Carrying Costs, Fees and Other Costs and Expenses......32

         SECTION 2.5. Allocations of Collections; Non-Liquidation
                      Settlement and Reinvestment Procedures.................33

         SECTION 2.6. Liquidation Settlement Procedures......................35

         SECTION 2.7. Fees...................................................36

         SECTION 2.8. Protection of Ownership Interest of the Purchasers
                      and the Bank Investors.................................36

         SECTION 2.9. Application of Payments................................37

         SECTION 2.10. Payments and Computations, Etc........................38

         SECTION 2.11. Reports...............................................39

         SECTION 2.12. Collection Account, Spread Account
                       and Excess Funding Account............................39

         SECTION 2.13. Sharing of Payments, Etc..............................40

         SECTION 2.14. Right of Setoff.......................................41

         SECTION 2.15. Special Termination Date with Respect to
                       a Particular Purchaser................................41

ARTICLE III  REPRESENTATIONS AND WARRANTIES..................................42

         SECTION 3.1. Representations and Warranties of the Transferor.......42

         SECTION 3.2. Reaffirmation of Representations and
                      Warranties by the Transferor...........................46

         SECTION 3.3. Representations and Warranties of the
                      Collection Agent.......................................46

ARTICLE IV  CONDITIONS PRECEDENT.............................................49

         SECTION 4.1. Conditions to Closing..................................49

ARTICLE V  COVENANTS.........................................................52

         SECTION 5.1. Affirmative Covenants of Transferor....................52

         SECTION 5.2. Negative Covenants of the Transferor...................58

         SECTION 5.3. Affirmative Covenants of the Collection Agent..........60

         SECTION 5.4. Negative Covenants of the Collection Agent.............63

ARTICLE VI  ADMINISTRATION AND COLLECTIONS...................................64

         SECTION 6.1. Appointment of Collection Agent........................64

         SECTION 6.2. Duties of Collection Agent.............................65

         SECTION 6.3. Rights After Designation of New Collection Agent.......66

         SECTION 6.4. Collection Agent Default...............................67

         SECTION 6.5. Responsibilities of the Transferor and the Seller......75

ARTICLE VII  TERMINATION EVENTS..............................................76

         SECTION 7.1. Termination Events.....................................76

         SECTION 7.2. Termination............................................78

ARTICLE VIII  INDEMNIFICATION; EXPENSES; RELATED MATTERS.....................79

         SECTION 8.1. Indemnities by the Transferor..........................79

         SECTION 8.2. Indemnity for Taxes, Reserves and Expenses.............82

         SECTION 8.3. Taxes..................................................84

         SECTION 8.4. Other Costs, Expenses and Related Matters..............84

         SECTION 8.5. Reconveyance Under Certain Circumstances...............85

ARTICLE IX  THE ADMINISTRATIVE AGENT; BANK COMMITMENT; PURCHASER AGENTS......85

         SECTION 9.1. Authorization and Action of Administrative Agent.......85

         SECTION 9.2. Administrative Agent's Reliance, Etc...................86

         SECTION 9.3. Credit Decision With Respect to Administrative Agent...87

         SECTION 9.4. Indemnification of the Administrative Agent............87

         SECTION 9.5. Successor Administrative Agent.........................88

         SECTION 9.6. Payments by the Administrative Agent...................88

         SECTION 9.7. Bank Commitment; Assignment to Bank Investors..........88

         SECTION 9.8. Authorization and Action of Enterprise Agent...........93

         SECTION 9.9. Reliance, Etc. of Enterprise Agent.....................94

         SECTION 9.10. Credit Decision with respect to Enterprise............94

         SECTION 9.11. Indemnification of Enterprise Agent...................94

         SECTION 9.12. Successor Agent to Enterprise Agent...................95

         SECTION 9.13. Payments by the Purchaser Agents......................95

ARTICLE X  MISCELLANEOUS.....................................................96

         SECTION 10.1. Term of Agreement.....................................96

         SECTION 10.2. Waivers; Amendments...................................96

         SECTION 10.3. Notices...............................................97

         SECTION 10.4. Governing Law; Submission to Jurisdiction;
                       Integration..........................................100

         SECTION 10.5. Severability; Counterparts...........................101

         SECTION 10.6. Successors and Assigns...............................101

         SECTION 10.7. Waiver of Confidentiality............................103

         SECTION 10.8. Confidentiality Agreement............................103

         SECTION 10.9. No Bankruptcy Petition Against the Purchasers........103

         SECTION 10.10. No Recourse Against Stockholders,
                        Officers or Directors...............................104

         SECTION 10.11. Characterization of the Transactions
                        Contemplated by the Agreement.......................105

         SECTION 10.12. Conflict Waiver.....................................106

         SECTION 10.13. Limitation of Liability.............................106

         SECTION 10.14. Pari Passu Interests................................107

         SECTION 10.15. Further Assurances..................................107



EXHIBIT A          Form of Additional Investment Certificates

EXHIBIT B          Form of Assignment and Assumption Agreement

EXHIBIT C          Form of Agreed Upon Procedures

EXHIBIT D          Form of Investor Report

EXHIBIT E          Form of Certificates

EXHIBIT F          Form of Transfer Certificates

EXHIBIT G          Location of Records

EXHIBIT H          List of Subsidiaries, Divisions and Tradenames

EXECUTION COPY


                      TRANSFER AND ADMINISTRATION AGREEMENT
                                      among
                            METRIS ASSET FUNDING CO.,
                               as the Transferor,
                         ENTERPRISE FUNDING CORPORATION,
                       PARK AVENUE RECEIVABLES CORPORATION
                                       and
                       SHEFFIELD RECEIVABLES CORPORATION,
                                 as Purchasers,
            DIRECT MERCHANTS CREDIT CARD BANK, NATIONAL ASSOCIATION,
                            as the Collection Agent,
                               BARCLAYS BANK PLC,
                     as a Bank Investor and Sheffield Agent,
                            THE CHASE MANHATTAN BANK,

                       as a Bank Investor and PARCO Agent,
                                       and
                               NATIONSBANK, N.A.,
                    as a Bank Investor and Enterprise Agent,
                                       and
                               NATIONSBANK, N.A.,
                             as Administrative Agent
                          Dated as of December 9, 1998

                           PNC NATIONAL BANK PORTFOLIO